Filed Pursuant to Rule 424(b)(3)
Registration Nos. 333-195782 and 333-197315

Prospectus Supplement No. 4

to Prospectus dated July 9, 2014

Cachet Financial Solutions, Inc.

4,775,000
Shares of Common Stock

The information contained in this prospectus supplement No. 4 amends and updates the prospectus dated July 9, 2014 (relating to our post-effective amendment to registration statement on Form S-1/A, filed with the SEC on July 2, 2014, and additional registration statement on Form S-1 pursuant to Rule 462(b) filed with the SEC on July 9, 2014) (SEC File Nos. 333-195782 and 333-197315), the prospectus supplement no. 1 dated August 12, 2014, the prospectus supplement no. 2 dated September 5, 2014, and prospectus supplement no. 3 dated November 18, 2014.  The foregoing prospectus and previously filed prospectus supplements are collectively referred to as the “prospectus.” Please keep this prospectus supplement with your prospectus for future reference.

This prospectus supplement has been prepared in connection with the ongoing offering of an aggregate of up to 275,000 shares of our common stock by certain selling stockholders identified in the prospectus, as supplemented hereby.

This prospectus supplement incorporates into the prospectus the information contained in the information set out below, together with the attached Current Reports on Form 8-K filings set forth below:

•      Current Reports on Form 8-K, which were filed with the Securities and Exchange Commission on July 14, 2014, August 6, 2014 (two filings), August 12, 2014, September 12, 2014, September 22, 2014, October 16, 2014, November 13, 2014, November 25, 2014, December 19, 2014, January 7, 2015, January 27, 2015, February 4, 2015, February 9, 2015, February 12, 2015, February 18, 2015 and March 5, 2015.

This prospectus supplement is not complete without the prospectus, including any supplements and amendments thereto. This prospectus supplement should be read in conjunction with the prospectus, which is to be delivered with this prospectus supplement. This prospectus supplement is qualified by reference to the prospectus, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the prospectus, including any supplements and amendments thereto.

Investing in our common stock may be considered speculative and involves a high degree of risk, including the risk of losing your entire investment. See the “Risk Factors” section of the prospectus and this prospectus supplement for the risks you should consider before buying our common stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Capitalized terms contained in this prospectus supplement have the same meanings as in the prospectus unless otherwise stated herein.

The date of this prospectus supplement is April 9, 2015

1.             This prospectus supplement supplements the cover page of the prospectus by adding the following language at the end of the first paragraph:

Our common stock is quoted for trading on the OTCQB Marketplace (OTCQB) under the symbol “CAFN”.

2.             This prospectus supplement supplements the section of our prospectus entitled “Risk Factors” by amending the risk factor title “Our common stock presently is not listed for trading on any market or listing service” to read “Our common stock presently is listed for trading on the OTCQB” and by deleting the first paragraph and the first 13 words of the second paragraph of the section, and adding the following language in its place:

Our common stock presently is listed for trading on the OTC Market’s OTCQB service.

3.             This prospectus supplement amends and restates the section of our prospectus entitled “Legal Proceedings” by replacing the current language with the following:

An entity named Cachet Banq contacted us in December 2010 relative to their U.S. Trademark Registration No. 2,857,465 (registered on June 29, 2004) for the standard character mark CACHET covering “financial services, namely automated clearing house processing services for the payroll service industry.”  Cachet Banq has alleged that our use of “CACHET” infringes on their federal trademark registration.  On March 4, 2013, Cachet Banq filed a trademark infringement lawsuit against the Company in the United States District Court for the Central District of California.  The parties have filed cross motions for summary judgment.  The initial brief was filed on May 30, 2014, replies were filed on June 26, 2014 and the court took these motions under advisement on July 8, 2014.  We have denied that our use of the character mark CACHET infringes on Cachet Banq’s purported rights in their mark, and we will vigorously defend this and any future claims made by Cachet Banq.  We are not currently involved in any other material legal proceedings.

4.             This prospectus supplement amends and restates the section of our prospectus entitled “Security Ownership of Certain Beneficial Owners and Management” as follows:

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the close of business on February 27, 2015, we had outstanding 21,995,192 shares of common stock.  Each share of common stock is currently entitled to one vote on all matters put to a vote of our shareholders.  The following table sets forth the number of common shares, and percentage of outstanding common shares, beneficially owned as of February 27, 2015, by:

•         each person known by us to be the beneficial owner of more than five percent of our outstanding common stock;

•         each of our current directors;

•         each our current executive officers and any other persons identified as a “named executive” in the Summary Compensation Table above; and

•         all our current executive officers and directors as a group.

Shares beneficially owned and percentage ownership is based on 21,995,192 shares of common stock outstanding as of February 27, 2015.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes general voting power and/or investment power with respect to securities. Shares of common stock issuable upon exercise of options or warrants that are currently exercisable or exercisable within 60 days of the record date, and shares of common stock issuable upon conversion of other securities currently convertible or convertible within 60 days, are deemed outstanding for computing the beneficial ownership percentage of the person holding such securities but are not deemed outstanding for computing the beneficial ownership percentage of any other person. Under the applicable SEC rules, each person’s beneficial ownership is calculated by dividing the total number of shares with respect to

2

which they possess beneficial ownership by the total number of outstanding shares.  In any case where an individual has beneficial ownership over securities that are not outstanding, but are issuable upon the exercise of options or warrants or similar rights within the next 60 days, that same number of shares is added to the denominator in the calculation described above. Because the calculation of each person’s beneficial ownership set forth in the “Percentage Beneficially Owned” column of the table may include shares that are not presently outstanding, the sum total of the percentages set forth in such column may exceed 100%.  Unless otherwise indicated, the address of each of the following persons is 18671 Lake Drive East, Southwest Tech Center A, Minneapolis, MN 55317, and, based upon information available or furnished to us, each such person has sole voting and investment power with respect to the shares set forth opposite his, her or its name.

Name and Address	Shares Beneficially Owned (1)	Percentage Beneficially Owned
Jeffrey C. Mack (2)	612,208	2.7%
Christopher F. Ebbert (3)	329,168	1.5%
Lawrence C. Blaney (4)	210,366	*
Darin McAreavey (5)	122,667	*
Bruce Whitmore (6)	58,333	*
Brian Anderson (6)(7)	60,000	*
James L. Davis (8)	6,094,745	24.7%
Michael J. Hanson (9)	6,900,107	27.7%
Rod Jardine (6)	40,000	*
Terril H. Peterson (10)	486,094	2.2%
Jack B. Petersen (11)	1,486,424	6.6%
Trooien Capital, LLC (12)	5,384,942	21.9%
Michaelson Capital Special Finance Fund, L.P. (13)	1,238,375	5.5%
JMR Capital Limited (14)	1,110,773	4.9%
FLMM Limited (15)	2,298,940	9.9%
Tiburon Opportunity Fund LP (16)	1,113,179	4.9%
All current directors and officers as a group (17)	14,367,594	50.0%

* less than one percent

(1)

The securities “beneficially owned” by a person are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the SEC and accordingly, may include securities owned by or for, among others, the spouse, children or certain other relatives of such person, as well as other securities over which the person has or shares voting or investment power or securities which the person has the right to acquire within 60 days.

(2)	Includes 535,000 common shares purchasable upon the exercise of outstanding options.
(3)

Represents 201,250 common shares purchasable upon the exercise of outstanding options and 2,918 shares purchased pursuant to the Company’s Associate Stock Purchase Plan, which remains subject to shareholder approval.

(4)

Represents 207,500 shares issuable upon the exercise of outstanding options and 2,866 shares purchased pursuant to the Company’s Associate Stock Purchase Plan, which remains subject to shareholder approval.

(5)	Includes 121,667 common shares purchasable upon the exercise of outstanding options.
(6)	Represents common shares purchasable upon the exercise of outstanding options.
(7)	Mr. Anderson resigned as our Chief Financial Officer and Executive Vice President effective as of March 19, 2014.
(8)

Includes 80,000 common shares purchasable upon the exercise of options, 2,562,265 common shares purchasable upon exercise of outstanding warrants, 125,975 common shares owned by Mr. Davis’ self-directed retirement account plan, as well as 27,060 common shares held by Mr. Davis’ wife (either personally or through her individual retirement account), beneficial ownership of which Mr. Davis disclaims.

(9)	Includes 80,000 common shares purchasable upon the exercise of outstanding options and 2,861,848 common

3

shares purchasable upon exercise of outstanding warrants.
(10)	Includes 486,094 shares of common stock owned which are held indirectly through Pinnacle Investments, LLC. Mr. Peterson resigned from our Board of Directors on January 21, 2015.
(11)	Includes 62,500 shares held in a retirement account and warrants for the purchase of 362,825 common shares.
(12)

Includes 2,608,477 common shares purchasable upon exercise of outstanding warrants. Jerry Trooien, the managing member of Trooien Capital, LLC, has the power to vote or dispose of the securities held of record by the entity and may be deemed to beneficially own those securities.

(13)	Includes 571,708 common shares purchasable upon exercise of outstanding warrants.
(14)

Includes 264,789 common shares purchasable upon exercise of outstanding warrants. Does not include 368,544 common shares otherwise purchasable upon exercise of outstanding warrants held by the JMR Capital Limited due to the Beneficial Ownership Limitation discussed above in “Selling Shareholders.”

(15)

Includes 1,017,221 common shares purchasable upon exercise of outstanding warrants. Does not include 50,895 common shares otherwise purchasable upon exercise of outstanding warrants held by the FLMM Limited due to the Beneficial Ownership Limitation discussed above in “Selling Shareholders.”

(16)

Includes 312,995 common shares purchasable upon exercise of outstanding warrants. Does not include 307,298 common shares otherwise purchasable upon exercise of outstanding warrants held by the Tiburon Opportunity Fund LP due to the Beneficial Ownership Limitation discussed above in “Selling Shareholders.”

(17)	Includes Messrs. Mack, Ebbert, Blaney, McAreavey, Whitmore, Davis, Hanson and Jardine. Also includes securities held by Mr. Davis’ wife, as described in note (7) above.

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Index of Form 8-K Filings

The Form 8-K’s listed below are filed as a part of this prospectus supplement.

Appendix No.	Description

Appendix 1	Current Report on Form 8-K filed with the Securities and Exchange Commission on July 14, 2014.

Appendix 2	Current Report on Form 8-K filed with the Securities and Exchange Commission on August 6, 2014.

Appendix 3	Current Report on Form 8-K filed with the Securities and Exchange Commission on August 6, 2014.

Appendix 4	Current Report on Form 8-K filed with the Securities and Exchange Commission on August 12, 2014.

Appendix 5	Current Report on Form 8-K filed with the Securities and Exchange Commission on September 12, 2014.

Appendix 6	Current Report on Form 8-K filed with the Securities and Exchange Commission on September 22, 2014.

Appendix 7	Current Report on Form 8-K filed with the Securities and Exchange Commission on October 16, 2014.

Appendix 8	Current Report on Form 8-K filed with the Securities and Exchange Commission on November 13, 2014.

Appendix 9	Current Report on Form 8-K filed with the Securities and Exchange Commission on November 25, 2014.

Appendix 10	Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2014.

Appendix 11	Current Report on Form 8-K filed with the Securities and Exchange Commission on January 7, 2015.

Appendix 12	Current Report on Form 8-K filed with the Securities and Exchange Commission on January 27, 2015.

Appendix 13	Current Report on Form 8-K filed with the Securities and Exchange Commission on February 4, 2015.

Appendix 14	Current Report on Form 8-K filed with the Securities and Exchange Commission on February 9, 2015.

Appendix 15	Current Report on Form 8-K filed with the Securities and Exchange Commission on February 12, 2015.

Appendix 16	Current Report on Form 8-K filed with the Securities and Exchange Commission on February 18, 2015.

Appendix 17	Current Report on Form 8-K filed with the Securities and Exchange Commission on March 5, 2015.

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Appendix 1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  July 14, 2014

CACHET FINANCIAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53925	27-2205650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18671 Lake Drive East

Southwest Tech Center A

Minneapolis, MN 55317

(Address of principal executive offices) (Zip Code)

(952) 698-6980

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On July 14, 2014, Cachet Financial Solutions, Inc. posted a slideshow presentation on its website. A copy of the slideshow presentation is attached to this report as Exhibit 99.1.

The information in this report (including the exhibit) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit	Description

99.1	Slideshow presentation posted on Cachet Financial Solutions, Inc.’s website July 14, 2014 (filed herewith).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACHET FINANCIAL SOLUTIONS, INC.:
(REGISTRANT)

By:	/s/ Jeffrey C. Mack
JEFFRY C. MACK
Chief Executive Officer

Dated: July 14, 2014

3

EXHIBIT INDEX

99.1 Slideshow presentation posted on Cachet Financial Solutions, Inc.’s website July 14, 2014.

4

Exhibit 99.1

INVESTOR PRESENTATION

JULY 2014

CACHET
FINANCIAL SOLUTIONS

INVESTOR PRESENTATION JULY 2014

FORWARD LOOKING STATEMENTS This presentation contains forward-looking statements and financial projections that involve risks and uncertainties. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These forward-looking statements include, among others, statements related to our financial projections, expansion plans, revenue plans, and timing and funding expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause our results or our industry’s actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements or projections. Forward-looking statements and financial projections are only predictions and are not guarantees of performance. These statements are based on our management’s beliefs and assumptions, which in turn are based on currently available information. This presentation is not an offer to sell, nor is it seeking an offer to buy, the securities in any state where the offer or sale is not permitted.

CACHET FINANCIAL SOLUTIONS Cachet provides cloud based Software as a Service (“SaaS”) technology solutions to banks and credit unions with less than $20B in assets and to Financial Services Organizations providing prepaid cards, check cashing, and pay day lending services. We provide innovative mobile money management and remote deposit solutions that help our clients increase customer engagement, gain competitive advantage and grow revenues. Our cloud-based SaaS technology platform simplifies development, deployment and servicing of our clients’ solutions—minimizing cost, accelerating speed-to-market and increasing ROI. With our complete suite of business and consumer solutions for PC, Mac and Mobile, our clients can better serve the needs of all their customers or members.

INVESTMENT HIGHLIGHTS LARGE MARKET OPPORTUNITY IN THE SMALL AND MID-SIZED FINANCIAL INSTITUTION MARKET 13,000 banks and credit unions in the U.S. with less than $20 billion in assets. U.S. market for reloadable cards is $152 billion in 2012 according to MasterCard and projected to grow at 22% CAGR through 2017. MasterCard Worldwide estimates ~22% annual growth in the prepaid market over the next 3 years, an $822 Billion global market opportunity by 2017. MOBILE BANKING DRIVING GROWTH More than 2,000 banks have signed up for mobile check deposit (Cachet has signed contracts with roughly 10% of these institutions). Total volume of mobile check deposit increased 250% in the last year. Prepaid card market offers significant untapped opportunity. CLOUD-BASED SAAS SOLUTIONS SaaS offering provides a cost effective approach for banks and credit unions to offer the same functionality as those provided by large banks to their customers without normal upfront and ongoing capital expenditures. Prepaid market has 80-100 million under-banked consumers, leveraging relationships with leading financial technology partners and prominent financial institutions throughout the US. IMPLEMENTATIONS & TRANSACTIONS DRIVE RECURRING REVENUE Ql 2014 Revenue of $476.5 thousand represents growth of 145% YoY. Mobile transactions drive future growth (236% YoY growth in quarterly transactions). EXPERIENCED MANAGEMENT TEAM WITH FINANCIAL TECHNOLOGY FOCUS

CACHET STRENGTHS Premier Technology Large Market Potential Industry Innovation Leading mobile money management and remote deposit products are premier cloud-based SaaS solutions that: Alleviate capital intensive investments for clients Empower smaller institutions to compete on a national scale Accelerate client speed to market and ROI Enhance user experience and productivity Sales efforts are focused on two high potential areas: 13,000 financial institutions including banks and credit unions with less than $20B in assets Targeting approximately 80-100 million unbanked / underbanked consumers in the U.S. (1) Cachet has developed a niche within a very large market allowing them to compete with industry giants with the goals of building a successful brand without needing to “own” the market Cachet has been the first to introduce patent pending solutions related OS X interface integration, fraud prevention and mobile check capture applications (Select Business™ Mac, CheckReview, Select Mobile™ Prepaid respectively) Cachet partners with key service providers to provide ancillary services within their innovative mobile applications to enhance user experience and drive engagement Client Services Support Professional sales training and marketing support helps ensure our customers understand: The benefits of RDC Effectively market it to their customers Fully realize their RDC revenue opportunity Marketing support includes webinar training, digital brochures, web-banners, videos, contests, social media promotions, etc. (1) Includes FSOs, pre-paid cards, check cashing and pay day lending services

MOBILE DRIVING DEMAND Mobile Phone Usage 87% of American adults have a mobile phone 61% of mobile phones are smartphones 79% of adults ages 18-29 own a smartphone, compared to 58% of adults ages 45-59 The ubiquity of mobile phones is changing the way consumers access financial services Mobile Banking In 2013, 95 million U.S. adults used mobile banking – 252% increase YoY 48% of U.S. adults are projected to bank with their smartphone/ tablet this year – 40 million increase in mobile banking users in just 2 years Adopters have on average: Higher income Higher assets Higher deposit 65% of adults are “at least somewhat likely” to switch primary Fls for mobile deposit Percent of consumers interested in mobile deposit grew 52% in 2013 38% of mobile bankers deposited a check using their mobile phone in 2013 (up from 21% in 2012) Mobile RDC is expected to reach 30% of smartphone users by 2016 Sources: FDIC- Consumers and Mobile Financial Services, 2014, The Financial Brand, Novaica, 2013, Jovelin Strategy & Research, 2014

MARKET OVERVIEW Market Overview Mobile imaging is driving adoption for use of Remote Deposit Capture (“RDC”) and mobile banking products. Initial adoption is driven by large banking institutions. Sizeable untapped market opportunity in small and medium sized banks and credit unions. SaaS offerings provide a cost effective approach for banks and credit unions to offer the same functionality as those provided by large banks to their customers without upfront capital expenditures related to RDC hardware, software license and customer support. Mobile Banking Growth (1) 120 100 80 60 40 20 0 2008 2009 2010 2011 2012E 2013E 2014E 2015E 2016E 2017E Competitive Advantages Cachet has been able to successfully compete with larger, more established competitors by focusing on 3 key areas: Developing a Premier Technology suite in large growth opportunities (RDC, Risk Assurance, Mobile Money Mgmt) Market Focused Development that includes products designed to attract high potential key market segments Strategic Client Services Support that ensures our clients’ success at launch and beyond with custom sales, training and marketing programs that help them achieve adoption and transaction goals By focusing on untapped markets, Cachet has built a successful company without having to “own” the market (1): Fonester Research, Mobile Banking Forecast 2012, FISCA.

BANKS EMBRACING MOBILE DEPOSIT “No mobile feature has made as big an impact as quickly as mobile remote deposit capture (RDC), [With] virtually every bank in the country [either] currently considering or building mobile RDC functionality.” Forrester Research, 2012 More than 2,000 banks have signed up for mobile check deposit, an increase of more than 100% in the last year (Cachet has signed more than 10% of these banks) All of the top 10 banks in the U.S. now offer mobile deposit Total volume of mobile check deposits has risen 250% in the last year An estimated 11% of U.S. consumers have used mobile check deposit Consumers have deposited more than $150 billion using mobile check deposit Source: Mitek, 2014

MOBILE DEPOSIT BENEFITS Increased customer retention Competitive advantage Reduced overhead - requires fewer branches Extends geographic reach beyond physical location Lower check processing costs ($3.88 per check savings with mobile deposit) Security of immediate deposit versus hanging on to check Convenience of anytime, anywhere deposits Time-savings by eliminating trips to the bank Easy to use snap and send technology For Financial Institution For End User Source: Mitek, 2014

RDC PROCESS

User is Notified that Check was Accepted
Photo Taken with App
Check Scanned
Image Processed
CheckReview™ Approval Process
CACHET FINANCIAL SOLUTIONS
Cachet Data Center
Check is accepted and deposited into account
Clearing File Submitted
Check is rejected
User is Notified that Check was Denied

CACHET FINANCIAL SOLUTIONS 10

RDC PROCESS The comprehensive SaaS-based RDC products offered by Cachet allow small and mid-sized banks and credit unions the ability to offer the same functionality as larger banks The cachet platform eliminates the upfront capital expenditures normally related to RDC hardware, software licensing, training, and customer support CheckReview(1)” Cachet Data Center Check is accepted and deposited into account Check is rejected Clearing File Photo Taken Check Scanned image Processed user is Notified

WHO DO WE SERVE

Banks < $20B	Credit Unions < $20B	FINANCIAL SERVICE ORGANIZATIONS (FSOs)
• Community Banks • Regional Banks • Banker's Banks • National Banks • International Banks	• Small Credit Unions • Field of Membership Credit Unions • Credit Union Service Organizations (CUSOS)	• National & International • Prepaid Card Issuers • Check Cashers • Payday Lenders • Telecom
	Products Offered	
• Select Business™ • Select Mobile™ • Select Mobile™ Prepaid • Select Mobile™ Money • CheckReview™ • CheckRisk Pro™ • Select Home	• Select Business™ • Select Mobile™ • Select Mobile™ Prepaid • Select Mobile™ Money • CheckReview™ • CheckRisk Pro™ • Select Home	• Select Mobile™ Prepaid • Select Mobile™ Money • CheckReview™

Source: FISCA

CACHET FINANCIAL SOLUTIONS 11

WHO DO WE SERVE Banks < $20B Credit Unions < $20B FINANCIAL SERVICE ORGANIZATIONS (FSOs) * Community Banks * Small Credit Unions * National & International * Regional Banks Field of Membership Credit Unions * Prepaid Card Issuers Banker’s Banks * Credit Union Service Organizations (CUSOS) * Check Cashers * National Banks * Payday Lenders * International Banks * Telecom * Products Offered * Select Business™ * Select Business™ * Select Mobile™ Prepaid * Select Mobile™ * Select Mobile™ * Select Mobile™ Money * Select Mobile™ Prepaid * Select Mobile™ Prepaid * CheckReview™ * Select Mobile™ Money * Select Mobile™ Money * CheckReview™ * CheckReview™ * CheckRisk Pro™ * CheckRisk Pro™ Select Home * Select Home Source: FISCA

PRODUCT MIX RDC Risk Assurance Mobile Money Management Product Offerings 4 2 3 Primary Customers Banks Credit Unions Banks Credit Unions Banks Credit Unions FSOs Key Revenue Growth Drivers Transactions Professional Services Transactions Professional Services Transactions Users Total Market Size 13,000 + Banks and Credit Unions 18,000 + Banks and Credit Unions $800B +

GROWING CUSTOMER BASE

Current Sample Customers of our nearly 300 Contracts

RDC	Risk Assurance	Mobile Money Management
Rabobank	**CheckRiskPro**	usbank
PSCU Forward.	City Bank Texas	Navy Federal Credit Union
City National Bank The way up.	The Bancorp	FirstView Financial
H&R Block	**CheckReview**	SpotMobile
Texas Trust Credit Union	Lone Star National Bank	
Lake Michigan Credit Union	Nicolet National Bank	
InGo	CoVantage Credit Union	
Simple		

CACHET FINANCIAL SOLUTIONS 13

Current Sample Customers of our nearly 300 Contracts GROWING CUSTOMER BASE RDC PSCU Risk Assurance CheckRiskPro CITY NATIONAL BANK The Bancorp H&R BLOCK CheckReview LAKEI MICHICAN SIMPLE IN GO Nicolet NATIONAL BANK CoVantage Mobile Money Management us bank NAVY FEDERAL Credit Union F First View Spot Mobile Note: Current customers include firms that have signed contracts, but still may be in the development stage

SELECT MOBILE MONEY Cachet provides innovative mobile banking applications for the mobile prepaid market Providing a mobile first transactional and communication platform with: Modern, intuitive User Interface Transactional value added services Analytics and marketing capabilities Integrated Customer Service support Aggregate best-in-class partners to offer unmatched services to cardholder Brandable and customizable A la carte services

MANAGE & COMMUNICATE Traditional prepaid cards have an average use life of roughly 4 months Cachet can prolong the card use life by increasing communication between the program manager and the end user Cachet’s innovative prepaid mobile applications drive user engagement through offering the following solutions: Check to card loading Custom marketing campaigns Detailed user analytics Cash back & other rewards

SELECT MOBILE MONEY SERVICES

Mobile Application Services

- Account Management
- Check to Card Loading
- Instant Good funds
- Card to Card Transfer
- Instant Cash Back Rewards
- Remittance
- Locator Service
- Social Media Integration

- Bill Payment
- Personal Finance Management
- Bill Payment
- CSR Mobile Chat
- Airtime Top Up
- Push Notifications
- Analytics & Reporting

CACHET FINANCIAL SOLUTIONS
16

SELECT MOBILE MONEY SERVICES Mobile Application Services Account Management Bill Payment Check to Card Loading Personal Finance Management Instant Good funds Bill Payment Card to Card Transfer Instant Cash Back Rewards CSR Mobile Chat Remittance Airtime Top Up Locator Service Push Notifications Social Media Integration Analytics & Reporting

CACHET’S IP AND PATENTS Apple OS X (Macintosh) Provisional patent application filed in Oct 2010— utility patent filed Oct 2011— This patent covers the usage of Select Business and Select Home products running under Apple OS X Covers Select Business and Select Home Final stages of approval —patent office has indicated the patent includes allowable subject matter CheckReview™ Utility patent filed Feb 2012 — This patent covers the usage of the Check Review to review presented checks before acceptance or rejection Covers Check Review, used by Select Mobile and Select Home Received comments/questions from Patent Office and have responded Fees and Business Rules Utility patent filed Jan 2013 — This patent covers the processing of checks and applying fees and business rules (geo-location, velocity, etc...) Covers Select Mobile and Client Review Tablet Utility patent filed August 2013—This patent covers the utilization of a tablet for submission of checks and utilization of web interfaces for review Covers Select Business and Check Review Micro-Lending Utility patent filed February 2014 — This patent covers the process of applying for and approving a micro-loan through a mobile device Covers Micro-Iending Check Destruction Provisional patent filed July 2013 — This patent covers the process of resubmitting an image of an approved check that shows it being destroyed check (e.g. writing “VOID” across the front) Covers Check Review

EXPERIENCED MANAGEMENT TEAM Senior Management Team Jeffrey C. Mack, Chairman, CEO & President Vast experience in leading multiple technology and financing businesses Chairman, CEO and President of Wireless Ronin Technologies, Inc from 2003 to 2008 Chairman, CEO, President and Founder of Arcadia Financial Ltd. (formerly known as Olympic Financial Ltd,) Various leadership roles in commercial banking for 17years Christopher F. Ebbert, Executive Vice President, Chief Information Officer Strong technology leader with over 20 years experience driving IT development Formerly a consultant to small businesses across a variety of industries including 3D animation, software development technical translation and banking technology Executive Vice President and Chief Technology Officer for Wireless Ronin Technologies, Inc. Various roles of leadership in Software Engineering and commercial 3D animation Larry C. Blaney, Executive Vice President, Sales & Marketing Strong track record of building high-performance global sales and marketing organizations Formerlya Senior Vice President of Development for Wireless Ronin Technologies, Inc. (1) Executive Vice President of Sales and Marketing at Richardson Electronics from 1998 to 2008 achieving sales growth from $35 million to $95 million under his leadership Darin McAreavey, Chief Financial Officer Senior Vice President and CFO at Wireless Ronin Technologies since March 2009 Formerly the Chief Financial Officer for Xiotech Corporation from 2007 to 2009 Chief Financial Officer for Global Capacity Group from February 2007 to September 2007 Various roles of leadership at Stellent, Inc. from 2004 to 2007 Various roles of leadership at Computer Network Technology from 1995 to 2004 including Director of Finance Began professional career as an Accounting Professional with Eide Helmeke & Co. before transitioning to KPMG

FINANCIAL OVERVIEW

FINANCIAL PERFORMANCE

Cumulative Contracts

Quarterly Revenues & Transactions

236% YoY Growth In Quarterly Transactions
145% YoY Growth in Quarterly Revenues
Note: As of Q1 2014
$500,000
$400,000
$300,000
$200,000
$100,000
$0
800,000
640,000
480,000
320,000
160,000
-
FY12 Q1
FY12 Q2
FY12 Q3
FY12 Q4
FY13 Q1
FY13 Q2
FY13 Q3
FY13 Q4
FY14 Q1
Quarterly Revenues
Quarterly Transactions

CACHET FINANCIAL SOLUTIONS
20

FINANCIAL PERFORMANCE Cumulative Contracts 300 250 200 150 100 50 0 35 6 60 11 100 19 128 37 156 56 185 81 210 108 231 130 257 153 173% YoY Growth in “Live” Contracts Note As of Q1 2014 FY12 Q1 FY12 Q2 FY12 Q3 FY12 Q4 FY13 Q1 FY13 Q2 FY13 Q3 FY13 Q4 FY14 Q1 Cumulative Signed Contracts Cumulative’ “Live” Contracts $500,000 $400,000 $300,000 $200,000 $100,000 $0 FY12 Q1 FY12 Q2 FY12 Q3 FY12 Q4 FY13 Q1 FY13 Q2 FY13 Q3 FY13 Q4 FY14 Q1 800,000 640,000 480,000 320,000 160,000 Quarterly Revenues Quarterly Transactions

EVOLVING REVENUE DISTRIBUTION

Revenue Breakdown by Product Type and Service Type

Product Type

Current – FY 2013

100%
RDC
Risk Assurance
Mobile Money Management

Future Benchmark

35%
45%
20%
RDC
Risk Assurance
Mobile Money Management

Service Type

Current – FY 2013

30%
70%
Setup & Implementation Fees
Recurring Transaction & User Fees

Future Benchmark

10%
90%
Setup & Implementation Fees
Recurring Transaction & User Fees

CACHET FINANCIAL SOLUTIONS
21

EVOLVING REVENUE DISTRIBUTION Historically, Cachet has generated a significant portion of its revenues through one time implementation service fees in the RDC market - on a forward basis, Cachet will generate the substantial revenue through consistent & predictable transaction fees in verticals such as risk assurance and mobile money management in addition to the growing RDC franchise Revenue Breakdown by Product Type and Service Type Future Benchmark Setup & Implementation Fees Recurring Transaction & User Fees Setup & Implementation Fees Recurring Transaction & User Fees

INVESTMENT HIGHLIGHTS LARGE MARKET OPPORTUNITY IN THE SMALL AND MID-SIZED FINANCIAL INSTITUTION MARKET 13,000 banks and credit unions in the U.S. with less than $20 billion in assets. U.S. market for reloadable cards is $152 billion in 2012 according to MasterCard and projected to grow at 22% CAGR through 2017. MasterCard Worldwide estimates ~22% annual growth in the prepaid market over the next 3 years, an $822 Billion global market opportunity by 2017. MOBILE BANKING DRIVING GROWTH More than 2,000 banks have signed up for mobile check deposit (Cachet has signed contracts with roughly 10% of these institutions). Total volume of mobile check deposit increased 250% in the last year. Prepaid card market offers significant untapped opportunity. CLOUD-BASED SAAS SOLUTIONS SaaS offering provides a cost effective approach for banks and credit unions to offer the same functionality as those provided by large banks to their customers without normal upfront and ongoing capital expenditures. Prepaid market has 80-100 million under-banked consumers, leveraging relationships with leading financial technology partners and prominent financial institutions throughout the US. IMPLEMENTATIONS & TRANSACTIONS DRIVE RECURRING REVENUE Q1 2014 Revenue of $476.5 thousand represents growth of 145% YoY. Mobile transactions drive future growth (236% YoY growth in quarterly transactions). EXPERIENCED MANAGEMENT TEAM WITH FINANCIAL TECHNOLOGY FOCUS

APPENDIX A

VENDOR PEDIGREE While all the core banking system vendors offer RDC solutions, the market enjoys several specialized solution providers. In years gone by, it was often believed that specialized solution providers offered best-in-class products, while the key benefit from solutions offered from one’s core provider was pre-integration. Figure 8: RDC Vendor Pedigrees Vary Considerably Firm’s industry focus Payments/ transaction banking focus Broad Financial Services focus Broad Industry focus Broad range of IT services Product focus Firm’s offering Source: Vendors and Celent

RDC VENDOR SOLUTIONS

Table 6: Technology Comparison Among RDC Vendor Solutions

FUNCTIONALITY	CACHET	ENSENTA	FIS	FISERV SOURCE	FISERV OPEN	FUNDTECH	FTNI	JHA ALOGENT	JHA EPS	NCR	TRANSCENTRA	VSOFT	WAUSAU
CLIENT ARCHITECTURE	●	●	◕	◕	●	◑	●	◑	●	●	●	◕	◕
AGE OF CODE	●	●	◕	◕	●	◑	◕	◑	◑	●	●	●	◑
WEB SERVICES SUPPORT	●	●	●	●	●	●	○	●	●	●	●	●	●
ABILITY TO PUSH UPDATES	●	●	◑	●	●	◑	●	●	●	●	●	●	◑
MAC OS SUPPORT AT CAPTURE POINTS	●	●	◑	◑	○	◑	○	○	◑	●	○	◑	◑
IC, PATENTS OR OTHER	◑	◕	○	○	○	○	○	○	○	◑	○	◔	○

25

RDC VENDOR SOLUTIONS Table 6 Technology Comparison Among RDC Vendor Solutions FUNCTIONALITY CLIENT ARCHITECTURE AGE OF CODE ABILITY TO PUSH UPDATES MAC OS SUPPORT AT CAPTURE POINTS IC. PATEMTS OR OTHER Source: Vendor surveys reflecting current release effective 6/30/2013

MOBILE RDC FUNCTIONALITY Table 7 Mobile RDC Functionality FUNCTIONALITY CACHET ENSENTA FIS FISERV SOURCE FISERV OPEN FUNDTECH FTNI JHA ALOGENT JHA EPS NCR TRANSCENTRA VSOFT WAUSAU MOBILE OS SUPPORT MOBILE PLATFORM SUPPORT COMM’L RDC SUPPORT CONFIG ERROR MSGS DEPOSIT CONFIRMATIONS NON-USABLE IMAGE RED MULT RECO ENGINES IMMEDIATE FUNDS AVAIL Source : Vendor surveys reflecting current release effective 6/30/2013

Appendix 2

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  July 30, 2014

CACHET FINANCIAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53925	27-2205650
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

18671 Lake Drive East

Southwest Tech Center A

Minneapolis, MN 55317

(Address of principal executive offices) (Zip Code)

(952) 698-6980

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

Financing Commitment Letter

On July 30, 2014, Cachet Financial Solutions, Inc. (“we” or “us”) entered into a financing commitment letter with our directors James L. Davis and Michael J. Hanson, under which letter Messrs. Davis and Hanson agreed to advance to us, upon our request made on or prior to December 31, 2014, borrowings in an aggregate amount of up to $2.5 million to be used by us for working capital.  Any amounts borrowed under this commitment will be documented by our delivery to the appropriate lender or lenders a written promissory note, and such amounts will bear interest rate at the per annum rate of 10% with principal and accrued but unpaid interest being fully due and payable on January 15, 2015.  In the event of our failure to pay all principal and accrued but unpaid interest by that date, default interest will begin to accrue at the per annum rate of 18%.

Amendment and Restatement of Employment Agreements

Effective August 1, 2014, we entered into Amended and Restated Employment Agreements with each of Jeffrey C. Mack (our Chief Executive Officer), Lawrence C. Blaney (our Chief Marketing Officer) and Christopher Ebbert (our Chief Technology Officer).  We entered into the amended and restated employment agreements to:

•                  provide that the initial terms of the executives’ agreements will be extended absent (i) the existence of “cause,” as defined in their agreements, or (ii) the failure by an executive to cure performance-related issues within 60 days of a written good faith determination by our Board of Directors that the executive’s performance has been unsatisfactory, which failure (other than breaches of the employment agreement) will not constitute “cause”;

•                  add that a material diminution of the authority, responsibility or perquisites, among certain other things, will constitute “good reason” for the executive to termination his employment with us; and

•                  specify that, in the case of a termination of employment arising from the executive’s death or disability, and in which our Board of Directors has insufficient information to make a determination regarding the satisfaction of any bonus-related performance criteria, it will be assumed that all such criteria are or will be satisfied at their target levels. In any such case, the bonus or prorated portion thereof will be payable no later than 60 days after termination.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 1, 2014, our director Mark S. Anderson resigned from his position on our Board of Directors to allow for new independent directors to join the board.

The disclosures contained in Item 1.01 above under the “Amendment and Restatement of Employment Agreements” sub-caption are incorporated herein by this reference.

Item 9.01.  Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit	Description

10.1	Commitment Letter with James L. Davis and Michael J. Hanson, dated July 30, 2014 (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACHET FINANCIAL SOLUTIONS, INC.:
(REGISTRANT)

By:	/s/ Darin P. McAreavey
DARIN P. MCAREAVEY
Executive Vice President and
Chief Financial Officer

Dated:	August 5, 2014

Exhibit 10.1

Commitment Letter

This Commitment Letter (“Agreement”), dated as of 30th day of July, 2014, is entered into by and between Cachet Financial Solutions Inc., a Delaware corporation (“Borrower”), and Jim Davis, an individual resident of the State of Florida, and Mike Hanson an individual resident of the State of Minnesota (“Lenders”).

Introduction

Borrower desires to obtain a commitment from Lender to provide funds, if necessary, for the continued operation of Borrower’s business.  Lenders are willing to provide funds of up to $2,500,000 to Borrower as of the effectiveness date of this agreement through December 31, 2014 in accordance with the terms set forth below.

Agreement

Now, Therefore, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1)             Lenders agree to make up to $2,500,000 available to Borrower until 12/31/14.

2)             Borrower agrees that it shall use the funds provided hereunder for working capital to ensure the continued operation of its business.

3)             Lenders agree that Borrower may access such funds at any time prior to 12/31/14 upon request to Lender.

4)             The parties agree that promissory notes shall be entered into for each advance of funds by Borrower and such notes will be subordinate to all existing promissory notes.  Each promissory note shall bear simple interest at a rate of 10% beginning from the date of advance.  The parties agree that the principal and interest of each such promissory note shall become due on 1/31/15.  If the promissory notes are not repaid by 1/31/15, the default interest rate adjusts to 18%.

5)             Lenders agree there shall be no financial covenants or restrictions on the funds provided hereunder.

In Witness Whereof, this Commitment Letter has been duly executed as of the date first written above.

Borrower:		Lenders:

Cachet Financial Solutions, Inc.		/s/ James L. Davis

By:	/s/ Jeffrey C. Mack	/s/ Michael J. Hanson
Its:	Chief Executive Officer

Appendix 3

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  August 6, 2014

CACHET FINANCIAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53925	27-2205650
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

18671 Lake Drive East

Southwest Tech Center A

Minneapolis, MN 55317

(Address of principal executive offices) (Zip Code)

(952) 698-6980

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

The financial statements of Cachet Financial Solutions Inc. (the “Company”) for the fiscal year ended December 31, 2013, were prepared assuming that the Company would continue as a going concern.  As detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and filed with the SEC on March 31, 2014 (the “Annual Report”), the Company was in default under the terms of senior secured promissory note as well as other debt agreements, and was expected to continue incurring operating losses through 2014, and the Company’s ability to continue as a going concern through 2014 depended on the Company raising additional capital to (1) support operations and refinance maturing debt and (2) obtain satisfactory resolution of the default on or refinance its senior borrowings.  As a result, the Report of Independent Registered Public Accounting Firm included in the Annual Report included an explanatory paragraph with respect to the Company’s ability to continue as a going concern.

On July 8, 2014, the Company completed its initial public offering of common stock, raising gross proceeds of $6.75 million and net proceeds to the Company after the payment of offering costs were approximately $5.5 million.  After the repayment of debt incurred in connection with the Company’s acquisition of Select Mobile Money and other short-term borrowings that became due upon the completion of the initial public offering, and the payment of trade payables, the Company’s available cash for operations was approximately $1.0 million. In addition, the completion of the initial public offering resulted in the conversion into common stock of approximately $6.3 million in debt and accrued but unpaid interest.  Finally, on July 30, 2014, the Company obtained a financing commitment letter from two of the Company’s directors—James L. Davis and Michael J. Hanson—under which those lenders agreed to advance to us, upon our request made on or prior to December 31, 2014, borrowings in an aggregate amount of up to $2.5 million to be used by us for working capital.  Any borrowings under this arrangement will be due and payable, together with accrued but unpaid interest thereon (accruing from the date of advance at the  per annum rate of 10%), on January 31, 2015.

As a result of the transactions described above, the Company’s independent accountant has updated its report relating to the Company’s financial statements for the fiscal year ended December 31, 2013, to remove the explanatory paragraph with respect to the Company’s ability to continue as a going concern.   This report is being filed for the purpose of amending Note 1 to the Company’s financial statements for the fiscal year ended December 31, 2013, and to file an updated Report of Independent Registered Public Accounting Firm without an explanatory paragraph with respect to the Company’s ability to continue as a going concern. A copy of the updated Report of Independent Registered Public Accounting Firm and audited financial statements for the fiscal year ended December 31, 2013, is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit	Description

99.1	Financial Statements of Cachet Financial Solutions Inc. as of December 31, 2013 and 2012, and for the fiscal years then ended ( filed herewith ).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACHET FINANCIAL SOLUTIONS, INC.:
(REGISTRANT)

	By:	/s/ Darin P. McAreavey
DARIN P. MCAREAVEY
Executive Vice President and
Chief Financial Officer

Dated: August 6, 2014

Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and Board of Directors

Cachet Financial Solutions Inc.

Minneapolis, Minnesota

We have audited the accompanying balance sheets of Cachet Financial Solutions Inc. as of December 31, 2013 and 2012, and the related statements of operations, shareholders’ deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cachet Financial Solutions Inc. as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ LURIE BESIKOF LAPIDUS & COMPANY, LLP
Minneapolis, Minnesota

March 28, 2014, except for “Basis of Presentation” contained in Note 1 as to which the date is August 6, 2014.

CACHET FINANCIAL SOLUTIONS INC.

BALANCE SHEETS

	December 31,
	2013	2012
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$150,555	$82,969
Accounts receivable, net	329,557	159,826
Deferred commissions	62,732	43,013
Prepaid expenses	487,659	565,400
TOTAL CURRENT ASSETS	1,030,503	851,208
PROPERTY AND EQUIPMENT, net	353,420	618,923
LICENSES	—	20,836
DEFERRED COMMISSIONS	101,468	10,929
DEFERRED FINANCING COSTS	107,936	157,150
TOTAL ASSETS	$1,593,327	$1,659,046

LIABILITIES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$937,200	$786,311
Accrued compensation	122,517	101,104
Accrued interest	1,953,502	1,090,219
Accrued rent	30,596	4,482
Deferred revenue	510,319	161,853
Current portion of long-term debt	3,170,672	10,527,825
TOTAL CURRENT LIABILITIES	6,724,806	12,671,794

LONG TERM DEBT, net of current portion	3,933,253	1,098,845
WARRANT LIABILITY	309,000	256,000
DEFERRED REVENUE	401,758	63,084
ACCRUED INTEREST	95,270	—
ACCRUED RENT	61,482	54,331
TOTAL LIABILITIES	11,525,569	14,144,054

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ DEFICIT
Capital Stock, $.01 Par Value, 25,000,000 shares authorized
Preferred shares - 2,500,000 shares authorized, None issued and outstanding	—	—
Common shares - 22,500,000 shares authorized, 5,625,957 and 1,524,991 issued and outstanding	56,260	15,250
ADDITIONAL PAID-IN-CAPITAL	26,612,561	10,135,786
ACCUMULATED DEFICIT	(36,601,063)	(22,636,044)
TOTAL SHAREHOLDERS’ DEFICIT	(9,932,242)	(12,485,008)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$1,593,327	$1,659,046

The accompanying notes are an integral part of these financial statements.

CACHET FINANCIAL SOLUTIONS INC.

STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2013	2012
REVENUE	$1,179,603	$373,231
COST OF REVENUE	2,462,087	2,048,325
GROSS LOSS	(1,282,484)	(1,675,094)
OPERATING EXPENSES
Sales and Marketing	2,208,689	2,899,903
General and Administrative	3,566,044	2,901,000
Research and Development	982,917	467,210
TOTAL OPERATING EXPENSES	6,757,650	6,268,113
OPERATING LOSS	(8,040,134)	(7,943,207)
INTEREST EXPENSE	(2,804,594)	(4,379,468)
INDUCEMENT TO CONVERT DEBT AND WARRANTS	(1,355,603)	—
SHARE PRICE/CONVERSION ADJUSTMENT	(1,710,475)	—
OTHER EXPENSE	(54,213)	(579,500)
NET LOSS	$(13,965,019)	$(12,902,175)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and fully diluted	3,897,081	1,524,991
Net loss per common share - Basic and fully diluted	$(3.58)	$(8.46)

The accompanying notes are an integral part of these financial statements.

CACHET FINANCIAL SOLUTIONS INC.

STATEMENTS OF SHAREHOLDERS’ DEFICIT

	Common Stock		Additional	Accumulated	Total Shareholders’
	Shares	Amount	Paid-In-Capital	Deficit	Deficit
Balance December 31, 2011	1,524,991	$15,250	$7,822,767	$(9,733,869)	$(1,895,852)
Issuance of warrants	—	—	2,001,808	—	2,001,808
Stock compensation expense	—	—	311,211	—	311,211
Net loss	—	—	—	(12,902,175)	(12,902,175)
Balance December 31, 2012	1,524,991	15,250	10,135,786	(22,636,044)	(12,485,008)
Issuance of shares, net of $78,450 related costs	319,000	3,190	1,194,360	—	1,197,550
Exercise of stock options	30,000	300	23,700	—	24,000
Conversion of debt and accrued interest into shares	2,765,953	27,660	11,036,157	—	11,063,817
Inducement to convert debt	168,604	1,686	672,728	—	674,414
Inducement to convert warrants	389,790	3,898	677,291	—	681,189
Share price/ conversion adjustment	427,619	4,276	1,706,199	—	1,710,475
Issuance of warrants	—	—	465,625	—	465,625
Stock compensation expense	—	—	700,715	—	700,715
Net Loss	—	—	—	(13,965,019)	(13,965,019)
Balance December 31, 2013	5,625,957	$56,260	$26,612,561	$(36,601,063)	$(9,932,242)

The accompanying notes are an integral part of these financial statements.

CACHET FINANCIAL SOLUTIONS INC.

STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2013	2012
OPERATING ACTIVITIES
Net loss	$(13,965,019)	$(12,902,175)
Adjustments to reconcile net loss to net cash used in operating activities:
Accretion of discount/amortization of financing costs	1,199,874	3,268,717
Depreciation and amortization	366,718	332,742
Stock compensation	700,715	311,211
Amortization of deferred commissions	89,281	45,503
Debt/Warrant inducement and share price adjustment	3,066,078	—
	(8,542,353)	(8,944,002)
Changes in operating assets and liabilities:
Accounts receivable	(169,731)	(118,134)
Deferred commissions	(199,538)	(83,958)
Prepaid expenses	77,741	(40,160)
Accounts payable	150,889	368,290
Accrued compensation	21,413	17,090
Accrued interest	1,508,880	1,034,664
Deferred revenue	687,140	162,985
Accrued rent	33,264	58,813
Net cash used in operating activities	(6,432,295)	(7,544,412)

INVESTING ACTIVITIES
Purchase of fixed assets	(80,379)	(426,848)
Net cash used in investing actvities	(80,379)	(426,848)

FINANCING ACTIVITIES
Proceeds from issuance of notes and warrants	6,703,499	8,200,980
Repayment of notes	(1,000,000)	—
Issuance of shares, net of costs	1,197,550	—
Proceeds from exercise of options	24,000	—
Payment of debt issuance costs	(253,252)	(228,550)
Repayment of bank borrowings	(91,537)	(147,367)
Proceeds from bank borrowing	—	153,085
Net cash provided by financing activities	6,580,260	7,978,148

NET INCREASE IN CASH AND CASH EQUIVALENTS	67,586	6,888

CASH AND CASH EQUIVALENTS
Beginning of year	82,969	76,081
End of year	$150,555	$82,969

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest	$142,968	$65,037

NONCASH FINANCING TRANSACTIONS
Conversion of debt to and interest to equity	11,063,816	—
Debt issuance costs in exchange for notes and warrants	267,402	—
Conversion of accrued interest to note payable	43,332	—

The accompanying notes are an integral part of these financial statements.

CACHET FINANCIAL SOLUTIONS INC.

NOTES TO FINANCIAL STATEMENTS

1.  Nature of Operations and Summary of Significant Accounting Policies

Nature of Business and Operations Overview

Cachet Financial Solutions Inc. “The Company” is a provider of remote deposit capture (RDC) solutions to financial institutions and their customers. Remote deposit capture is a service that allows customers of a financial institution to use their mobile phone or other scanning device to capture images of checks and transmit the images to accomplish the bank deposit transaction. The Company offers its services to financial institutions in the United States, Canada and Latin America.

Basis of Presentation

The accompanying financial statements have been prepared on the basis that the Company will continue as a going concern. From its inception to December 31, 2013, the Company has cumulative operating losses of approximately $36.6 million, and as of December 31, 2013, its current liabilities exceed its current assets by approximately $5.7 million.  The Company was also in default on its borrowings under the terms of the Senior Secured Note Payable as well as other debt agreements.   In addition, as described in Note 13 the Company has completed a business acquisition in 2014 that it expects will require an additional payment of $375,000 for the remainder of 2014.

In 2014, the Company expects to continue to grow its client base and increase its revenues through higher RDC transaction volumes. However, the Company is expected to continue to incur significant operating losses through 2014.

In July 2014, the Company completed a public offering of its common stock raising gross proceeds of $6.8 million which, after expenses and repayment of debt and other liabilities, provided the Company with approximately $1.0 million for operations.  In addition, as part of the offering, $6.3 million of existing of debt and accrued interest was converted to 5.1 million shares of common stock.  As of August 6, 2014, the Company has total debt and accrued interest outstanding of $4.3 million and $208,043, respectively, of which approximately $0.8 million will require payment for the remainder of 2014.

On July 30, 2014, the Company entered into an agreement with two Directors to lend up to $2.5 million, bearing interest at 10%, and due January 31, 2015.  If any portion of the notes is outstanding beyond January 31, 2015, the default interest rate is adjusted to 18%.

Although the Company will require additional funds to continue beyond December 31, 2014, it believes the funds raised in the public offering and the funds available under the above mentioned July 30, 2014 agreement with the Directors will be sufficient to allow it to continue operations through December 31, 2014.

Summary of Significant Accounting Policies

A summary of the significant accounting policies applied in the preparation of the accompanying financial statements is as follows:

Revenue Recognition

The Company generates revenue from the following sources: (1) subscription and support fees (2) transaction volume fees, (3) fees related to the implementation of RDC software for clients, and (4) professional services such as client specific software customization and other products and services.

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery or performance of services has occurred, the price is fixed and determinable and collection is reasonably assured.   The following is the Company’s revenue recognition policy for each source of revenue:

•                         Subscription and support fees are recognized over the contract period.

•                         Transactional volume fees are recognized as transactions are processed and monthly services performed.

CACHET FINANCIAL SOLUTIONS INC.

NOTES TO FINANCIAL STATEMENTS

•                         Implementation fees are recognized over the term of the contract or expected life of the contract where no contractual term exists. Generally, client agreements are entered into for 12 to 36 months. A majority of the implementation service component of the arrangement with customers is performed within 120 days of entering into a contract with the customer.

•                         Professional fees and other revenues include fees from consultation services to support the business process mapping, configuration, integration and training and are recognized when the service is performed.

Deferred revenue represents amounts billed to, or paid by clients, in advance of meeting the revenue recognition criteria.

Cost of Revenue

Cost of revenue primarily consists of costs related to hosting the Company’s cloud-based application, providing customer support, data communications expense, salaries and benefits of operations and support personnel, software license fees, amortization expense associated with acquired developed technology assets, and property and equipment depreciation.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents are maintained at one financial institution and, at times, balances may exceed federally insured limits. The Company has never experienced any losses related to these balances and does not believe it is exposed to any significant credit risk on cash and cash equivalents.

Accounts Receivable

Accounts receivable represent amounts due from customers.  Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history and current economic conditions. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received. The allowance for doubtful accounts was approximately $89,000 and $10,000 as of December 31, 2013 and December 31, 2012, respectively. Concentrations of credit risk with respect to accounts receivable are limited because a large number of geographically diverse customers make up the Company’s customer base, thus spreading the credit risk.

Property and Equipment

Depreciation and amortization is computed using the straight-line method over the following estimated useful lives:

Computer and Data Center Equipment	3 years
Purchased software	3 years
Leasehold Improvements	3 - 5 years, or lease term if less
Furniture and fixtures	7 years

Major additions and improvements are capitalized, while replacements, maintenance and repairs, which do not improve or extend the life of the respective assets, are expensed as incurred. When assets are retired or otherwise disposed of, related costs and accumulated depreciation and amortization are removed and any gain or loss is reported.

CACHET FINANCIAL SOLUTIONS INC.

NOTES TO FINANCIAL STATEMENTS

Deferred Financing Costs

Deferred financing costs are capitalized and amortized over the lives of the related debt agreements. The costs are amortized to interest expense using the effective interest method.  In the event debt is converted or paid prior to maturity, any unamortized issuance costs are charged to expense.

Deferred Commissions

The Company capitalizes commission costs that are incremental and directly related to the acquisition of customer contracts. Commission costs are capitalized and amortized over the term of the related customer contract.

Advertising

Advertising costs are expensed as incurred and are included in sales and marketing expense on the accompanying statements of operations. Advertising costs were not material in 2013 or 2012.

Net Loss Per Common Share

Basic and diluted net loss per common share for all periods presented is computed by dividing the net loss available to common shareholders by the weighted average common shares outstanding and common stock equivalents, when dilutive. Potentially dilutive common stock equivalents include common shares issued pursuant to stock warrants, stock options and convertible note agreements. Common stock equivalents were not included in determining the fully diluted loss per share as they were antidilutive.

On December 31, 2013, the Company completed a reverse stock split. Every four shares of issued and outstanding common stock were exchanged for one share of issued and outstanding stock, without any change in the par value, and our authorized common shares were proportionally reduced  from 90,000,000 to 22,500,000 shares.  Authorized preferred shares were reduced from 10,000,000 to 2,500,000. All amounts in the accompanying financial statements and notes related to shares, share prices and loss per share reflect retrospective presentation of the reverse split.

The following table reflects the amounts used in determining loss per share:

	2013	2012

Net Loss	$(13,965,019)	$(12,902,175)
Weighted average common shares outstanding	3,897,081	1,524,991
Net Loss Per Common Share — basic and diluted	$(3.58)	$(8.46)

Fair Value of Financial Instruments

The Company uses fair value measurements to record fair value adjustments for certain financial instruments and to determine fair value disclosures.  Warrants issued with price protection features are recorded at fair value on a recurring basis.  The carrying value of cash and cash equivalents, accounts receivable and accounts payable approximated fair value due to the short maturity of those instruments. With respect to determination of fair values of financial instruments there are the following three levels of inputs:

Level 1 Inputs— Quoted prices for identical instruments in active markets.

CACHET FINANCIAL SOLUTIONS INC.

NOTES TO FINANCIAL STATEMENTS

Level 2 Inputs— Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 Inputs— Instruments with primarily unobservable value drivers.

The warrants that are carried at fair value are valued using level 3 inputs utilizing a Black-Scholes-Merton option pricing model under probability weighted estimated outcomes.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that may affect certain reported amounts and disclosures in the financial statements. Actual results could differ from those estimates. Significant estimates include the Company’s ability to continue as a going concern, allowance for doubtful accounts, assumptions used to value stock options, warrants, conversion incentive and share purchase price adjustment and the value of shares of common stock issued for services.

Stock-Based Compensation

The Company accounts for stock-based compensation using the estimated fair values of warrants and stock options. For purposes of determining the estimated fair values the Company uses the Black-Scholes-Merton option pricing model.   The Company estimates the volatility of its common stock at the date of grant based on the volatility of comparable peer companies which are publicly traded. The Company determines the expected life based on historical experience with similar awards, giving consideration to the contractual terms, vesting schedules and post-vesting forfeitures. The Company uses the risk-free interest rate on the implied yield currently available on U.S. Treasury issues with an equivalent remaining term approximately equal to the expected life of the award. The Company has never paid any cash dividends on its common stock and does not anticipate paying any cash dividends in the foreseeable future. Compensation expense for all share-based payment awards is recognized using the straight-line amortization method over the vesting period.    The fair values of stock award grants are determined based on the number of shares granted and estimated fair value of the Company’s common stock on the date of grant.

Research and Development Costs

The Company considers those costs incurred in developing new processes and solutions to be research and development costs and they are expensed as incurred.

Recent Accounting Pronouncements

The Company’s management has reviewed and considered all recent accounting pronouncements and believe there are none that could potentially have a material impact on the Company’s financial condition, results of operations, or disclosures.

2.  Note Receivable

The Company has a note receivable, bearing interest at 5%, for fees being refunded for an unsuccessful capital raising transaction. The note has a face value of $501,000 and was due in October 2013. The collectability of this note is uncertain and the Company has established a reserve for 100% of the balance owed. The resulting charge is included in other expense in 2012.

CACHET FINANCIAL SOLUTIONS INC.

NOTES TO FINANCIAL STATEMENTS

3.  Prepaid Expenses

Prepaid expenses primarily consist of prepayment of licenses and maintenance fees, or deposits with, the providers of RDC software capabilities to the Company.

4.  Property and Equipment

Property and equipment consists of the following at December 31:

	2013	2012

Computer equipment	$208,593	$211,539
Data center equipment	405,057	325,075
Purchased software	570,860	568,170
Furniture and fixtures	59,890	59,236
Leasehold improvements	53,465	53,465
Total property and equipment	1,297,865	1,217,485
Less: accumulated depreciation	(944,445)	(598,562)
Net property and equipment	$353,420	$618,923

Depreciation expense was $345,882 and $311,910 for the years ended 2013 and 2012, respectively.

5.  Financing Arrangements

The Company has raised debt through several forms of borrowing including bank loans, loans from Directors and other affiliated parties and unaffiliated third party investors.  Certain of the debt was issued with detachable warrants that permit the investor to acquire shares of the Company’s common stock at prices as specified in the individual agreements. See Note 9 for additional information regarding conversions of debt and accrued interest into common stock in 2013.

Following is a summary of debt outstanding as of December 31:

	2013	2012

Senior Secured Note Payable, due August 2013	$1,562,500	$1,500,000
Secured Convertible Notes, due June through August 2014	770,000	—
Notes Payable to Directors and Affiliates	2,350,000	2,326,991
Convertible Notes, due March 2015, interest at 10%	575,000	—
Convertible Term Loan, due December 2016, interest at 10%	500,000	—
Convertible, Subordinated Notes, due March 2012 interest at 6%	112,561	312,561
Convertible Subordinated Note, due April 2015	200,000	—
Series Subordinated Notes, as of December 31, 2013 were due from December 2014 through March 2015. Stated interest ranges from 9% to 25%, effective interest ranged from 28% to 261%. The rate at December 31, 2013 was 12%.	863,808	7,066,808
Note Payable, due March 2014, interest at 10%	100,000	—
Convertible Series Notes, due September 2014. Stated interest of 12%, effective interest of 27%.	—	575,000
Installment Note Payable — Bank	137,383	228,920
Long-Term Debt, gross	7,171,252	12,010,280
Unamortized discount	(67,327)	(383,610)
Long-Term Debt, net	$7,103,925	$11,626,670

CACHET FINANCIAL SOLUTIONS INC.

NOTES TO FINANCIAL STATEMENTS

Future maturities of long-term debt at December 31, 2013 are as follows:

2014	$3,170,672
2015	3,433,253
2016	500,000

$7,103,925

Senior Secured Note Payable

In October 2012, the Company entered into a Loan and Security agreement (the “Secured Loan Agreement”) that provides for borrowings of up to $1,500,000. Borrowing under the Secured Loan Agreement is secured by all property of the Company including tangible and intangible property. In addition, the Secured Loan Agreement contained certain negative pledges and restrictions on certain types of transactions and use of loan proceeds. The note is guaranteed by a Company director and the spouse of the director.  The loans carry stated interest rates from 10-16%.  In the event of default interest rates increase to 14% -20%. The Secured Loan Agreement’s stated expiration date was April 23, 2013. Beginning in August 2013 the Company was in default and borrowings are charged interest at the default rates. In addition, the agreement contains certain covenants, some of which the Company was not in compliance with. The note was amended in February 2013 and an additional $1,000,000 was borrowed.  Further, as part of this amendment the lender will receive a payoff premium of $750,000 which the  Company accrued as interest expense in 2013.   In December, 2013 $1.0 million of principal was repaid.

The lender also received a warrant to purchase 76,228 shares of Company common stock at $9.00 per share. The warrant expires in October 2017.  Including the value of the warrant at the date of issuance, the effective interest rate on the full $2,500,000 available under the Secured Loan Agreement is 38%. The exercise price of the warrant is subject to downward adjustment in the event of the subsequent sale of common stock or convertible debt at a lower price, as defined, prior to exercise of the warrant. As a result of this provision, the Company determined that the warrant should be accounted for as a liability carried at fair value.  In February 2013, the exercise price was adjusted to $2.88 and the number of shares of Company common stock to be acquired was increased to 238,212 based on a qualifying transaction. The Company determined the value of the warrant to be $309,000 and $256,000 at December 31, 2013 and 2012, respectively.

CACHET FINANCIAL SOLUTIONS INC.

NOTES TO FINANCIAL STATEMENTS

The Company also incurred financing costs in conjunction with this transaction aggregating $62,500 that are owed under the same terms as terms as the Secured Loan Agreement.

As of December 31 2013, the lender had agreed to forbear exercising its rights under the agreement until March 6, 2014. See Convertible Term Loan due December 2016 below and Note 13 regarding an extension of the forbearance to May 12, 2014.

Secured Convertible Notes, due June through August 2014

In June through August 2013 the Company borrowed $770,000 under secured convertible notes. The notes bear interest at the annual rate of 10% and mature one year from the date of issue. In the event of default the annual rate of interest increases by 5%. The Company can prepay the loans at any time without penalty.  Borrowings under the notes are secured by all property of the Company including tangible and intangible property. In addition, the notes contain certain negative pledges and restrictions on certain types of transactions and use of loan proceeds. The rights under this note are senior to all other debt, other than the Senior Secured Note described above which ranks senior to this note.

Upon completion of certain equity financing transactions as defined in the notes, the outstanding principal and unpaid interest is automatically converted into common stock. The conversion rate per share is equal to 75% of the per share price of the securities offered in the defined financing transaction .

Notes Payable to Directors and Affiliates

In November 2010, the Company borrowed $300,000 from a director. The loan was unsecured, had a stated interest rate of 6% and was due in equal monthly installments of $9,127 until fully amortized in November 2013. In conjunction with the loan agreement, the director received 17,484 shares of common stock with an aggregate value of $69,937. The remaining balance on this loan was converted to common stock in 2013. (See Note 9)

In 2012, the Company borrowed $1,000,000 in unsecured notes from certain current or former directors or their affiliates. These notes had a stated effective annual interest rate of 24% for the first 60 days and 40% thereafter until paid. These loans were converted to common stock in 2013. (See Note 9)

In October 2012, a director of the Company issued a loan to the Company for $1,105,000, replacing a note payable to a bank in an equal amount. The loan to director was due in November 2013 and had an interest rate equal to the prime rate plus 1.25%, but not less than 4.5%. The loan was guaranteed by the President/CEO of the Company.  Concurrent with that loan, the director received a warrant to purchase 50,000 shares of Company common stock at $4.00 per share. This warrant expires in November 2017. This note was secured by the pledge of 86,875 shares of Company stock and 136,250 options owned by the President/CEO of the Company. The loan was subordinate to the senior secured note payable until such time as that note is repaid; afterwards the loan would have become senior to all other debt. This note was converted into common stock in the February 2013 debt conversion. (See Note 9)

In 2013 the Company borrowed an additional $3,093,332 (including the refinancing of a $250,000 note and related interest of $43,332) from two directors.  Certain of these and other previously outstanding loans to these directors were converted to common shares in 2013 as described in Note 9. As of December 31, 2013, $2,350,000 of borrowings from directors and affiliates remains outstanding. All of these loans bear interest at 10%. Of these borrowings, $925,000 was due on March 15, 2014. (See Note 13). The remaining $1,425,000 (the “2013 Convertible Notes”) is due March 15, 2015 and is automatically converted into common shares upon completion of a qualifying financing transaction as defined in the note agreements. The conversion price is equal to 90% of the per security price in the qualifying financing transaction. In addition, at the time of conversion and based upon the dollar amount of principal and interest converted, holders of these notes will receive one warrant for each dollar converted. These warrants will have terms substantially the same as warrants that may be issued in the financing transaction.

CACHET FINANCIAL SOLUTIONS INC.

NOTES TO FINANCIAL STATEMENTS

Convertible Notes due March 2015

In 2013, the Company borrowed $575,000 under convertible notes. These notes are due March 15, 2015 and carry same general conversion provisions as the 2013 Notes Payable to the two Directors described above. The notes bear a stated interest rate of 10%. Warrants to purchase 87,500 shares of common stock at $4.00 per share were issued with $350,000 of this debt, resulting in an effective interest rate of 19% on that portion of the borrowing.

Convertible Term Loan, due December 2016

In December 2013, the Company entered into an agreement to issue convertible notes to an investor in principal amount of up to $4 million. The proceeds of borrowings under the note are expressly to be used to repay amounts owed under the Senior Secured Note Payable. Borrowings under the agreement will bear interest at 10% and the note matures in December 2016. In the event of default, the interest rate increases by either 2% or 4%, depending on the nature of the default. Through December 2013, $500,000 had been borrowed under this agreement. Under the note agreement, the investor has the right, but not the obligation, to advance additional amounts up to the $4 million. The terms of the agreement provide that the investor may have several options to convert the notes at varying rates and times following the completion of a qualifying financing transaction. Depending on the timing of conversion, the holder may also receive warrants to purchase common stock. In addition to conversion of the notes, the holder has the right to request shares of common stock, rather than cash, as payment for interest.

Convertible Subordinated Notes, due March 2012

In March 2011, the Company issued $1,432,561 in face amount of convertible debt, the “March 2011 Notes”. These notes had a stated interest rate of 6%. The terms of the notes allowed the holders to convert the debt into common stock at any time prior to maturity at conversion rate equal to the lesser of $9.00 per share or 25% below the offering price in the sale of securities in a qualified sale of securities, as defined. Payment of principal and interest on these notes was unsecured and subordinated to senior indebtedness, as defined.  Concurrent with the issuance of these notes, the Company issued warrants to purchase 107,442 shares of Company common stock at $4.00 per share. In July and August 2011, the Company prepaid the majority of these notes and accrued interest. After the prepayment, holders of these notes purchased 124,449 shares of Company stock at $9.00 per share for an aggregate purchase price of $1,120,000. In February 2013 an additional $200,000 was converted into common shares. (See Note 9) As of December 31, 2013, $112,561 of these notes remained outstanding.

Convertible Subordinated Note, due April 2015

In April 2013 the Company borrowed $200,000 under a convertible note. The note has a stated interest rate of 9% and is due April 1, 2015. The note is convertible at the option of the holder any time after April 1, 2014. The note is automatically converted upon the occurrence of certain equity financing transactions or change in control as defined in the note. The conversion price is $4.00 per share.

Series Subordinated Notes

Between June 2011 and December 2012, the Company borrowed approximately $7,800,000 utilizing a series of notes (the “Series Notes”). The Series Notes were issued in tranches that contained various terms with regard to maturity dates, interest rates, subordination, conversion features and the number of warrants issued with each tranche. Certain Series Notes contained a Company option to extend the due dates by up to 90 days, as well as provisions for acceleration upon completion of certain financings. In connection with these Series Notes, the Company issued warrants to purchase an aggregate of 780,000 shares of Company common stock at $4.00 per share. These warrants expire in November 2015.

CACHET FINANCIAL SOLUTIONS INC.

NOTES TO FINANCIAL STATEMENTS

During, 2013 the Company borrowed an additional $430,000, and issued warrants to purchase 35,688 shares, under the same general provisions as the Series Notes. In 2013 all but $863,808 face amount of the Series Notes had been converted into common stock and all but approximately 75,000 of the related warrants were exchanged for common stock. (See Note 9)

Convertible Series Notes, due September 2014

In 2012 the Company issued $575,000 in convertible notes (the “Convertible Series Notes”) that allowed the holders to convert debt into Company common stock at any time prior to maturity at a conversion rate equal to the lesser of $10.00 per share or 20% below the offering price in the sale of securities in a qualified sale of securities in excess of $10 million, as defined. In addition, these notes automatically convert to Company common stock at the conversion rate in the event of an equity financing in excess of $5 million or a change in control, as defined. These notes also contained a liquidation preference that could result in an amount due upon liquidation equal to 1.5 times the outstanding principal balance. In addition, these notes contained provisions for acceleration in the event of certain equity offerings, as defined.

The note agreement contained a provision that restricted payment to the note holders unless an amount is simultaneously paid to the holders of existing debt.  In addition, the notes were subordinated to all future debt.

The notes were issued with warrants to purchase 35,938 shares of Company common stock at a price based upon future equity sales, as specified in the warrant. The warrants were to expire in September 2017.

During 2013 the Company borrowed an additional $125,000 under the same general terms as the Convertible Series Notes.  In 2013 all of the Convertible Series Notes had been converted into common stock and related warrants exchanged for common stock. (See Note 9)

Installment Note Payable — Bank

In April 2010, the Company borrowed $280,045 from a bank and the note was renewed in May 2011 and 2012.  The note bears interest at the prime rate plus 1%, but not less than 5%. Beginning in June 2011, the note required monthly payments of $8,403.  Upon renewal in May 2012, the note is due on demand, if no demand is made then the note is due in monthly payments of $8,403 from June 30, 2012 through April 2015 with a final payment of $8,389 due in May 2015. Borrowings are secured by substantially all of the Company’s property and are guaranteed by three of the Company’s directors. (See Note 13)

Other Information Regarding Debt

The prime interest rate was 3.25% at December 31, 2013 and 2012.

At December 31, 2013, $1,675,061 of debt was past due.

As a result of either the short term duration or recency of the financing, the Company believes that the fair value of its outstanding debt approximates market value.

CACHET FINANCIAL SOLUTIONS INC.

NOTES TO FINANCIAL STATEMENTS

6.  Employee Benefit Plan

The Company has defined contribution 401(k) saving plan covering all employees satisfying certain eligibility requirements.  The plan provides for Company contributions; the Company did not make any contributions for the years ended December 31, 2013 or 2012.

7.  Commitments and Contingencies

Operating Leases

The Company leases approximately 22,000 square feet of office space in Chanhassen, Minnesota.  The lease commenced on May 1, 2012 and extends through August 31, 2016. Prior to May 1, 2012 the Company leased office space under a lease agreement commencing in December 2010 and expiring on April 30, 2012.  In addition to the office space, the Company leases certain office furniture and equipment and IT equipment under operating leases through November 2016. Rent expense under all leases was $383,807 in 2013 and $254,272 in 2012.

The Company’s office space lease calls for rent increases over the term of the lease. The Company records rent expense on a straight line basis using average rent for the term of the lease. The excess of the expense over cash rent paid is shown as accrued rent.

Total future minimum contractual lease payments for all operating leases are as follows:

Minimum Lease Commitments

2014	$336,000
2015	292,000
2016	183,000

Litigation

In December 2010, the Company received notice from a party claiming that one of its trademarks employing the word “Cachet” may infringe that party’s trademarks. We are presently reviewing the matter and expect to engage in discussions with the party. Based on current information and belief we believe there are substantial and meaningful differences between the relevant trademarks that would in our reasonable judgment preclude a finding of infringement, or that would adversely affect the trademark in question. In the event we are unable to reach an agreement with that third party, we intend to vigorously contest its claims and protect our rights.

Financial Service Agreements

The Company has agreements with financial advisory services companies.  These agreements contain various provisions including assisting the Company in identifying potential investors.  The agreements may require the Company to pay the advisor a monthly fee or cash, warrants or combination thereof, based upon certain defined events including the closing of financing transactions.  Some of these agreements contain termination provisions and may require the Company to pay the advisor for transactions closing subsequent to the agreement termination.

The Company entered into an agreement, as amended through March 25, 2014, with an investment firm to provide investment advisory services in connection with raising additional capital. The agreement provides for a fixed  retainer for advisory services aggregating $100,000 in cash and equity securities. In addition, the agreement provides for a fee based upon the amount of capital raised (the “Agent fee”). The Agent fee is to be paid in cash based upon a percentage and type of the capital raised. The Company has also agreed to sell to the parties to the agreement, at a nominal price, warrants to purchase shares of the Company’s common stock. The number of shares and the exercise price of the warrant are based upon the size and terms of the securities issued.

CACHET FINANCIAL SOLUTIONS INC.

NOTES TO FINANCIAL STATEMENTS

8.  Income Taxes

The shareholders of the Company elected to be taxed as an S corporation under the provisions of the Internal Revenue Code and related Minnesota statutes. Under these provisions, the Company does not pay corporate income taxes on its taxable income. Instead, the shareholders are liable for income taxes on their respective share of the Company’s taxable income.

Accounting principles generally accepted in the United States of America require management to evaluate tax positions taken by the Company and recognize a tax liability (or asset) if the Company has taken an uncertain position that more likely than not would not be sustained upon examination by the Internal Revenue Service. Management has analyzed the tax positions taken by the Company, and has concluded that as of December 31, 2013, there are no uncertain positions taken or expected to be taken that would require recognition of a liability (or asset) or disclosure in the financial statements. The Company is subject to routine audits by taxing jurisdictions; however, there are currently no audits for any tax periods in progress. Management believes the Company is subject to income tax examinations since its inception in 2010.

Effective January 1, 2014 the Company’s S Corporation election terminated and the Company became subject to Federal and state income taxes. The Company has not included any pro forma income tax information as if the Company were a tax paying entity for 2013 and 2012, as any pro forma tax benefit would be offset by a valuation allowance for the related deferred tax asset as it would be more likely than not that the future tax benefits will not be realized.

9.  Shareholders’ Equity

The Company’s authorized capital consists of 22,500,000 shares of $.01 par value common stock and 2,500,000 shares of $.01 par value preferred stock.

Common Stock

The estimated fair value assigned to shares issued for other than cash was based upon recent cash sales transactions.

In July and August 2011, the Company issued 124,442 shares of Company common stock at $9.00 per shares for an aggregate purchase price of approximately $1,120,000 in conjunction with the prepayment of the Convertible, Subordinated Notes, due March 2012.

During 2013 the Company issued 319,000 shares of common stock at $4.00 per share for gross proceeds of $1,276,000.

In February 2013, the Company offered to convert debt, plus accumulated interest, into shares of the Company’s common stock. To encourage conversion the Company agreed to provide the debt holders a 10% share premium. As a result, $6,744,139 of debt and accumulated interest was converted into 1,854,638 shares of common stock and the value of the premium shares of $674,414 was recorded as an expense. Included in this conversion is $1.1 million of conversions by a former director.

CACHET FINANCIAL SOLUTIONS INC.

NOTES TO FINANCIAL STATEMENTS

Concurrent with the conversion of the those notes, the Board of Directors determined that it was in the best interest of the Company to adjust the conversion rates for former noteholders that had previously converted or purchased shares at $9.00 per share.  An adjustment was made to reduce their conversion rate or purchase price, as applicable, to $4.00 per share. As a result, the Company issued an additional 427,619 shares with a fair value of $1,710,475 which was recorded in other expense in the 2013 statement of operations.

In November 2013, the Company offered to convert debt, plus accumulated interest, into shares of the Company’s common stock. As a result, $4,319,677 of debt and accumulated interest was converted into 1,079,920 common shares based on an exchange rate of $4.00 per share.

In November 2013, the Company offered to exchange 1 share of common stock for every 5 warrants outstanding. As a result 389,790 shares were issued and warrants to purchase 1,948,948 common shares were cancelled. At the time of the exchange, the fair value of the shares issued exceeded the fair value of the warrants by $681,189 which was recorded in other expense in the 2013 statement of operations.

Warrants

In addition to warrants issued in connection with debt described above, the following are transactions involving issuance of warrants in September 2011 at $4.00 per share and expiring November 1, 2015:

Three directors guaranteed the note payable — bank each providing a guarantee of up to $1,041,000. Each director received warrants with an aggregate fair value of approximately $1,191,000 to purchase 78,125 shares of Company common stock for providing their guarantees.

In addition, a director received a warrant with a fair value of approximately $389,000 to purchase 76,560 shares of Company common stock in exchange for his pledge of certain personal assets to secure the $1,105,000 loan provided under the bank credit facility.  In consideration for his incremental guarantee of that asset pledge, another director received a warrant with a fair value of approximately $42,100 to purchase 8,291 shares.

In February 2013, the Company issued warrants with a fair value of approximately $205,000 to purchase 281,250 shares of the Company’s common stock at $4.00 per share and expiring November 2017 to a director for the director guaranteeing the Senior Secured Note Payable.

In addition to the warrants issued in February 2013 above, and  those issued in connection with debt as described in Note 5, the Company issued warrants to purchase 232,450  shares of common stock at prices ranging from $4.00 to $5.00 in conjunction with other debt, guarantees, issuances of equity and financing costs. These warrants had a fair value of approximately $157,000.  These warrants were all exchanged for shares in November 2013.

The following is a summary of warrant activity in 2013:

	Number of Warrants	Weighted Avg. Exercise Price	Weighted Remaining Life (Years)

Balance, December 31, 2012	1,557,980	$4.16
Issued	798,872	3.80
Exchanged for shares	(1,948,948)	4.02
Balance, December 31, 2013	407,904	3.35	3.43

CACHET FINANCIAL SOLUTIONS INC.

NOTES TO FINANCIAL STATEMENTS

The fair value of the warrants was determined using the Black-Scholes-Merton option pricing model and the following assumptions for 2013 and 2012.

Both Periods
Expected term	1.5 – 2.5 Years
Expected dividend	0%
Volatility	26% – 38%
Risk-free interest rate	0.26% –1.36%

10.  Equity Incentive Plan

On February 9, 2010, the Board of Directors adopted the 2010 Equity Incentive Plan (EIP).  The plan has been approved by our shareholders.  Participants in the plan may include our employees, officers, directors, consultants, or independent contractors who our compensation committee determines shall receive awards under the plan.  As of December 31, 2013, the number of shares of common stock reserved for issuance under the plan is 625,000 shares.

The plan authorizes the grant of options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code (the “Code”). The EIP also permits the grant of options that do not qualify as incentive stock options, restricted stock, restricted stock units, stock bonuses, cash bonuses, stock appreciation rights, performance awards, dividend equivalents, warrants and other equity-based awards. The plan expires on February 12, 2020.  Options granted to employees generally vest over three years. Stock awards granted to non-employee directors generally vest 50% on the grant date and 50% on the first anniversary of the date of the grant. Options expire five years from the date of grant.

In addition to options issued under the EIP, as of December 31, 2013 the Company had issued options to purchase 555,000 shares of Company common stock to directors, certain officers and business consultants.

The Company has used an expected life of three years for the term of the options.  As only a minimal number of options have been exercised, management has made an estimate of an average life that is slightly longer than the vesting period. The Company estimates forfeitures when recognizing compensation expense and this estimate of forfeitures is adjusted over the requisite service period based on the extent to which actual forfeitures differ, or are expected to differ, from such estimates. Changes in estimated forfeitures are recognized through a cumulative catch-up adjustment, which is recognized in the period of change, and also impact the amount of unamortized compensation expense to be recognized in future periods.

In February 2013 the Board of Directors approved an adjustment to the exercise price of all outstanding employee stock options that had been issued at a price greater than $4.00 per share. The vesting period for these options was unchanged. The aggregate excess of the fair value of the $4.00 options over the $9.00 options on the date of modification was $236,000.  As a result of this modification the Company recorded additional share-based compensation of $119,000 for the vested portion of those options immediately, and the remaining $117,000 will be recognized over the remaining vesting term.

During 2013 the Company issued options to purchase 330,470 shares with exercise prices ranging from $4.00 to $9.00 per share and an aggregate fair value of approximately $306,000. Of those options, options issued to executive management to purchase 250,000 shares were 100% vested immediately.

CACHET FINANCIAL SOLUTIONS INC.

NOTES TO FINANCIAL STATEMENTS

The estimated fair values of stock options granted and assumptions used for the Black-Scholes-Merton option pricing model were as follows:

	2013	2012

Estimated Fair Value	$306,189	$158,265
Options Granted	330,470	67,000

Expected Term	3 Years	3 Years
Expected Dividend	0%	0%
Volatility	30 – 33%	32 – 39%
Risk Free Interest Rate	0.3 – 0.9%	0.3 – 0.4%

Following is a summary of stock option activity in 2013:

	Number of Options	Weighted Avg. Exercise Price		Weighted Remaining Contractual Life (Years)	Intrinsic Value

Balance, December 31, 2012	614,042	$6.00
Granted	330,470	4.13
Exercised	(30,000)	.80
Forfeited or Expired	(86,969)	4.55
Balance, December 31, 2013	827,543	3.49	*	2.81	$423,000
Exercisable at December 31, 2013	680,376	3.38	*	2.76	423,000

* Reflects the February 2013 exercise price adjustment.

Following is a summary of nonvested stock options:

	Number of Options	Weighted Avg. Grant Date Fair Value

Balance, December 31, 2012	236,666	$2.60
Granted	330,470	0.93
Vested	(375,167)	1.42
Forfeited	(44,802)	2.05
Balance, December 31, 2013	147,167	2.09

Total stock compensation expense was $700,715 and $311,211 in 2013 and 2012, respectively. As of December 31, 2013 the total compensation cost related to nonvested options awards not yet recognized was $168,000. That cost will be recognized over a weighted average period of nine months. Proceeds from the exercise of options in 2013 were $24,000 and the intrinsic value of options exercised in 2013 was $96,000.

CACHET FINANCIAL SOLUTIONS INC.

NOTES TO FINANCIAL STATEMENTS

11. Related Party Transactions

Balances with related parties consisting of members of the Board of Directors (collectively Affiliates) for borrowings and warrants as of December 31 were as follows:

	2013	2012

Debt held by related parties	$2,362,561	$4,869,551
Interest paid to related parties	$125,000	$9,393
Related party interest expense	$120,687	$448,732
Warrants held by related parties	942	791,998

12. Concentrations

The Company has relied on two vendors to provide technology and licensing components that are critical to its RDC solution. In December 2013 the Company’s relationship with one of these vendors was terminated. The Company believes that it has adequate alternatives to replace this technology without a material impact to the business.

13. Subsequent Events

Reverse Merger

On February 12, 2014, the Company completed a merger transaction with DE Acquisition 2, Inc.  (“DE2”), a public company with no operations. Pursuant to the terms of the merger, each share of the Company’s common stock that was issued and outstanding at such time was cancelled and converted into shares of 10.9532 (the “exchange ratio”) shares of DE2’s common stock. As a result of the merger, all of the Company’s outstanding warrants and stock options at the time were converted and exchanged for warrants and stock options of DE2. The number of shares subject to and exercise prices of DE2 convertible securities issued under the exchange was determined by application of the exchange ratio to the terms of the Cachet convertible debt and options outstanding as of the Merger date. Subsequently DE2 changed its name to Cachet Financial Solutions, Inc. (“New Cachet”).

On dates up to 30 and 120 days following the merger, additional shares may be issued to those DE2 shareholders immediately prior to the merger, for no additional consideration, such that they will hold 3% of the fully diluted shares outstanding as of those dates.

The fair value of estimated consideration paid to DE2 in exchange for the 3% interest is estimated to be $507,000 plus the long term debt assumed of $85,105. As DE2 had no tangible or identifiable intangible assets at the time of the Merger, and recognition of goodwill is not permitted in this type of merger transaction, no assets were recorded as a result of the Merger.

Additional Borrowing — Working Capital

Subsequent to December 31, 2013 and through March 27, 2014 the Company borrowed an additional $1 million for working capital purposes from certain directors and existing shareholders of the Company.   Of these borrowings $300,000 is due in February 2015. The loan agreements provide for issuance of shares, in lieu of the payment of interest, in an amount equal to 20% of the face amount of the note with the value per share used to determine the number of shares based upon a planned offering of the Company’s common stock. The remaining $700,000 ($550,000 of which was from directors) is due upon the earlier of the availability of sufficient funds as determined by the noteholder or February 2015. These notes bear interest at 10% .  The Company also borrowed another $100,000 under the Convertible Term Loan due December 2016 and was advanced $265,000 from Directors. The Company also issued warrants to purchase 821,250 shares of common stock at $1.45 per share.

CACHET FINANCIAL SOLUTIONS INC.

NOTES TO FINANCIAL STATEMENTS

On March 24, 2014 the Company entered into a new loan agreement with its bank and borrowed $330,000. The proceeds of the borrowing were used to repay the balance owed on installment note payable at the time of $122,000, with the remainder used for working capital. The loan is due  on demand and is being repaid  in monthly installments of $9,903. Interest is at the prime rate plus 1% with a floor of 5%. The loan is guaranteed by certain of the Company’s Directors.

Business Acquisition and Related Borrowing

In December 2013, the Company agreed to acquire certain assets and operations of a technology services company with capabilities and relationships in the mobile banking industry. On March 4, 2014, the Company closed on the acquisition.  The cash consideration paid at closing was $1.125 million with the potential for an additional $1.0 million upon the occurrence of certain events. The purchase price, including the contingent consideration, will be allocated based upon the fair value of assets acquired and liabilities assumed upon completion of an appraisal of the assets and liabilities. The Company currently expects that the majority of the asset value will be assigned to proprietary technology and customer relationships acquired and that liabilities assumed will be immaterial. In conjunction with the closing of the acquisition, the Company borrowed $1.5 million from a director to fund the purchase price. The terms of the loan agreement provide for a maturity date of May 15, 2014 and interest at an annual rate of 24%. In the event of default the interest rate increases to an annual rate of 48%. This loan is secured by all assets of the Company. The loan agreement also provides for the issuance of common shares to the lender in an amount equal to 12.5% of the original loan amount. In the event any balance remains outstanding after April 4, 2014 the Company will be required to issue additional shares.

Extension of Debt Terms and Debt Conversion

In March 2014 the forbearance agreement with the Senior Secured lender was extended to May 12, 2014. In consideration for the extension the Company agreed to issue $1 million of the Company’s common stock, the number of shares to be determined by reference to lowest per share price in the Company’s planned offering of common stock. In addition, in March 2014 the Company made a $250,000 payment to the lender to be applied to outstanding indebtedness.

In March 2014 the maturity dates of certain of the Company’s notes aggregating $1.025 million that were scheduled to mature in March 2014 were extended to February 2015.  The December 31, 2013 balance sheet reflects the extension of the maturity dates.

In January 2014 an additional $333,000 in debt and $654,000 in accrued interest were converted into common shares at a conversion rate of $4.00 per share.

Appendix 4

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): August 12, 2014

CACHET FINANCIAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53925	27-2205650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18671 Lake Drive East

Southwest Tech Center A

Minneapolis, MN 55317

(Address of principal executive offices) (Zip Code)

(952) 698-6980

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                           RESULTS OF OPERATIONS AND FINANCIAL CONDITIONS.

On August 12, 2014, we publicly announced results of operations for the second quarter of 2014. For further information, please refer to the press release attached hereto as Exhibit 99, which is incorporated by reference herein.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit	Description
99	Press release reporting results of operations for the second quarter of 2014, dated August 12, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACHET FINANCIAL SOLUTIONS, INC.:
(REGISTRANT)

By:	/s/ Darin P. McAreavey
DARIN P. MCAREAVEY
Executive Vice President and
Chief Financial Officer

Dated: August 12, 2014

Exhibit 99

FOR IMMEDIATE RELEASE:

Cachet Financial Solutions Reports Second Quarter 2014 Results

MINNEAPOLIS, Minn. - August 12, 2014 — Cachet Financial Solutions, Inc. (OTCQB: CAFN), a leading provider of cloud-based SaaS and mobile money management technology to banks, credit unions and other financial services organizations, reported results for the second quarter ended June 30, 2014.

Q2 2014 Operational Highlights

•                  Partnered with Navy Federal Credit Union, the world’s largest credit union with more than $60 billion in assets and five million members, to implement a mobile money management tool geared towards students.

•                  Selected by FirstView Financial, a leading prepaid debit card processor and program manager, to develop a prepaid mobile application for its cardholders.

•                  The Bancorp, the creator of customized banks for hundreds of affinity partners, implemented Cachet’s CheckRisk Pro, an innovative new tool for mitigating risk in remote deposit capture (RDC) programs.

Q2 2014 Performance Indicators for RDC Solutions

	Q2 2014	vs. Q1 2014	Change	vs. Q2 2013	Change
Mobile Transactions	762,910	634,856	20%	209,737	264%
Merchant Customers	408	364	12%	344	19%
Products Sold	286	258	11%	184	55%
Live Product Implementations	182	149	22%	75	143%

Q2 2014 Financial Results

Revenue in the second quarter of 2014 increased 120% to $609,000 from $277,000 in the same year-ago quarter. The increase was primarily driven by growing adoption of the company’s Select Mobile RDC solutions.

Cost of revenues in the second quarter of 2014 totaled $716,800, an increase of 8% from $666,200 in the same year-ago period. The increase was primarily due to higher amortization expense associated with the intangible assets acquired with the Select Mobile Money acquisition in March 2014.

Net loss in the second quarter of 2014 totaled $4.2 million or $(0.65) per basic and diluted share, compared to a net loss of $2.8 million or $(0.69) per basic and diluted share in the second quarter of 2013.

Adjusted EBITDA loss (a non-GAAP term defined as net loss before interest, taxes, depreciation, amortization, and stock-based compensation, as well as other non-recurring items) for the second quarter of 2014 totaled $2.3 million compared to an adjusted EBITDA loss of $1.7 million in the same year-ago period (see further discussion about the use of adjusted EBITDA, below).

Management Commentary

“In the second quarter of 2014, we produced 120% year-over year topline revenue growth, as well as increased the number of products sold by 55% to 285,” said Jeffrey Mack, president and CEO of Cachet Financial Solutions. “This performance reflects our focus on selling more products and diversifying our revenue base, including adding key customers like FirstView, The Bancorp, and Navy Federal Credit Union. The strong increase in mobile transactions also speaks to our growing, highly-valuable recurring revenue stream.

“Maintaining this momentum, we recently partnered with a top five commercial bank in the U.S. to implement a prepaid mobile platform for one of the world’s largest supermarket chains. We believe this major win reaffirms the strong value proposition of our Select Mobile Money platform, and particularly its unique features and capabilities that enhance the experience of the banking consumer.

“We believe that mobile functionality has quickly become an essential component to the financial services industry, and that Cachet is at the forefront of this trend with the most secure and robust technology offered in the market today. In fact, more than 2,000 U.S. banks now offer mobile check deposit, which has increased 100% over the last year, and among these banks, about 10% now rely on Cachet for these services.

“Maintaining this momentum, we recently partnered with a top five commercial bank in the U.S. to implement a prepaid mobile platform for one of the world’s largest supermarket chains. This major win reaffirms the strong value proposition of our Select Mobile Money platform, and particularly its unique features and capabilities that enhance the experience of the banking consumer.

“Mobile functionality has quickly become an essential component to the financial services industry, and Cachet is at the forefront of this trend with the most secure and robust technology offered in the market today. In fact, more than 2,000 U.S. banks now offer mobile check deposit, which has increased 100% over the last year, and among these banks, about 10% now rely on Cachet for these services.

“Looking ahead, our expectations for 2014 remain high as we build upon these successes and address the widening pipeline of opportunities ahead. As demand for mobile banking technologies continues to build, we are well positioned with industry-leading solutions and a strengthening customer base. We believe these key factors and strong industry tailwinds will help us expand our market share and continue to drive strong revenue growth in the quarters ahead.”

Conference Call

Cachet Financial Solutions will hold a conference call today (August 12, 2014) at 4:30 p.m. Eastern time (3:30 p.m. Central time) to discuss these results. Cachet’s president and CEO, Jeffery Mack, and EVP and CFO, Darin McAreavey, will host the presentation, followed by a question and answer period.

Date: Tuesday, August 12, 2014

Time: 4:30 p.m. Eastern time (3:30 p.m. Central time)

U.S. dial-in: 1-877-705-6003

International dial-in: 1-201-493-6725

The call will be webcast live and available for replay at http://public.viavid.com/index.php?id=110261.

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through September 12, 2014.

U.S. replay dial-in: 1-877-870-5176

International replay dial-in: 1-858-384-5517

Replay ID: 13588947

About Cachet Financial Solutions, Inc.

Cachet Financial Solutions is a leading cloud-based, SaaS technology provider serving the financial services industry with mobile money management and remote deposit capture solutions for PC, Mac and mobile. The company’s industry-leading solutions help clients to increase customer/member engagement, grow revenues and gain competitive advantage. Cachet’s cloud-based technology platform simplifies development, deployment and servicing of consumer and commercial solutions-minimizing cost and accelerating speed-to-market and ROI. Enabled by Cachet’s complete suite of business and consumer solutions, financial institutions can better serve the needs of all their customers or members. For more information, visit www.cachetfinancial.com.

Use of Non-GAAP Information

In evaluating the Company’s financial performance and operating trends, management considers information concerning the Company’s net sales, adjusted gross margins, adjusted operating expenses, and adjusted EBITDA, among other items, which are not calculated in accordance with generally accepted accounting principles (“GAAP”) in the United States of America. The Company’s management believes these non-GAAP measures are useful to investors because they provide supplemental information that facilitates comparisons to prior periods and for the evaluation of financial results. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. The method the Company uses to produce non-GAAP results is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a replacement for corresponding GAAP measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is attached to this release and can also be found on the Company’s website at www.cachetfinancial.com.

Forward-Looking Statements

This press release contains certain statements that would be deemed “forward-looking statements” under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and includes, among other things, discussions of our business strategies, future operations and capital resources. Words such as “may,” “likely,” “anticipate,” “expect” and “believes” indicate forward-looking statements.

These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We discuss many of these risks in greater detail in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2014 under the heading “Risk Factors” and in the other reports we file with the Commission. Given these uncertainties, you should not attribute undue certainty to these forward-looking statements. Also, forward-looking statements represent our estimates and assumptions only as of the date of this press release. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Contact Information:

Darin McAreavey

EVP & CFO

Cachet Financial Solutions

952.698.5214

dmcareavey@cachetfinancial.com

Investor Relations:

Matt Glover or Michael Koehler

Liolios Group, Inc.

949.574.3860

CAFN@liolios.com

###

CACHET FINANCIAL SOLUTIONS, INC.

CONSOLIDATED BALANCE SHEETS

	As of
	June 30, 2014	December 31, 2013
	(unaudited)	(audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$29,465	$150,555
Accounts receivable, net	312,009	329,557
Deferred commissions	76,360	62,732
Prepaid expenses	598,855	487,659
TOTAL CURRENT ASSETS	1,016,689	1,030,503

PROPERTY AND EQUIPMENT, net	269,838	353,420
GOODWILL	204,000	—
INTANGIBLE ASSETS, NET	1,743,751	—
DEFERRED COMMISSIONS	109,460	101,468
DEFERRED FINANCING COSTS	143,627	107,936
TOTAL ASSETS	$3,487,365	$1,593,327

LIABILITIES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$1,637,863	$937,201
Accrued expenses	961,931	153,112
Accrued interest	1,674,096	1,953,502
Deferred revenue	543,263	510,319
Current portion of long-term debt	9,823,181	3,170,672
TOTAL CURRENT LIABILITIES	14,640,334	6,724,806

LONG TERM DEBT, net of current portion	3,324,486	3,933,253
WARRANT LIABILITY	209,000	309,000
DEFERRED REVENUE	435,265	401,758
ACCRUED INTEREST	95,664	95,270
ACCRUED RENT	44,333	61,482
TOTAL LIABILITIES	18,749,082	11,525,569

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ DEFICIT
Capital Stock, $.0001 Par Value, 520,000,000 shares authorized Preferred shares - 20,000,000 shares authorized, None issued and outstanding	—	—
Common shares - 500,000,000 shares authorized, 6,665,276 and 5,625,957 issued and outstanding	666	563
ADDITIONAL PAID-IN-CAPITAL	28,457,365	26,668,258
ACCUMULATED DEFICIT	(43,719,748)	(36,601,063)
TOTAL SHAREHOLDERS’ DEFICIT	(15,261,717)	(9,932,242)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$3,487,365	$1,593,327

CACHET FINANCIAL SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
REVENUE	$608,917	$276,527	$1,085,399	$470,734

COST OF REVENUE	716,765	666,151	1,335,294	1,290,804

GROSS LOSS	(107,848)	(389,624)	(249,895)	(820,070)

OPERATING EXPENSES
Sales and Marketing	657,927	496,260	1,192,148	1,208,241
Research and Development	658,734	214,915	1,010,806	501,055
General and Administrative	1,138,038	846,660	2,156,228	1,948,650

TOTAL OPERATING EXPENSES	2,454,699	1,557,835	4,359,182	3,657,946

OPERATING LOSS	(2,562,547)	(1,947,459)	(4,609,077)	(4,478,016)

INTEREST EXPENSE	1,731,755	885,731	2,496,701	2,033,851

INDUCEMENT TO CONVERT DEBT AND WARRANTS	—	—	7,906	674,414

SHARE PRICE / CONVERSION ADJUSTMENT	—	—	—	1,710,475

OTHER (INCOME) EXPENSE	(47,500)	(53,763)	5,001	31,475

NET LOSS	$(4,246,802)	$(2,779,427)	$(7,118,685)	$(8,928,231)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and fully diluted	6,536,602	4,040,887	6,328,419	3,299,797

Net loss per common share - basic and fully diluted	$(0.65)	$(0.69)	$(1.12)	$(2.71)

CACHET FINANCIAL SOLUTIONS, INC.

SUPPLEMENTAL INFORMATION

(Unaudited)

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended		Six Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Net loss, as reported	$(4,246,802)	$(2,779,427)	$(7,118,685)	$(8,928,231)
Interest Expense	1,731,755	885,731	2,496,701	2,033,851
Inducement of convert debt and warrants	—	—	7,906	674,414
Share Price / Conversion Adjusted	—	—	—	1,710,475
Depreciation and Amortization	191,743	125,039	298,287	205,329
Share-based compensation	38,699	97,403	85,209	535,373
Adjusted EBITDA	$(2,284,605)	$(1,671,254)	$(4,230,582)	$(3,768,789)

Appendix 5

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): September 8, 2014

CACHET FINANCIAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53925	27-2205650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18671 Lake Drive East

Southwest Tech Center A

Minneapolis, MN 55317

(Address of principal executive offices) (Zip Code)

(952) 698-6980

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2014, our Board of Directors adopted our 2014 Associate Stock Purchase Plan.  We may issue a total of up to 500,000 shares of our common stock under the plan.  The plan is designed to be a stock purchase plan qualifying under Section 423 of the Internal Revenue Code of 1986 (the “Code”).  The board elected to cause the plan to be effective as of September 1, 2014, and as such the plan will need to be approved by our shareholders no later than August 30, 2015 in order to fully comply with the requirements of Code Section 423.

The 2014 Associate Stock Purchase Plan permits eligible employees to purchase shares of our common stock at the end of pre-established offering periods at a maximum 15% discount from the common stock’s fair market value on the date of purchase or the offering date, whichever is lower. Purchases will be funded through employee payroll deductions (or, if payroll deductions are not permitted by local law, by other permitted methods).  Eligible employees include any person, including an officer, employed by Cachet Financial Solutions or a subsidiary and whose customary employment is at least 20 hours per week.  The plan will be administered by our full Board of Directors or committee of the board designated for such purpose.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACHET FINANCIAL SOLUTIONS, INC.: (REGISTRANT)

By:	/s/ Darin P. McAreavey
DARIN P. MCAREAVEY Executive Vice President and Chief Financial Officer

Dated:	September 12, 2014

Appendix 6

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): September 19, 2014

CACHET FINANCIAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53925	27-2205650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18671 Lake Drive East

Southwest Tech Center A

Minneapolis, MN 55317

(Address of principal executive offices) (Zip Code)

(952) 698-6980

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On September 19, 2014, Cachet Financial Solutions, Inc. (“Cachet” or the “Company”) entered into a Securities Purchase Agreement with accredited investors pursuant to which it offered and agreed to sell an aggregate of 1,210,000 shares of the Company’s Series A Convertible Preferred Stock at $1.50 per share, and issued five-year warrants to purchase an aggregate of 605,000 shares of its common stock at a per-share price of $2.00 (subject to adjustment), in a private placement exempt from registration under the Securities Act of 1933. Gross proceeds to the Company were $1,815,000.

The preferred stock entitles its holders to an 8% per annum dividend, payable quarterly in cash or in kind (or a combination of both) as determined by the Company, and may be converted to Cachet common stock at the option of a holder at an initial conversion price of $1.50 per share, subject to adjustment. The Company may require the holders of the preferred stock to convert their preferred shares in to common stock once the resale of those common shares shall have been registered with the SEC or are otherwise freely tradable, subject to certain other customary conditions. The holders of the preferred stock will be entitled to vote their shares on an as-converted basis and they will be entitled to a liquidation preference equal to the stated value (i.e., purchase price) of their shares plus any accrued but unpaid dividends thereon.

Subject to certain customary exceptions, the preferred stock has full-ratchet conversion price protection in the event that the Company issues common stock below the conversion price, as adjusted, until the earlier of (i) 180 days from the closing or (ii) such time as the Company shall have obtained, after the closing, financing aggregating to at least $5 million. The warrants issued to purchasers of the preferred stock contain similar full-ratchet exercise price protection in the event that the Company issues common stock below the exercise price, as adjusted, again subject to certain customary exceptions. In the Securities Purchase Agreement, the Company granted purchasers of the preferred stock certain registration rights pertaining to the shares of Company common stock they may receive upon conversion of their preferred stock and upon exercise of their warrants.

Cachet offered and sold the foregoing securities in reliance on the statutory exemption from registration under Section 4(a)(2) of the Securities Act, including Rule 506 promulgated thereunder, based on the fact that all investors were accredited investors. Neither the offer nor the sale of securities in the private placement were registered under the Securities Act of 1933, and therefore such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. In connection with the private placement of the securities, the Company paid commissions to a placement agent aggregating $145,200 and sold the placement agent a five-year warrant for the purchase of up to 36,300 shares of common stock at $2.00 per share. The disclosure about the private placement contained in this report does not constitute an offer to sell or a solicitation of an offer to buy any securities of Cachet, and is made only as required under applicable rules for filing current reports with the SEC, and as permitted under Rule 135c of the Securities Act of 1933.

In connection with the offer and sale of the preferred stock, the Company filed a Certificate of Designation for the Series A Convertible Preferred Stock on September 22, 2014, setting forth the rights, preferences and privileges of such preferred stock.

The foregoing disclosure is qualified by the Certificate of Designation, Securities Purchase Agreement, and the form of Warrant, all of which are filed as exhibits to this report.

Item 3.02                      Unregistered Sales of Equity Securities.

The disclosures in Item 1.01 regarding the offer and sale of Series A Convertible Preferred Stock and warrants are incorporated into this item by this reference.

Item 5.03              Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosures in Item 1.01 regarding the offer and sale of Series A Convertible Preferred Stock and warrants, and in particular the filing of the Series A Convertible Preferred Stock Certificate of Designation (which serves as an amendment to the Company’s Certificate of Incorporation), are incorporated into this item by this reference.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
3.1	Series A Convertible Preferred Stock Certificate of Designation of Preferences, Rights and Limitations filed September 22, 2014 (filed herewith).
10.1	Securities Purchase Agreement dated as of September 19, 2014, by and among Cachet Financial Solutions, Inc. and certain purchasers ( filed herewith).
10.2	Form of Warrant to Purchase Common Stock of Cachet Financial Solutions, Inc., to be issued to purchasers under the Securities Purchase Agreement dated as of September 19, 2014 (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACHET FINANCIAL SOLUTIONS INC. (Registrant)

Dated: September 22, 2014	By:	/s/ Darin P. McAreavey
Darin P. McAreavey Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Series A Convertible Preferred Stock Certificate of Designation of Preferences, Rights and Limitations filed September 22, 2014 (filed herewith).
10.1	Securities Purchase Agreement dated as of September 19, 2014, by and among Cachet Financial Solutions, Inc. and certain purchasers ( filed herewith).
10.2	Form of Warrant to Purchase Common Stock of Cachet Financial Solutions, Inc., issued to purchasers under the Securities Purchase Agreement dated as of September 19, 2014 (filed herewith).

Exhibit 3.1

CACHET FINANCIAL SOLUTIONS, INC.

SERIES A CONVERTIBLE PREFERRED STOCK

CERTIFICATE OF DESIGNATION

OF PREFERENCES, RIGHTS AND LIMITATIONS

(Pursuant to Section 151 of the Delaware General Company Law)

THE UNDERSIGNED, the Chief Executive Officer and President of Cachet Financial Solutions, Inc., a Delaware corporation (the “ Company “), DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation of the Company and in accordance with the provisions of Section 151 of Delaware General Corporation Law, the Board of Directors of the Company as of September 22, 2014, has adopted the following resolution creating a series of capital stock designated as the Series A Convertible Preferred Stock:

RESOLVED: that, pursuant to the authority vested in the Board of Directors of the Company, a series of convertible preferred stock, $0.0001 par value per share, to be entitled “Series A Convertible Preferred Stock” of the Company is hereby created and designated. The number of shares of Series A Stock shall be 7,000,000. The voting powers, preferences and relative, participating, optional and other special rights of the Series A Convertible Preferred Stock, and the qualifications, limitations and restrictions thereof, are as follows:

1.                   Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Alternate Consideration” shall have the meaning set forth in Section 7(b).

“Beneficial Ownership Limitation” has the meaning set forth in Section 6(e).

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing Date” means the Trading Day on which all of the Transaction Documents shall have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount at the Closing and (ii) the Company’s obligations to deliver the Securities at the Closing shall have been satisfied or waived.

“Closing” means the closing of the purchase and sale of the Securities pursuant to the Purchase Agreement.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Company’s common stock, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company that would entitle the holder thereof to acquire at any time Common Stock, including without limitation any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Date” shall have the meaning set forth in Section 6(a).

“Conversion Price” shall have the meaning set forth in Section 6(c).

“Conversion Shares” means, collectively, the shares of Common Stock issued and issuable upon conversion of the shares of Series A Preferred Stock in accordance with the terms hereof.

“Company Conversion Conditions” means all of the following conditions: (a) the Company shall have duly honored all conversions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the applicable Holder on or prior to the dates so requested or required, if any; (b) either (i) there is an effective Resale Registration Statement pursuant to which the Holders are permitted to utilize the prospectus contained therein to resell all of the Underlying Shares permitted by the Commission to be included thereunder and resold pursuant thereto (subject, however, to the cutback provisions contained in the Purchase Agreement pertaining to the Resale Registration Statement) or (ii) all of the Underlying Shares may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements as determined by the counsel to the Company (the requirements of this clause (b)(ii) being determined severally on a Holder-by-Holder basis); (c) the Common Stock is trading on a Trading Market; and (d) there is a sufficient number of authorized, but unissued and otherwise unreserved, shares of Common Stock for the issuance of all of the Underlying Shares.

“DGCL” means the Delaware General Corporation Law.

“Dilutive Issuance” is any issuance of Common Stock or Common Stock Equivalents described in Section 7(c) below; provided, however, that a Dilutive Issuance shall not include any Exempt Issuance.

“Dividend Payment Date” shall have the meaning set forth in Section 3(a).

“Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations thereunder.

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“Exempt Issuance” means the issuance of (i) shares of Common Stock or options to employees, officers, directors or consultants of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose (for the avoidance of doubt, including the Company’s 2014 Associate Stock Purchase Plan intended to qualify under Section 422 of the Internal Revenue Code of 1986), (ii) any securities upon the exercise or conversion of any securities issued pursuant to the Purchase Agreement, (iii) any Common Stock upon the exercise or conversion of securities that are issued and outstanding as of the date of the Purchase Agreement, (iv) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, (v) shares of Common Stock issued in connection with regularly scheduled dividend payments on the Series A Preferred Stock, and (vi) shares of Common Stock issued pursuant to any loan or leasing arrangement, real property leasing arrangement, or debt financing from a bank approved by the Board of Directors of the Company.

“Fundamental Transaction” shall have the meaning set forth in Section 7(b).

“Holder” means the Persons who hold the Series A Preferred Stock at any given time.

“Junior Securities” means the Common Stock and all other securities of the Company, other than those securities which are explicitly senior or pari passu to the Series A Preferred Stock in dividend rights or liquidation preference.

“Liquidation” shall have the meaning set forth in Section 5.

“Minnesota Courts” shall have the meaning set forth in Section 9(d).

“Notice of Conversion” shall have the meaning set forth in Section 6(a).

“Original Issue Date” means the date of the first issuance of any shares of the Series A Preferred Stock regardless of the number of transfers of any particular shares of Series A Preferred Stock and regardless of the number of certificates which may be issued to evidence such Series A Preferred Stock (including when such certificates are issued or how they are dated).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of September 19, 2014, by and among the Company and the original Holders, as the same may be amended, modified or supplemented from time to time in accordance with its terms. “Purchase Agreement” also includes any subsequently dated agreements in substantially identical form for the purchase and sale of Series A Preferred Stock.

“Resale Registration Statement” means one or more registration statements that registers the resale of some or all of the Underlying Shares of the Holders, who shall be named as “selling stockholders” therein and meets the requirements set forth in the Purchase Agreement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such rule.

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“Securities” means the Series A Preferred Stock, the Warrants and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, and the rules and regulations promulgated thereunder.

“Series A Preferred Stock” means the Series A 8% Convertible Preferred Stock of the Company.

“Share Delivery Date” shall have the meaning set forth in Section 6(d)(i).

“Stated Value” shall have the meaning set forth in Section 2.

“Subscription Amount” shall mean, as to each Holder, the aggregate amount to be paid for the Series A Preferred Stock purchased pursuant to the Purchase Agreement as specified below such Holder’s name on the signature page of the Purchase Agreement and next to the heading “Subscription Amount,” in United States dollars and immediately available funds.

“Subsidiary” means any subsidiary of the Company as set forth on Exhibit 21 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date of the Purchase Agreement.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTC Bulletin Board or the tiers of the OTC Markets (e.g., OTCQX or OTCQB), including any successors to any of the foregoing.

“Transaction Documents” means this Certificate of Designation, the Purchase Agreement, the Warrants, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated pursuant to the Purchase Agreement.

“Underlying Shares” means the shares of Common Stock issued and issuable upon conversion of the Series A Preferred Stock, issued and issuable in lieu of the cash payment of dividends on the Series A Preferred Stock in accordance with the terms of this Certificate of Designation, and the Warrant Shares.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market (other than the OTC Bulletin Board or the OTC Markets), the daily volume-weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Stock is then listed or quoted on the OTC Bulletin Board or the OTC Markets, the most recent bid price per share of the Common Stock so reported, or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Board of Directors.

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“Warrants” means the Common Stock purchase warrants delivered to the Purchasers at the Closing in accordance with the Purchase Agreement, which Warrants have a term of exercise expiring five years from the applicable Closing, in the form attached of the Purchase Agreement.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

2.                   Designation, Amount and Par Value. The series of preferred stock created hereunder shall be designated as its Series A 8% Convertible Preferred Stock (the “ Series A Preferred Stock “) and the number of shares so designated shall be 7,000,000 (which shall not be subject to increase without the written consent of the Holders of at least a majority of the then-issued and outstanding Series A Preferred Stock). Each share of Series A Preferred Stock shall have a par value of $0.0001 per share and a stated value equal to $1.50 (the “ Stated Value “).

3.                   Dividends.

(a)                       Dividends in Cash or in Kind. Holders shall be entitled to receive, and the Company shall pay, subject to the provisions of the DGCL and legally available funds therefor, dividends at the rate per share (as a percentage of the Stated Value per share) of 8.0% per annum. Such dividends shall be payable quarterly on March 31, June 30, September 30 and December 31, beginning on the first such date after the Original Issue Date and on each Conversion Date (with respect only to Series A Preferred Stock being converted) (each such date, a “ Dividend Payment Date ,” provided that if the Dividend Payment Date is not a Business Day, then the Dividend Payment Date will be the next succeeding Business Day thereafter), at the option of the Company, (1) in cash out of legally available funds or (2) in duly authorized, validly issued, fully paid and non-assessable shares of Common Stock, or (3) a combination of cash and Common Stock. In the case of payment by the Company of dividends in the form of shares of Common Stock, the Common Stock shall be valued solely for such purpose at the average of the VWAPs for the 30 consecutive Trading Days ending on the Trading Day that is immediately prior to the applicable Dividend Payment Date or Conversion Date. Dividends paid in cash or through the issuance of Common Stock shall be paid to Holders no later than five Business Days after a Dividend Payment Date.

(b)                       Dividend Calculations. Dividends on the Series A Preferred Stock shall be calculated on the basis of actual days elapsed during a 365-day year, and shall accrue daily commencing on the Original Issue Date, and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. Payment of dividends in shares of Common Stock shall otherwise occur pursuant to Section 6(d)(i) and, solely for purposes of the payment of dividends in shares, the Dividend Payment Date shall be deemed the Conversion Date. Dividends shall cease to accrue with respect to any Series A Preferred Stock converted, provided that the Company actually delivers the Conversion Shares within the time period required by Section 6(d)(i). Except as otherwise provided herein, if at any time the Company pays dividends partially in cash and partially in shares, then such payment shall be distributed ratably among the Holders based upon the number of shares of Series A Preferred Stock held by each Holder on such Dividend Payment Date.

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(c)                                  Other Securities. So long as any Series A Preferred Stock shall remain outstanding, neither the Company nor any Subsidiary thereof shall directly or indirectly pay or declare any dividend or make any distribution upon (other than a dividend or distribution described in Section 6 or dividends due and paid in the ordinary course on preferred stock of the Company at such times when the Company is in compliance with its payment and other obligations hereunder), nor shall any distribution be made in respect of, any Junior Securities as long as any dividends due on the Series A Preferred Stock remain unpaid.

4.                   Voting Rights. Each outstanding share of Series A Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which such share of Series A Preferred Stock is then convertible pursuant hereto as of the applicable record date for the vote of stockholders. Each holder of outstanding shares of Series A Preferred Stock shall be entitled to notice of any stockholder meeting in accordance with the bylaws of the Company and shall vote with holders of the Common Stock, voting together as single class, upon all matters submitted to a vote of stockholders, excluding only those matters required to be submitted to a class or series vote pursuant to the terms hereof or by law. The Holders of shares of Series A Preferred Stock shall not be entitled to cumulate their votes in any election of directors in which they are entitled to vote.

5.                   Liquidation. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “ Liquidation “), the Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon under this Certificate of Designation, for each share of Series A Preferred Stock, before any distribution or payment shall be made to the holders of any Junior Securities, and shall not participate with the holders of Common Stock or other Junior Securities thereafter. If the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be ratably distributed among the Holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. The Company shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each Holder.

6.                   Conversion.

(a)                       Conversions at Option of Holder. Each share of Series A Preferred Stock and accrued but unpaid dividends thereon shall be convertible, at any time and from time to time at the option of the Holder thereof, into that number of shares of Common Stock determined by dividing the Stated Value of such share of Series A Preferred Stock (plus accrued but unpaid dividends thereon, if being converted) by the Conversion Price. Holders shall effect conversions by providing the Company with the form of conversion notice attached hereto as  Annex A  (a “ Notice of Conversion “). Each Notice of Conversion shall specify the number of shares of Series A Preferred Stock to be converted (and whether any accrued but unpaid dividends thereon are being converted), the number of shares of Series A Preferred Stock owned prior to the conversion at issue, the number of shares of Series A Preferred Stock owned subsequent to the conversion at issue, and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers by facsimile such Notice of Conversion to the Company (such date, the “ Conversion Date “). If no Conversion Date is specified in a Notice of Conversion, then the Conversion Date shall be the date that such Notice of Conversion to the Company is deemed given hereunder. To effect conversions of shares of Series A Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing the shares of Series A Preferred Stock to the Company unless all of the shares of Series A Preferred Stock represented thereby are so converted, in which case such Holder shall deliver the certificate representing such shares of Series A Preferred Stock promptly following the Conversion Date at issue. Shares of Series A Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and shall not be reissued.

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(b)                                 Mandatory Conversion.

(i)                      At the option of the Company, after all of the Company Conversion Conditions shall have been satisfied, each share of Series A Preferred Stock shall be convertible, at any time, into that number of shares of Common Stock determined by dividing the Stated Value of such share of Series A Preferred Stock by the Conversion Price. At the option of the Company, conversion under this Section 6(b)(i) may include the conversion of accrued but unpaid dividends. The Company shall exercise its right to mandatorily convert the Series A Preferred Stock under this Section by providing the Holders with written notice at least 48 hours prior to the effective date of conversion; or

(ii)                   Upon the affirmative vote or written consent of the Holders of at least 75% of the then-issued and outstanding shares of Series A Preferred Stock, all shares of Series A Preferred Stock will be converted into that number of shares of Common Stock determined by dividing the Stated Value of such share of Series A Preferred Stock by the Conversion Price. At the option of the Holders, conversion under this Section 6(b)(ii) may include the conversion of accrued but unpaid dividends.

(c)                                  Conversion Price. The conversion price for the Series A Preferred Stock shall equal $1.50, subject to adjustment as provided herein (the “ Conversion Price “).

(d)                                 Mechanics of Conversion.

(i)                      Delivery of Certificate Upon Conversion. Not later than three Trading Days after each Conversion Date (the “ Share Delivery Date “), the Company shall deliver, or cause to be delivered, to the converting Holder one or more certificate or certificates representing the Conversion Shares. On or after the earlier of the six-month anniversary of the date of issuance the Series A Preferred Stock being converted, such certificates shall not contain a restrictive legend under the Securities Act so long as (i) the Holder shall have delivered a representation letter to the Company in form and substance satisfactory to the Company (which letter includes a representation by the Holder that the Conversion Shares are being sold pursuant to Rule 144) or (ii) a Resale Registration Statement covering the resale of such Conversion Shares is then effective. On or after the 12-month anniversary of the date of the issuance of the Series A Preferred Stock being converted, the Company shall, upon the request of the Holder, use commercially reasonable efforts to deliver any Conversion Shares to be delivered by the Company under this Section 6 electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

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(ii)                   Failure to Deliver Certificates. If, in the case of any Notice of Conversion, such certificate or certificates are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Series A Preferred Stock certificate delivered to the Company, if any, and the Holder shall promptly return to the Company the Common Stock certificates issued to such Holder pursuant to the rescinded Conversion Notice.

(iii)                Reservation of Shares Issuable Upon Conversion. Promptly after obtaining Shareholder Approval, the Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series A Preferred Stock and payment of dividends on the Series A Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Series A Preferred Stock), that number of shares of the Common Stock as shall be issuable upon the conversion of all then-outstanding shares of Series A Preferred Stock without regard to the limitations on conversion contained in Section 6(e) below. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable.

(iv)               Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Series A Preferred Stock. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

(v)                  Transfer Taxes and Expenses. The issuance of certificates for shares of the Common Stock on conversion of this Series A Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holders of such shares of Series A Preferred Stock and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all transfer agent fees required for processing of any Notice of Conversion.

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(e)                                  Beneficial Ownership Limitations. The Company shall not effect any conversion of the Series A Preferred Stock, and a Holder shall not have the right to convert any portion of the Series A Preferred Stock, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, such Holder (together with such Holder’s Affiliates, and any Persons acting as a group together with such Holder or any of such Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation, as defined below. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining unconverted Stated Value of Series A Preferred Stock beneficially owned by such Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company that are subject to a limitation on conversion or exercise analogous to the limitation contained herein (including without limitation the Warrants) beneficially owned by such Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. To ensure compliance with this restriction, each Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this Section and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act.

For purposes of this Section, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company or (iii) a more recent written notice by the Company or the transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Series A Preferred Stock, by such Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “ Beneficial Ownership Limitation “ shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of Conversion Shares upon conversion of Series A Preferred Stock by the applicable Holder. Upon no fewer than 61 days’ prior written notice to the Company, a Holder may increase or decrease the Beneficial Ownership Limitation provisions of this Section applicable to its Series A Preferred Stock, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of Conversion Shares upon conversion of this Series A Preferred Stock held by such Holder and the provisions of this Section shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company and shall only apply to such Holder and no other Holder. The limitations contained in this paragraph shall apply to a successor holder of Series A Preferred Stock.

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7.                                      Certain Adjustments and Covenants; Notices Required.

(a)                                 Stock Dividends and Stock Splits. If the Company, at any time while this Series A Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Junior Securities (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of a dividend on, this Series A Preferred Stock), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then in each case the Conversion Price shall be multiplied by a fraction, the numerator of which fraction shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and the denominator of which fraction shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

(b)                                 Fundamental Transaction. Subject to the ultimate sentence in this paragraph, if, at any time while this Series A Preferred Stock is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and such offer been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than a reclassification under Section 7(a) above), or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including without limitation a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “ Fundamental Transaction “), then, upon any subsequent conversion of this Series A Preferred Stock, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (collectively, the “ Alternate Consideration “) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Series A Preferred Stock is convertible immediately prior to such Fundamental Transaction. For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Series A Preferred Stock following such Fundamental Transaction.

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(c)                                  Anti-Dilution Adjustment to Conversion Price. If the Company, at any time from and after the Original Issue Date and through the earlier of (x) such date as the Company shall have received, from and after the Original Issue Date, financing aggregating to at least $5,000,000 or (y) the 180th day after the Original Issue Date, shall issue any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share less than the then-current Conversion Price, as adjusted hereunder (any such issuance being referred to as a “ Dilutive Issuance ,” subject, however, to the proviso contained in the further definition of the term “Dilutive Issuance” contained in Section 1 above), then the Conversion Price shall be adjusted to match the lowest price per share at which such Common Stock was issued or may be acquired pursuant to such Common Stock Equivalents in the Dilutive Issuance.

(d)                                 Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

(e)                                  Required Notices to Holders.

(i)                      Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 7, the Company shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(ii)                   Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special non-recurring cash dividend on the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the Liquidation of the Company or a Fundamental Transaction, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Series A Preferred Stock, and shall cause to be delivered to each Holder at its last address as it shall appear upon the stock books of the Company, at least ten calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice.

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8.                                      Negative Covenants. So long as any shares of Series A Preferred Stock are outstanding, the Company shall not take any of the following corporate actions (whether by merger, consolidation or otherwise), without first obtaining the approval (whether at a meeting called for such purpose or through written action or consent) of the Holders of at least a majority of the voting power of the Series A Preferred Stock: (i) alter or change the rights, preferences or privileges of the Series A Preferred Stock, or increase the authorized number of shares of Series A Preferred Stock; (ii) alter or change the rights, preferences or privileges of any then-outstanding shares of capital stock of the Company in any manner that materially and adversely affects the Series A Preferred Stock; or (iii) authorize or create any class of capital stock ranking as to dividends, redemption or distribution of assets upon a Liquidation senior to, or otherwise pari passu with, the Series A Preferred Stock.

9.                                      General Provisions.

(a)                                 Giving of Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder, including without limitation any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, Attention: Chief Financial Officer, facsimile number (952) 698-6999, or such other facsimile number or address as the Company may specify for such purposes by notice to the Holders delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder appearing on the books of the Company, or if no such facsimile number or address appears on the books of the Company, at the principal place of business of such Holder, as set forth in the Purchase Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section prior to 5:30 p.m. (Minneapolis time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (Minneapolis time) on any Trading Day, (iii) the third Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

(b)                                 Lost or Mutilated Series A Preferred Stock Certificate. If a Holder’s Series A Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series A Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Company.

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(c)                                  Transfers. Shares of Series A Preferred Stock may be transferred on the Company’s books and records only (i) pursuant to a written assignment or stock power, or other suitable instrument of conveyance, in form and substance satisfactory to the Company in its reasonable discretion, and (ii) after the Company’s receipt of a legal opinion, in form and substance satisfactory to the Company in its reasonable discretion, that such transfer will be conducted either pursuant to an effective registration thereof under the Securities Act or pursuant to an applicable exemption from the such registration requirements (including the registration or qualification requirements of any applicable state securities laws). Absent compliance with the provisions of this Section, the Company shall not be obligated to recognize any transfer of Series A Preferred Stock.

(d)                                 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to conflicts-of-law principles thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents shall be commenced in the state and federal courts sitting in the City of Minneapolis, Minnesota (the “ Minnesota Courts “). By purchasing or accepting any shares of Series A Preferred Stock, each Holder hereby irrevocably submits to the exclusive jurisdiction of the Minnesota Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Minnesota Courts, or such Minnesota Courts are improper or inconvenient venue for such proceeding. Each Holder hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Person at the address in effect for notices to it as specified herein, and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each Holder hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designation or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

(e)                                  Waiver. Other than the restrictions set forth in Section 6(e), which can be waived, as to a particular original purchaser of Series A Preferred Stock and its affiliates, pursuant to a writing signed by the Company and such original purchaser of Series A Preferred Stock and delivered prior to the consummation of a purchase of the Series A Preferred Stock, no provision of this Certificate of Designation may be waived, modified, supplemented or amended except in a written instrument signed by the Company and approved by the Holders of a majority of the then-outstanding shares of Series A Preferred Stock. Any waiver by the Company or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Company or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation on any other occasion.

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(f)                                   Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.

(g)                                  Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(h)                                 Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

(i)                                     Status of Converted or Redeemed Series A Preferred Stock. Shares of Series A Preferred Stock may only be issued pursuant to the Purchase Agreement. If any shares of Series A Preferred Stock shall be converted, redeemed or reacquired by the Company, such shares shall resume the status of authorized but undesignated and unissued shares of preferred stock and shall no longer be designated as Series A Preferred Stock.

* * * * * * *

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IN WITNESS WHEREOF, the undersigned as executed this Certificate of Designation as of September 22, 2014.

CACHET FINANCIAL SOLUTIONS, INC.

/s/ Darin P. McAreavey
DARIN P. MCAREAVEY
Chief Financial Officer and
Executive Vice President

ANNEX A

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER

IN ORDER TO CONVERT SHARES OF SERIES A PREFERRED STOCK)

The undersigned hereby irrevocably elects to convert the number of shares of Series A 8% Convertible Preferred Stock indicated below into shares of common stock, par value $0.0001 per share, of Cachet Financial Solutions, Inc., a Delaware corporation (the “Company”), according to the conditions hereof, as of the date written below. If shares of common stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be required by the Company in accordance with the Purchase Agreement. No fee will be charged to the Holders for any conversion, except for any such transfer taxes.

The undersigned is an “accredited investor” as defined in Regulation D under the Securities Act of 1933.

Conversion calculations:

Conversion Date:

Number of shares of Series A Preferred Stock owned prior to Conversion:

Number of shares of Series A Preferred Stock to be Converted:

Stated Value of shares of Series A Preferred Stock to be Converted:

Number of Conversion Shares to be Issued:

Conversion Price:

Number of shares of Series A Preferred Stock owned after Conversion:

Address for Delivery:

Or

DWAC Instructions -	Broker no:	Account no:

SIGNATURE of HOLDER:

By:
Name:
Title:

Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of September 19, 2014, by and among Cachet Financial Solutions, Inc., a Delaware corporation (the “ Company “), and the parties indicated as Purchasers on one or more counterpart signature pages hereof (each of which is a “ Purchaser ,” and collectively the “ Purchasers “).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an exemption from the registration requirements of Section 5 of the Securities Act contained in Section 4(a)(2) thereof and/or Regulation D thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser hereby agree as follows:

ARTICLE I.

DEFINITIONS

1.1               Definitions. In addition to the terms defined elsewhere in this Agreement, (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Certificate of Designation (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Certificate of Designation” means the Certificate of Designation to be filed prior to the Closing by the Company with the Secretary of State of Delaware, in the form of Exhibit A attached hereto

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived, but in no event later than the third Trading Day following the date hereof.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock.

“Company Counsel” means Maslon Edelman Borman & Brand, LLP, with offices located at 3300 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota 55402.

“Conversion Price” shall have the meaning ascribed to such term in the Certificate of Designation.

“Conversion Shares” shall have the meaning ascribed to such term in the Certificate of Designation.

“Cut Back” shall have the meaning ascribed to such term in Section 4.2.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“Effective Date” means the earliest of the date that (a) the Resale Registration Statement has been declared effective by the Commission, (b) all of the Underlying Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions (determined on a holder-by-holder basis) or (c) following the one-year anniversary of the Closing Date provided that a holder of Underlying Shares is not an Affiliate of the Company, all of the Underlying Shares may be sold pursuant to an exemption from registration under Section 4(1) of the Securities Act without volume or manner-of-sale restrictions and Company Counsel has delivered to such holders a standing written unqualified opinion that resales may then be made by such holders of the Underlying Shares pursuant to such exemption which opinion shall be in form and substance reasonably acceptable to such holders.

“Event” has the meaning set forth in Section 4.3.

“Event Date” has the meaning set forth in Section 4.3.

“Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations thereunder.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(q).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(m).

“Lien” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Per Share Purchase Price” equals $1.50, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Stock” means the Company’s Series A Convertible Preferred Stock issued hereunder having the rights, preferences and privileges set forth in the Certificate of Designation.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.6.

“Registration Expenses” shall have the meaning ascribed to such term in Section 4.4.

“Registration Expiration” shall have the meaning set forth in Section 4.3.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Resale Registration Statement” shall have the meaning ascribed to such term in Section 4.1.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Preferred Stock, the Warrants and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, and the rules and regulations thereunder.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for Preferred Stock and Warrants purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a), and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTC Bulletin Board or the OTC Markets (e.g., OTCQX or OTCQB), or any successors to any of the foregoing.

“Transaction Documents” means this Agreement, the Certificate of Designation, the Warrants, all exhibits and schedules thereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Underlying Shares” means the Conversion Shares and the Warrant Shares.

“Warrants” means, collectively, the Common Stock purchase warrants delivered to the Purchasers at the Closing in accordance with Section 2.2(a) hereof, which Warrants shall be in the form of Exhibit B attached hereto.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II.

PURCHASE AND SALE

2.1              Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, an aggregate maximum of $9,000,000 of (i) shares of Preferred Stock at the Per Share Purchase Price, and (ii) Warrants as determined pursuant to Section 2.2(a)(iv). Each Purchaser shall deliver to the Company, via wire transfer of immediately available funds equal to such Purchaser’s Subscription Amount as set forth on the signature page hereto executed by such Purchaser and the Company shall deliver to each Purchaser its respective shares of Preferred Stock and a Warrant as determined pursuant to Section 2.2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of Company Counsel or such other location agreeable to the parties.

2.2              Deliveries.

(a)          On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)   this Agreement duly executed by the Company;

(ii)  a certificate registered in the name of such Purchaser evidencing a number of shares of Preferred Stock purchased by such Purchaser;

(iii) evidence of the filing and acceptance of the Certificate of Designation from the Secretary of State of Delaware;

(iv) a Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to 10% of such Purchaser’s Subscription Amount for the Preferred Stock divided by the Conversion Price; and

(v)  a legal opinion from Company Counsel, in customary form and substance for transactions of the nature contemplated by this Agreement.

(b)                On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i)   this Agreement duly executed by such Purchaser; and

(ii)  such Purchaser’s Subscription Amount by wire transfer to the account specified in writing by the Company.

2.3              Closing Conditions.

(a)           The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)   the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)   all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed;

(iii) there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

(iv) the Company will have complied with all of the requirements of the Financial Industry Regulatory Authority, Inc. with respect to the issuance of the Securities and the Underlying Shares;

(v)  the Company shall have obtained all necessary “blue sky” law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Securities and issuance of the Underlying Shares; and

(vi) the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b)                The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i)   the accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein);

(ii)  all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement; and

(iv) there shall have been no Material Adverse Effect with respect to the Company since the date hereof.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1              Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to each Purchaser:

(a)                Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)               Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “ Material Adverse Effect “).

(c)                Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)               No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)                Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) any filings with the Commission pursuant to Sections 4.1 and 4.2, (ii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Underlying Shares for trading thereon in the time and manner required thereby, if any, and (iii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “ Required Approvals “).

(f)                 Issuance of the Securities. The Preferred Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents and under applicable state and federal securities laws. The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Underlying Shares have been duly reserved for issuance upon conversion of the Preferred Shares or exercise of the Warrants, as applicable.

(g)                Capitalization. The capitalization of the Company as of August 14, 2014 is as set forth on Schedule 3.1(g) . Since that date, the Company has not issued any capital stock except as may be disclosed in SEC Reports, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents disclosed on Schedule 3.1(g)  or in SEC Reports. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents, except as set forth on Schedule 3.1(g) . Except as set forth on Schedule 3.1(g) , the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities.

(h)                SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “ SEC Reports “). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“ GAAP “), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)                  Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, and (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock. The Company does not have pending before the Commission any request for confidential treatment of information.

(j)                 Litigation. Except as set forth on Schedule 3.1(j), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “ Action “) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)               Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except, in each case, as is set forth on Schedule 3.1(k)  or as otherwise could not have or reasonably be expected to result in a Material Adverse Effect.

(l)                  Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties.

(m)              Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “ Intellectual Property Rights “). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two years from the date of this Agreement. Except as set forth on Schedule 3.1(m) , neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n)                Fees. Except for fees payable to National Securities Corporation and Northland Capital Markets, no placement agent or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.

(o)               Indebtedness. Schedule 3.1(o) sets forth as of August 14, 2014, all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “ Indebtedness “ means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(p)               Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(q)               Investment Company. The Company (including its subsidiaries) is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940 and will not be deemed an “investment company” as a result of the transactions contemplated by this Agreement.

(r)                 Related Party Transactions. To the knowledge of the Company, no transaction has occurred between or among the Company and any of its affiliates (including, without limitation, any of its subsidiaries), officers or directors or any affiliate or affiliates of any such affiliate, officer or director that with the passage of time will be required to be disclosed pursuant to Sections 13, 14 or 15(d) of the Exchange Act other than those transactions that have already been so disclosed.

(s)                No General Solicitation. Neither the Company, nor any of its affiliates, nor any person action on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offer or sale of the Securities.

(t)                 No Manipulation; Disclosure of Information. The Company has not taken and will not take any action designed to or that might reasonably be expected to cause or result in an unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities. The Company confirms that, to its knowledge, with the exception of the proposed sale of Securities as contemplated herein (as to which the Company makes no representation), neither it nor any other person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchasers will be relying on the foregoing representations in effecting transactions in securities of the Company. All disclosures provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby furnished by the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(u)                Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) made by the Company or any of its officers or directors contained in the SEC Documents, or made available to the public generally since June 30, 2014, has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(v)                No Additional Agreements. Other than with respect to closing mechanics, the Company has no other agreements or understandings (including, without limitation, side letters) with any Purchaser or other person to purchase any of the Securities on terms more favorable to such person than as set forth herein.

(w)              No “Bad Actor” Disqualification. The Company has exercised reasonable care, in accordance with SEC rules and guidance, and has conducted a factual inquiry, the nature and scope of which reflect reasonable care under the relevant facts and circumstances, to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (“ Disqualification Events “). To the Company’s knowledge, after conducting such sufficiently diligent factual inquiries, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “ Covered Persons “ are those persons specified in Rule 506(d)(1) under the Securities Act, including the Company; any predecessor or affiliate of the Company; any director, executive officer, other officer participating in the offering, general partner or managing member of the Company; any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of the sale of the Shares; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Shares (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor.

Each Purchaser, for itself and for no other Purchaser, acknowledges and agrees that the representations contained in Section 3.1 shall not modify, amend or affect the Company’s right to rely on such Purchaser’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

3.2              Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein):

(a)                Organization; Authority. Such Purchaser is either an individual or an entity duly incorporation or formation, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)               Understandings or Arrangements. Such Purchaser is acquiring the Securities as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Resale Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser understands that the Preferred Stock, Warrants and Underlying Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Resale Registration Statement or otherwise in compliance with applicable federal and state securities laws). The Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c)                Opportunity to Obtain Information. Such Purchaser acknowledges that representatives of the Company have made available to such Purchaser the opportunity to review the books and records of the Company and its Subsidiaries and to ask questions of and receive answers from such representatives concerning the business and affairs of the Company and its Subsidiaries. Such Purchaser further acknowledges the availability of the Company’s SEC Reports, specifically include the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as amended, the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2014, and Current Reports on Form 8-K that have been filed by the Company on and since February 12, 2014.

(d)               Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it converts any shares of Preferred Stock or exercises any Warrants, it will be an “accredited investor” as defined in Rule 501 under the Securities Act.

(e)                Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(f)                 General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities or any other securities of the Company published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement. Such Purchaser did not purchase any shares of Common Stock in the Company’s initial public offering pursuant to the final prospectus dated July 9, 2014. Such Purchaser has a pre-existing relationship with National Securities Corporation, Northland Capital Markets or the Company.

(g)                No Investment, Tax or Legal Advice. Each Purchaser understands that nothing in the Company SEC Documents, this Agreement, or any other materials presented to the Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. Each Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Securities.

(h)                Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

The Company acknowledges and agrees that the representations contained in Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1              Reporting Status. With a view to making available to the Purchasers the benefits of certain rules and regulations of the SEC which may permit the sale of the Shares and Underlying Shares to the public without registration, the Company agrees to use its reasonable efforts to file with the SEC, in a timely manner all reports and other documents required of the Company under the Exchange Act. The Company will otherwise take such further action as a Purchaser may reasonably request, all to the extent required from time to time to enable such Purchaser to sell the Securities and Underlying Shares without registration under the Securities Act or any successor rule or regulation adopted by the SEC.

4.2              Quotation. So long as a Purchaser owns any of the Securities or Underlying Shares, the Company will use its reasonable efforts to maintain the quotation of its Common Stock on the OTCQB or OTCQX, each as administered by OTC Markets Group or, in lieu thereof, on a national securities exchange and will comply in all material respects with the Company’s reporting, filing and other obligations under the rules of any such market or exchange, as applicable.

4.3              Non-Public Information. The Company covenants and agrees that neither it nor any other person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company. Furthermore, if the Company has disclosed any material non-public information to the Purchaser, the Purchaser has no duty to keep such information confidential following the public announcement of the offering.

4.4              Resale Registration Statement. The Company shall file, within 45 days after the Closing, and thereafter use its commercially reasonable efforts to effect the registration, qualification and compliance (including without limitation the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) to permit or facilitate the sale and distribution of all of the Underlying Shares no later than 120 days after the Closing (such registration statement, the “ Resale Registration Statement “); provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance:

(a)                in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(b)                if the Company shall furnish to the Purchasers a certificate, signed by the Chairman of the Board of the Company, stating that in the good faith judgment of the Board of Directors it would be detrimental to the Company or its stockholders for the Resale Registration Statement to be filed at such time, then the Company’s obligation to commence the actions described in this Section 4.1(b) shall be deferred for a period not to exceed 90 days from the date of such certificate; provided, however, that the Company may not utilize this right more than once; or

(c)                If a Purchaser fails to cooperate in providing the Company with all information reasonably required to be included in the Resale Registration Statement or otherwise required to be obtained by the Company for purposes of preparing and filing the Resale Registration Statement and any amendments thereto; provided, however, that such failure shall not affect the Company’s obligations with respect to any Underlying Shares of any other Purchasers.

Once declared effective by the Commission, the Company shall use best efforts to keep the Resale Registration Statement registering the resale of the Underlying Shares effective during the period beginning on its effective date until the earlier of (i) such time as all of the Underlying Shares shall have been sold or (ii) no Conversion Shares issued or issuable upon conversion of the Preferred Stock remain unsold and at least two years have passed since the Closing (such earlier time, the “ Registration Expiration “).

4.5              Cut-Back. If, for any reason, the Commission (including an independent determination by the Company, in consultation with Company Counsel, based on existing written guidance or applicable rules of the Commission) or an underwriter participating in an underwritten primary offering conducted pursuant to the Resale Registration Statement requires that the number of Underlying Shares to be registered for resale pursuant to the Resale Registration Statement be reduced, then such reduction (the “ Cut Back “) shall be allocated pro rata among the Purchasers whose shares have been included in the Resale Registration Statement and any other holders of Common Stock that have exercised their right to require the Company to register for resale such Common Stock on the Resale Registration Statement, until the reduction so required shall have been effected. At the discretion of the Company, the Cut Back may be effected first among one particular type of Underlying Shares (e.g., Warrant Shares first, and then Conversion Shares).

4.6              Registration Deadlines. If: (i) the Resale Registration Statement is not filed with the Commission on or prior to its 45th day after the Closing (or the next succeeding Business Day if the 45th day is not a Business Day), or (ii) the Resale Registration Statement filed or required to be filed hereunder is not declared effective by the Commission by on or prior to the 120th day after the Closing (or the next succeeding Business Day if the 45th day is not a Business Day), or (iii) after the effective date of a Registration Statement, such Registration Statement ceases for any reason to remain continuously effective as to all Underlying Shares included in such Registration Statement, or the Purchasers are otherwise not permitted to utilize the prospectus therein to resell such Underlying Shares for more than 20 consecutive Trading Days or more than an aggregate of 30 Trading Days (which need not be consecutive Trading Days) during any 12-month period (any such failure or breach being referred to as an “ Event, “ and for purposes of clauses (i) and (ii), the date on which such Event occurs, and for purpose of clause (iii) the date which such 20-Trading Day period or 30-Trading Day period, as applicable, is exceeded, being referred to as “ Event Date “); then, in addition to any other rights the Purchasers may have hereunder or under applicable law, on each such Event Date the Company shall issue to each Purchaser a number of shares of Common Stock, as partial liquidated damages and not as a penalty, the value of which is equal to 1.0% of the aggregate Subscription Amount paid by such Purchaser under this Agreement, and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until such time as the applicable Event shall have been cured, the Company shall issue to each Purchaser a number of shares of Common Stock, as partial liquidated damages and not as a penalty, the value of which is equal to 1.0% of the aggregate Subscription Amount paid by such Purchaser under this Agreement. Notwithstanding anything herein to the contrary, the parties agree that the maximum aggregate liquidated damages payable by the Company under this Agreement shall be 6.0% of the aggregate Subscription Amounts paid by the Purchasers under this Agreement. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event. Shares of Common Stock issued pursuant to this Section shall be valued in the same manner as prescribed for the valuation of Common Stock issued in satisfaction of dividend-payment obligations on the Preferred Stock, as set forth in the Certificate of Designation.

4.7              Expenses. All expenses incurred by the Company in complying with Section 4.1 or 4.2, including without limitation all registration and filing fees, printing expenses (if required), fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the FINRA, transfer taxes, and fees of transfer agents and registrars, are called “ Registration Expenses .” The Company will pay all Registration Expenses in connection with the Resale Registration Statement.

4.8              Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder primarily for working capital purposes and to fund the general corporate purposes of the Company and its Subsidiaries, and to fund certain contractual obligations relating to acquisitions and to repay certain outstanding Indebtedness (to the extent such Indebtedness shall not have earlier converted into common stock).

4.9              Indemnification of Purchasers. Subject to the provisions of this Section 4.6, the Company will indemnify and hold each Purchaser and its directors, officers, stockholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “ Purchaser Party “) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel, or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel in the aggregate (i.e., for all Purchaser Parties). The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed, or (z) to the extent, but only to the extent, that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents.

4.10          Reservation of Securities; Reporting Status. The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to issue all of the Underlying Shares. In addition, from and after the date hereof and for so long as any Preferred Stock remains issued and outstanding, the Company will continue to file SEC Reports with the Commission and use commercially reasonable efforts to maintain its listing or quotation on a Trading Market.

4.11          Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced by the Company.  Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents and the Disclosure Schedules.

4.12          Transfer Restrictions.

(a)                The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of any Securities other than pursuant to an effective Resale Registration Statement or Rule 144, or to the Company, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company (the fees and expenses of which shall be paid by such Purchaser), the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Purchaser under this Agreement.

(b)               The Purchasers agree to the imprinting, so long as is required by this Agreement, of a legend on any of the Preferred Stock, Warrants and Underlying Shares in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(c)                Certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in paragraph (b) above): (i) while a registration statement (including the Resale Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Underlying Shares pursuant to Rule 144, or (iii) if such legend is not required under applicable requirements of the Securities Act. The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder. If all or any shares of Preferred Stock are converted or any portion of a Warrant is exercised at a time when the Resale Registration Statement is effective to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act, then such Underlying Shares shall be issued free of all legends.

(d)               Each Purchaser, severally and not jointly with the other Purchasers, agrees with the Company that such Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including, if the sale is being effected pursuant to a registration statement (including the Resale Registration Statement), the plan of distribution contained within such registration statement and any applicable prospectus-delivery requirements, or an exemption therefrom.

ARTICLE V.

GENERAL PROVISIONS

5.1              Termination.  This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before 30 days of the date hereof; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).

5.2              Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.3              Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4              Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto at or prior to 5:30 p.m. (Minneapolis time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (Minneapolis time) on any Trading Day, (c) the third Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5              Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers holding at least 50% in interest of the Securities based on the initial Subscription Amounts hereunder or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6              Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7              Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser. Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.8              Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except for the Purchasers.

5.9              Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Minnesota, without regard to the conflicts-of-law principles thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Minneapolis, Minnesota. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Minneapolis, Minnesota, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10          Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities for a one-year period after the Closing Date.

5.11          Execution. This Agreement may be executed in counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. If any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12          Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13          Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.14          Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

5.15          Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.16          Construction. The parties agree that each of them and their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto.

5.17          WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

* * * * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CACHET FINANCIAL SOLUTIONS, INC.

By:
Name:
Title:

Address for Notice:

18671 Lake Drive E.

Southwest Tech Center A

Minneapolis, Minnesota 55317

Facsimile: (952) 698-6999

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

  [PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Facsimile Number of Authorized Signatory:

Address for Notice to Purchaser:

Address for Delivery of Preferred Stock and Warrants to Purchaser (if not same as address for notice):

Subscription Amount:	$

Shares of Preferred Stock:

Warrant Shares:

EIN Number:

DWAC Instructions - Broker no:	Account no:

Exhibit A

Attached is the form of Certificate of Designation

Exhibit B

Attached is the form of Warrant

EXHIBIT: 10.2

NEITHER THIS WARRANT NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION. BY ACQUIRING THIS WARRANT, HOLDER REPRESENTS THAT HOLDER WILL NOT SELL OR OTHERWISE DISPOSE OF THIS WARRANT OR THE SECURITIES FOR WHICH IT MAY BE EXERCISED WITHOUT REGISTRATION OR COMPLIANCE WITH AN EXEMPTION FROM REGISTRATION UNDER THE AFORESAID ACTS AND THE RULES AND REGULATIONS THEREUNDER.

WARRANT TO PURCHASE COMMON STOCK

Number of Shares of Common Stock: [•] [50% warrant coverage]

Date of Issuance: [•], 2014 (“Issuance Date”)

This Certifies That, for value received, [•], a [•] (including any permitted and registered assigns, the “Holder”), is entitled to purchase from Cachet Financial Solutions, Inc., a Delaware corporation (the “Company”), up to [•] [50% warrant coverage] shares of Common Stock (the “Warrant Shares”) at the Exercise Price then in effect. This Warrant to Purchase Common Stock (this “Warrant”) is issued by the Company as of the date hereof pursuant to that certain Securities Purchase Agreement dated 19, 2014, by and among the Company, Holder and other parties thereto (the “Purchase Agreement”).

Capitalized terms used in this Warrant shall have the meanings set forth in the Purchase Agreement unless otherwise defined in the body of this Warrant or in Section 13 below. For purposes of this Warrant, the term “Exercise Price” shall mean $2.00 per share, subject to adjustment as provided herein, and the term “Exercise Period” shall mean the period commencing on the Issuance Date and ending on 5:00 p.m. New York time on the five-year anniversary thereof.

1.                           EXERCISE OF WARRANT.

(a)                                 Mechanics of Exercise. Subject to the terms and conditions hereof, the rights represented by this Warrant may be exercised in whole or in part at any time or times during the Exercise Period by delivery of a written notice, in the form attached hereto as  Exhibit A  (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the third Trading Day (the “Warrant Share Delivery Date”) following the date on which the Company shall have received the Exercise Notice, and upon receipt by the Company of (i) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price” and together with the Exercise Notice, the “Exercise Delivery Documents”) in cash or by wire transfer of immediately available funds or (ii) notification from the Holder that this Warrant is being exercised pursuant to a Cashless Exercise, as defined below, the Company shall (or direct its transfer agent to) issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of the Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates evidencing such Warrant Shares. If this Warrant is submitted in connection with any exercise pursuant to Section 1(c) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 6) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised.

(b)                                 No Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Warrant Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then-current fair market value of a Warrant Share by such fraction.

(c)                                  Cashless Exercise. The Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)

                                       B

For purposes of the foregoing formula:

A =                                                                     the total number of shares with respect to which this Warrant is then being exercised.

B =                  the Weighted Average Price of the shares of Common Stock for the five consecutive Trading Days ending on the date immediately preceding the date of the Exercise Notice.

C =                                                                     the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(d)                      Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, to the extent that after giving effect to issuance of Warrant Shares upon exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other persons acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation, as defined below. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, non-exercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or non-converted portion of any other securities of the Company (including without limitation any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this paragraph (d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this paragraph applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination.

For purposes of this paragraph, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. Upon the request of a Holder, the Company shall within two Trading Days confirm to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. Upon no fewer than 61 days’ prior notice to the Company, a Holder may increase or decrease the Beneficial Ownership Limitation provisions of this paragraph, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this paragraph shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company and shall only apply to such Holder and no other Holder. The limitations contained in this paragraph shall apply to a successor Holder of this Warrant.

2.                                      ADJUSTMENTS. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a)                                 Subdivision or Combination of Common Stock. If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b)                                 Distribution of Assets. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including without limitation any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case:

(i)                      any Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction (i) the numerator of which shall be the Closing Sale Price of the shares of Common Stock on the Trading Day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of Common Stock, and (ii) the denominator of which shall be the Closing Sale Price of the shares of Common Stock on the Trading Day immediately preceding such record date; and

(ii)                   the number of Warrant Shares shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding clause (i); provided, however, that in the event that the Distribution is of shares of common stock of a company (other than the Company) whose common stock is traded on a national securities exchange or a national automated quotation system (“Other Shares of Common Stock”), then the Holder may elect to receive a warrant to purchase Other Shares of Common Stock in lieu of an increase in the number of Warrant Shares, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the number of shares of Other Shares of Common Stock that would have been payable to the Holder pursuant to the Distribution had the Holder exercised this Warrant immediately prior to such record date and with an aggregate exercise price equal to the product of the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding clause (i) and the number of Warrant Shares calculated in accordance with the first part of this clause (ii).

(c)                                  Anti-Dilution Adjustments to Exercise Price. If the Company, at any time from and after the Issuance Date and through the earlier of (x) such date as the Company shall have received, from and after the Issuance Date, financing aggregating to at least $5,000,000 or (y) the 180th day after the Issuance Date, shall issue any Common Stock or Common Stock Equivalents entitling any person, firm, association or entity to acquire shares of Common Stock at an effective price per share less than the then-current Exercise Price, as adjusted hereunder (any such issuance being referred to as a “Dilutive Issuance,” subject, however, to the proviso contained in the further definition of the term “Dilutive Issuance” contained in Section 13 below), then the Exercise Price shall be adjusted to match the lowest price per share at which such Common Stock was issued or may be acquired pursuant to such Common Stock Equivalents in the Dilutive Issuance.

3.                                      FUNDAMENTAL TRANSACTIONS. If, at any time while this Warrant is outstanding, (i) the Company effects any merger of the Company with or into another entity and the Company is not the surviving entity (such surviving entity, the “Successor Entity”), (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or by another individual or entity, and approved by the Company) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares of Common Stock for other securities, cash or property and the holders of at least 50% of the Common Stock accept such offer, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 2(a) above) (in any such case, a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive the number of shares of Common Stock of the Successor Entity or of the Company and any additional consideration (the “Alternate Consideration”) receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event (disregarding any limitation on exercise contained herein solely for the purpose of such determination). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any Successor Entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to exercise such warrant into Alternate Consideration.

4.                                      NON-CIRCUMVENTION. The Company covenants and agrees that it will not, by amendment of its certificate of incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, for so long as this Warrant is outstanding, have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant (without regard to any limitations on exercise).

5.                                      WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, this Warrant, in and of itself, shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

6.                                      REISSUANCE.

(a)                                 Lost, Stolen or Mutilated Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company will, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

(b)                                 Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant shall be of like tenor with this Warrant, and shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date.

7.                                      TRANSFER.

(a)                                 Notice of Transfer. The Holder agrees to give written notice to the Company before transferring this Warrant or transferring any Warrant Shares of such Holder’s intention to do so, describing briefly the manner of any proposed transfer. Promptly upon receiving such written notice, the Company shall present copies thereof to the Company’s counsel. If the proposed transfer may be effected without registration or qualification (under any federal or state securities laws), the Company, as promptly as practicable, shall notify the Holder thereof, whereupon the Holder shall be entitled to transfer this Warrant or to dispose of Warrant Shares received upon the previous exercise of this Warrant, all in accordance with the terms of the notice delivered by the Holder to the Company; provided, however, that an appropriate legend may be endorsed on this Warrant or the certificates for such Warrant Shares respecting restrictions upon transfer thereof necessary or advisable in the opinion of counsel and satisfactory to the Company to prevent further transfers which would be in violation of Section 5 of the Securities Act and applicable state securities laws; and provided further that the prospective transferee or purchaser shall execute the Assignment of Warrant attached hereto as  Exhibit B  and such other documents and make such representations, warranties, and agreements as may be required solely to comply with the exemptions relied upon by the Company for the transfer or disposition of the Warrant or Warrant Shares.

(b) If the proposed transfer or disposition of this Warrant or such Warrant Shares described in the written notice given pursuant to this Section 7 may not be effected without registration or qualification of this Warrant or such Warrant Shares, the Holder will limit its activities in respect to such transfer or disposition as are permitted by law.

(c)                       Any transferee of all or a portion of this Warrant shall succeed to the rights and benefits of the initial Holder of this Warrant under Sections 4.1 and 4.3 (subject, however, to the limitations set forth in Section 4.2), 4.4 and 4.5 of the Purchase Agreement (registration rights, expenses, and indemnity).

8.                           NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with the notice provisions contained in the Purchase Agreement. The Company shall provide the Holder with prompt written notice (i) immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, the calculation of such adjustment and (ii) at least 20 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any stock or other securities directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock or other property, pro rata to the holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

9.                                      AMENDMENT AND WAIVER. The terms of this Warrant may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder. In addition, the restrictions set forth in Section 1(d) can be waived, as to a particular original purchaser of Preferred Stock and its affiliates, pursuant to a writing signed and delivered by the Company and such original Purchaser prior to the execution and delivery of this Warrant.

10.                               GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by, and construed in accordance with, the internal laws of the State of Minnesota, without giving effect to the conflicts-of-law principles thereof.

11.                               DISPUTE RESOLUTION. A dispute as to the determination of the Exercise Price, the Closing Sale Price, or the arithmetic calculation of the Warrant Shares, the Company or the Holder (as the case may be) shall submit the disputed determinations or arithmetic calculations via facsimile (a) within two Business Days after receipt of the applicable notice giving rise to such dispute to the Company or the Holder, as the case may be, or (b) if no notice gave rise to such dispute, at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price, Closing Sale Price or the Warrant Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Company or the Holder, as the case may be, then the Company shall, within two Business Days thereafter submit via facsimile (x) the disputed determination of the Exercise Price or Closing Sale Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (y) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent manifest error.

12.                               ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

13.                               CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a)                                 “Bloomberg” means Bloomberg Financial Markets.

(b)                                 “Closing Sale Price” means, for any security as of any date, (i) the last closing trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price of such security prior to 4:00 p.m., New York time, as reported by Bloomberg, or (ii) if the foregoing does not apply, the last trade price of such security in the over-the-counter market for such security as reported by Bloomberg, or (iii) if no last trade price is reported for such security by Bloomberg, the average of the bid and ask prices of any market makers for such security as reported by the OTC Markets. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(c)                                  “Common Stock” means the Company common stock, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

(d)                                 “Common Stock Equivalents” means any securities of the Company that would entitle the holder thereof to acquire at any time Common Stock, including without limitation any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(e)                                  “Dilutive Issuance” is any issuance of Common Stock or Common Stock Equivalents described in Section 2(c) above; provided, however, that a Dilutive Issuance shall not include any Exempt Issuance.

(f)                                   “Exempt Issuance” means the issuance of (i) shares of Common Stock or options to employees, officers, directors or consultants of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose (for the avoidance of doubt, including the Company’s 2014 Associate Stock Purchase Plan intended to qualify under Section 422 of the Internal Revenue Code of 1986), (ii) any securities upon the exercise or conversion of any securities issued pursuant to the Purchase Agreement, (iii) any Common Stock upon the exercise or conversion of securities that are issued and outstanding as of the date of the Purchase Agreement, (iv) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, (v) shares of Common Stock issued in connection with regularly scheduled dividend payments on the Series A Preferred Stock, and (vi) shares of Common Stock issued pursuant to any loan or leasing arrangement, real property leasing arrangement, or debt financing from a bank approved by the Board of Directors of the Company.

(g)                                  “Principal Market” means the primary national securities exchange on which the Common Stock is then traded.

(h)                      “Trading Day” means (i) any day on which the Common Stock is listed or quoted and traded on its Principal Market, (ii) if the Common Stock is not then listed or quoted and traded on any national securities exchange, then a day on which trading occurs on any over-the-counter markets, or (iii) if trading does not occur on the over-the-counter markets, any Business Day.

* * * * * * *

In Witness Whereof, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set forth above.

CACHET FINANCIAL SOLUTIONS, INC.

By:	/s/
Jeffrey C. Mack President & Chief Executive Officer

EXHIBIT A

EXERCISE NOTICE

(To be executed by the registered holder to exercise this Warrant to Purchase Common Stock)

THE UNDERSIGNED holder hereby exercises the right to purchase                                    of the shares of Common Stock (“Warrant Shares”) of Cachet Financial Solutions, Inc., a Delaware corporation (the “Company”), evidenced by the attached copy of the Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.  Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as (check one):

☐    a cash exercise with respect to                                    Warrant Shares; and/or

☐    a “Cashless Exercise” with respect to                                Warrant Shares.

2.  Payment of Exercise Price. In the event that the holder has elected a cash exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $                                       to the Company in accordance with the terms of the Warrant.

3.  Delivery of Warrant Shares. The Company shall deliver to the holder                                      Warrant Shares in accordance with the terms of the Warrant.

Date:

(Print Name of Registered Holder)

By:
Name:
Title:

EXHIBIT B

ASSIGNMENT OF WARRANT

(To be signed only upon authorized transfer of the Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto                                          the right to purchase                                shares of common stock of Cachet Financial Solutions, Inc., to which the within Warrant to Purchase Common Stock relates and appoints                                         , as attorney-in-fact, to transfer said right on the books of Cachet Financial Solutions, Inc. with full power of substitution and re-substitution in the premises. By accepting such transfer, the transferee has agreed to be bound in all respects by the terms and conditions of the within Warrant.

Dated:

(Signature) *

(Name)

(Address)

(Social Security or Tax Identification No.)

* The signature on this Assignment of Warrant must correspond to the name as written upon the face of the Warrant to Purchase Common Stock in every particular without alteration or enlargement or any change whatsoever. When signing on behalf of a corporation, partnership, trust or other entity, please indicate your position(s) and title(s) with such entity.

Appendix 7

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): October 15, 2014

CACHET FINANCIAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53925	27-2205650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18671 Lake Drive East

Southwest Tech Center A

Minneapolis, MN 55317

(Address of principal executive offices) (Zip Code)

(952) 698-6980

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On October 15, 2014, Cachet Financial Solutions, Inc. (“Cachet” or the “Company”) entered into a Securities Purchase Agreement with accredited investors pursuant to which it offered and agreed to sell an aggregate of 226,333 shares of the Company’s Series A Convertible Preferred Stock at $1.50 per share, and issued five-year warrants to purchase an aggregate of 226,333 shares of its common stock at a per-share price of $2.00 (subject to adjustment), in a private placement exempt from registration under the Securities Act of 1933. Gross proceeds to the Company from subscriptions under the Securities Purchase Agreement will be $339,500.

Terms of the preferred stock were disclosed in an earlier report on Form 8-K filed by the Company on September 22, 2014 and relating to a Securities Purchase Agreement entered into on September 19, 2014. In connection with this second closing of purchases and sales of preferred stock, the Company increased the warrant coverage provided to all purchasers of preferred stock from 50% to 100%. As a result of this increase, the Company also issued, to investors who earlier purchased preferred stock under the September 19, 2014 agreement, warrants for the purchase of an additional 605,000 shares of common stock at the per-share price of $2.00 per share.

Cachet offered and sold the foregoing securities in reliance on the statutory exemption from registration under Section 4(a)(2) of the Securities Act, including Rule 506 promulgated thereunder, based on the fact that all investors were accredited investors. Neither the offer nor the sale of securities in the private placement were registered under the Securities Act of 1933, and therefore such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. In connection with the second closing of private placement of the securities, the Company paid commissions to a placement agent aggregating $27,160 and sold the placement agent a five-year warrant for the purchase of up to 6,790 shares of common stock at $2.00 per share. The disclosure about the private placement contained in this report does not constitute an offer to sell or a solicitation of an offer to buy any securities of Cachet, and is made only as required under applicable rules for filing current reports with the SEC, and as permitted under Rule 135c of the Securities Act of 1933.

The foregoing disclosure is qualified by the Certificate of Designation, Securities Purchase Agreement, and the form of Warrant.

Item 3.02                      Unregistered Sales of Equity Securities.

The disclosures in Item 1.01 regarding the offer and sale of Series A Convertible Preferred Stock and warrants are incorporated into this item by this reference.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1

Series A Convertible Preferred Stock Certificate of Designation of Preferences, Rights and Limitations filed September 22, 2014 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed September 22, 2014(SEC File No. 000-53925)).

10.1

Securities Purchase Agreement dated as of October 15, 2014, by and among Cachet Financial Solutions, Inc. and certain purchasers (form of agreement earlier filed and incorporated by this reference to Exhibit 10.1 to the Current Report on Form 8-K filed on September 22, 2014 (SEC File No. 000-53925)).

10.2

Form of Warrant to Purchase Common Stock of Cachet Financial Solutions, Inc., to be issued to purchasers under the Securities Purchase Agreement dated as of October 15, 2014 ( form of warrant earlier filed and incorporated by this reference to Exhibit 10.2 to the Current Report on Form 8-K filed on September 22, 2014 (SEC File No. 000-53925)).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACHET FINANCIAL SOLUTIONS INC. (Registrant)

Dated: October 16, 2014	By:	/s/ Darin P. McAreavey
Darin P. McAreavey Executive Vice President and Chief Financial Officer

Appendix 8

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  November 12, 2014

CACHET FINANCIAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53925	27-2205650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

18671 Lake Drive East

Southwest Tech Center A

Minneapolis, MN 55317

(Address of principal executive offices) (Zip Code)

(952) 698-6980

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02              RESULTS OF OPERATIONS AND FINANCIAL CONDITIONS.

On November 12, 2014, we publicly announced results of operations for the third quarter of 2014. For further information, please refer to the press release attached hereto as Exhibit 99, which is incorporated by reference herein.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit	Description

99	Press release reporting results of operations for the third quarter of 2014, dated November 12, 2014.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACHET FINANCIAL SOLUTIONS, INC.:
(REGISTRANT)

By:	/s/ Darin P. McAreavey
DARIN P. MCAREAVEY
Executive Vice President and
Chief Financial Officer

Dated:	November 13, 2014

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Exhibit 99

FOR IMMEDIATE RELEASE

Cachet Financial Solutions Reports Third Quarter 2014 Results

MINNEAPOLIS, Minn. - November 12, 2014 — Cachet Financial Solutions, Inc. (OTCQB: CAFN),  a leading provider of cloud-based SaaS mobile money management technology to banks, credit unions and financial service organizations, reported results for the third quarter ended September 30, 2014.

Q3 2014 Operational Highlights

•            Estimated cumulative contract value increased 79% to $50.9 million from $28.4 million in Q3 2013.

•            Received a mid-six figures order from a top tier U.S. credit union for Cachet’s Select Mobile Money.

•            Partnered with a top five U.S. commercial bank to implement a prepaid mobile platform for one of the world’s largest supermarket chains.

•            Selected by a leading U.S. regional bank to deploy Select Business RDC merchant solution.

•            Partnered with Contact Solutions to offer its mobile customer care solution, My:Time, to Cachet’s Select Mobile Money clients.

•            Expanded partnership with Ingo Money to deliver instant, non-provisional consumer mobile deposit and account funding services on Cachet’s Select Mobile and Select Mobile Prepaid banking platforms.

•            Received a notice of allowance for a patent application that covers aspects of Cachet’s RDC platform that allows users of Apple® OS X® and iOS operating systems to deposit bank checks using their Apple desktop, laptop or mobile device.

Q3 2014 Performance Indicators for RDC Solutions

	Q3 2014	vs. Q2 2014	Change	vs. Q3 2013	Change
Transactions	1,193,326	762,910	56%	306,681	289%
Products Sold	318	286	11%	209	52%
Live Product Implementations	208	182	14%	102	104%

Q3 2014 Financial Results

Revenue in the third quarter of 2014 increased 182% to $856,000 from $304,000 in the same year-ago quarter. The increase was driven by growing adoption of the company’s Select Mobile™ RDC solutions, along with our new product offerings, CheckRisk Pro and Select Mobile Money. The revenue increase also reflects the growth in the company’s total cumulative contract value, which the

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company defines as the estimated aggregate total revenue potential of product and service contracts signed with more than 300 bank and credit union customers over the trailing 24-month period. At the end of the third quarter of 2014, the company’s cumulative contract value totaled $50.9 million compared to $28.4 million at the end of the same year-ago period, with nearly this entire amount representing recurring revenue versus one-time setup or hosting fees.

Cost of revenues in the third quarter of 2014 totaled $830,000 (97% of revenue) compared to $617,000 (203% of revenue) in the same year-ago period. The increase was primarily due to higher amortization expense associated with the intangible assets acquired with the Select Mobile Money acquisition in March 2014.

Net loss in the third quarter of 2014 totaled $5.2 million or $(0.33) per basic and diluted share, compared to a net loss of $2.3 million or $(0.56) per basic and diluted share in the third quarter of 2013.

Adjusted EBITDA loss (a non-GAAP term defined as net loss before interest, taxes, depreciation, amortization, and stock-based compensation, as well as other non-recurring items) for the third quarter of 2014 totaled $2.0 million compared to an adjusted EBITDA loss of $1.8 million in the same year-ago period (see further discussion about the use of adjusted EBITDA, below).

Management Commentary

“Q3 marked our sixth consecutive quarter of double-digit revenue growth,” said Jeffrey Mack, president and CEO of Cachet Financial Solutions. “This was driven by a 56% sequential increase in transactions on our award-winning platform, which highlights our growing, highly-valuable recurring revenue stream.

“Our performance during the third quarter also reflected our focus on upselling and cross-selling existing customers, as well as diversifying our revenue base. This generated an 11% sequential increase in the number of products sold, as well as three new major customer wins during the quarter.

“While new customers and our consistent revenue growth demonstrate our ongoing success, we realize they do not fully reflect the shareholder value we’ve been building. So, starting this quarter, we have begun to report the total dollar value of the contracts we’ve signed with our bank and credit union customers over the last two years. This amount has nearly doubled since last year to more than $50 million, with nearly all representing future recurring revenue. It is also important to note that our initial contractual agreements often involve only a portion of our product and service portfolio, so they have the inherent potential for contract expansion to include other offerings and associated transaction growth. Further, our contracts and customers relationships have also been very ‘sticky,’ with virtually no customer attrition since we first begun to roll out our product offerings around the end of 2011.

“Our success is also reflected in the strong partnerships we have formed, including most recently with the League Service Corporation to power its new CU Money prepaid mobile application. This relationship represents a tremendous opportunity for Cachet as another strong validation of our

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mobile money management platform. Cachet’s high-value, low-cost solutions allow credit unions like LSC to build relationships and drive sales by providing compelling solutions for their existing prepaid card platforms, and particularly allowing them to better address opportunities in the underserviced and ‘under-banked’ prepaid market.

“Looking ahead into 2015, we will continue to build on our momentum. We remain ideally positioned with industry-leading solutions and a growing customer base to capitalize on the growing industry demand for mobile banking technologies. We believe our operational strength and the acceleration in the number of ‘go-lives’ we are able to complete each quarter will continue to expand our market share and drive strong revenue growth in the quarters ahead.”

Conference Call

Cachet Financial Solutions will hold a conference call today (November 12, 2014) at 4:30 p.m. Eastern time (3:30 p.m. Central time) to discuss these results. Cachet’s president and CEO, Jeffery Mack, and EVP and CFO, Darin McAreavey, will host the presentation, followed by a question and answer period.

Date: Tuesday, November 12, 2014

Time: 4:30 p.m. Eastern time (3:30 p.m. Central time)

U.S. dial-in: 1-877-705-6003

International dial-in: 1-201-493-6725

The conference call will be broadcast simultaneously and available for replay via the investor section of the company’s website. During the conference call, Cachet management will refer to a supplementary slide presentation, which is also available for download in the investor section of the company’s website.

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through December 12, 2014.

U.S. replay dial-in: 1-877-870-5176

International replay dial-in: 1-858-384-5517

Replay ID: 13593592

About Cachet Financial Solutions, Inc.

Cachet Financial Solutions is a leading cloud-based, SaaS technology provider serving the financial services industry with mobile money management and remote deposit capture solutions for PC, Mac and mobile. The company’s industry-leading solutions help clients to increase customer/member engagement, grow revenues and gain competitive advantage. Cachet’s cloud-based technology platform simplifies development, deployment and servicing of consumer and commercial solutions—minimizing cost and accelerating speed-to-market and ROI. Enabled by Cachet’s

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complete suite of business and consumer solutions, financial institutions can better serve the needs of all their customers or members. For more information, visit www.cachetfinancial.com.

Use of Non-GAAP Information

In evaluating the Company’s financial performance and operating trends, management considers information concerning the Company’s net sales, adjusted gross margins, adjusted operating expenses, and adjusted EBITDA, among other items, which are not calculated in accordance with generally accepted accounting principles (“GAAP”) in the United States of America. The Company’s management believes these non-GAAP measures are useful to investors because they provide supplemental information that facilitates comparisons to prior periods and for the evaluation of financial results.  Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures.  The method the Company uses to produce non-GAAP results is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a replacement for corresponding GAAP measures.  Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is attached to this release and can also be found on the Company’s website at www.cachetfinancial.com.

Forward-Looking Statements

This press release contains certain statements that would be deemed “forward-looking statements” under Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1933 and includes, among other things, discussions of our business strategies, future operations and capital resources. Words such as “may,” “likely,” “anticipate,” “expect” and “believes” indicate forward-looking statements.

These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements include statements about the anticipated closing of our initial public offering and the number of shares to be sold in the offering.

Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We discuss many of these risks in greater detail in our Current Report on Form 8K filed with the Securities and Exchange Commission on February 12, 2014 under the heading “Risk Factors” and in the other reports we file with the Commission. Given these uncertainties, you should not attribute undue certainty to these forward-looking statements. Also, forward-looking statements represent our estimates and assumptions only as of the date of this press release. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

4

Contact Information:

Darin McAreavey

EVP & CFO

Cachet Financial Solutions

952-698-5214

dmcareavey@cachetfinancial.com

Investor Relations:

Matt Glover or Michael Koehler

Liolios Group, Inc.

949-574-3860

CAFN@liolios.com

5

CACHET FINANCIAL SOLUTIONS, INC.

CONSOLIDATED BALANCE SHEETS

	As of
	September 30, 2014	December 31, 2013
	(unaudited)	(audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$652,124	$150,555
Accounts receivable, net	441,808	329,557
Deferred commissions	82,200	62,732
Prepaid expenses	416,897	487,659
TOTAL CURRENT ASSETS	1,593,029	1,030,503

PROPERTY AND EQUIPMENT, net	239,978	353,420
GOODWILL	204,000	—
INTANGIBLE ASSETS, NET	1,584,250	—
DEFERRED COMMISSIONS	109,145	101,468
DEFERRED FINANCING COSTS	68,797	107,936
TOTAL ASSETS	$3,799,199	$1,593,327

LIABILITIES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$836,757	$937,200
Accrued expenses	596,681	153,113
Accrued interest	180,673	1,953,502
Deferred revenue	721,210	510,319
Current portion of long-term debt	1,530,046	3,170,672
TOTAL CURRENT LIABILITIES	3,865,367	6,724,806

LONG TERM DEBT, net of current portion	2,566,486	3,933,253
WARRANT LIABILITY	238,454	309,000
DEFERRED REVENUE	434,780	401,758
ACCRUED INTEREST	100,717	95,270
ACCRUED RENT	34,833	61,482
TOTAL LIABILITIES	7,240,637	11,525,569

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ DEFICIT
Convertible preferred stock, $.0001 Par Value, 20,000,000 shares authorized, 610,000 and 0 issued and outstanding	61	—
Common shares, $.0001 Par Value, 500,000,000 shares authorized, 17,021,893 and 5,625,957 issued and outstanding	1,702	563
ADDITIONAL PAID-IN-CAPITAL	45,434,096	26,668,258
ACCUMULATED DEFICIT	(48,877,297)	(36,601,063)
TOTAL SHAREHOLDERS’ DEFICIT	(3,441,438)	(9,932,242)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$3,799,199	$1,593,327

6

CACHET FINANCIAL SOLUTIONS, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
REVENUE	$855,631	$303,533	$1,941,030	$774,267

COST OF REVENUE	829,878	617,223	2,165,172	1,908,027
GROSS PROFIT (LOSS)	25,753	(313,690)	(224,142)	(1,133,760)

OPERATING EXPENSES
Sales and Marketing	777,564	447,887	1,969,712	1,656,128
Research and Development	731,433	232,450	1,742,239	733,505
General and Administrative	843,319	955,072	2,999,547	2,903,722
TOTAL OPERATING EXPENSES	2,352,316	1,635,409	6,711,498	5,293,355

OPERATING LOSS	(2,326,563)	(1,949,099)	(6,935,640)	(6,427,115)

INTEREST EXPENSE	2,500,678	346,656	4,997,379	2,380,507

INDUCEMENT TO CONVERT DEBT AND WARRANTS	370,308	—	378,214	674,414

SHARE PRICE / CONVERSION ADJUSTMENT	—	—	—	1,710,475

OTHER (INCOME) EXPENSE	(40,000)	1,238	(34,999)	32,713
NET LOSS	(5,157,549)	(2,296,993)	(12,276,234)	(11,225,224)

LESS: CUMMULATIVE UNPAID PREFERRED DIVIDENDS	(1,203)	—	(1,203)	—

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(5,158,752)	$(2,296,993)	$(12,277,437)	$(11,225,224)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and fully diluted	15,545,567	4,126,248	9,413,335	3,579,332

Net loss per common share - basic and fully diluted	$(0.33)	$(0.56)	$(1.30)	$(3.14)

7

CACHET FINANCIAL SOLUTIONS, INC.

SUPPLEMENTAL INFORMATION

(Unaudited)

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended		Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Net loss, as reported	$(5,157,549)	$(2,296,993)	$(12,276,234)	$(11,225,224)

Interest expense	2,500,678	346,656	4,997,379	2,380,507
Inducement of convert debt and warrants	370,308	—	378,214	674,414
Share Price / Conversion Adjustment	—	—	—	1,710,475
Depreciation and Amortization	202,530	85,034	500,818	290,362
Share-based compensation	68,131	87,028	151,574	622,401
Warrants issued for professional services	18,845	—	20,611	—
Adjusted EBITDA	$(1,997,057)	$(1,778,275)	$(6,227,638)	$(5,547,065)

###

8

Appendix 9

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  November 24, 2014

CACHET FINANCIAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53925	27-2205650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18671 Lake Drive East

Southwest Tech Center A

Minneapolis, MN 55317
(Address of principal executive offices) (Zip Code)

(952) 698-6980
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry Into a Material Definitive Agreement.

On November 24, 2014, Cachet Financial Solutions, Inc. (“Cachet” or the “Company”) entered into a Securities Purchase Agreement with accredited investors pursuant to which it offered and agreed to sell an aggregate of 802,367 shares of the Company’s Series A Convertible Preferred Stock at $1.50 per share, and issued five-year warrants to purchase an aggregate of 802,367 shares of its common stock at a per-share price of $2.00 (subject to adjustment), in a private placement exempt from registration under the Securities Act of 1933. Gross proceeds to the Company from subscriptions under the Securities Purchase Agreement will be $1,203,550.

Terms of the preferred stock were disclosed in an earlier report on Form 8-K filed by the Company on September 22, 2014 and October 16, 2014, relating to a Securities Purchase Agreement entered into on September 19, 2014.

Cachet offered and sold the foregoing securities in reliance on the statutory exemption from registration under Section 4(a)(2) of the Securities Act, including Rule 506 promulgated thereunder, based on the fact that all investors were accredited investors. Neither the offer nor the sale of securities in the private placement were registered under the Securities Act of 1933, and therefore such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. In connection with the second closing of private placement of the securities, the Company paid commissions to a placement agent aggregating $84,784 and sold the placement agent a five-year warrant for the purchase of up to 57,404 shares of common stock at $2.00 per share. The disclosure about the private placement contained in this report does not constitute an offer to sell or a solicitation of an offer to buy any securities of Cachet, and is made only as required under applicable rules for filing current reports with the SEC, and as permitted under Rule 135c of the Securities Act of 1933.

The foregoing disclosure is qualified by the Certificate of Designation, Securities Purchase Agreement, and the form of Warrant.

Item 3.02.                                        Unregistered Sales of Equity Securities

The disclosures in Item 1.01 regarding the offer and sale of Series A Convertible Preferred Stock and warrants are incorporated into this item by this reference.

Item 9.01.                                        Financial Statements and Exhibits

(d)                                 Exhibits.

Exhibit	Description

3.1

Series A Convertible Preferred Stock Certificate of Designation of Preferences, Rights and Limitations filed September 22, 2014 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed September 22, 2014(SEC File No. 000-53925)).

10.1

Securities Purchase Agreement dated as of October 15, 2014, by and among Cachet Financial Solutions, Inc. and certain purchasers (form of agreement earlier filed and incorporated by this reference to Exhibit 10.1 to the Current Report on Form 8-K filed on September 22, 2014(SEC File No. 000-53925)).

10.2

Form of Warrant to Purchase Common Stock of Cachet Financial Solutions, Inc., to be issued to purchasers under the Securities Purchase Agreement dated as of October 15, 2014 (form of warrant earlier filed and incorporated by this reference to Exhibit 10.2 to the Current Report on Form 8-K filed on September 22, 2014(SEC File No. 000-53925)).

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACHET FINANCIAL SOLUTIONS, INC.:
(REGISTRANT)

By:	/s/ Darin P. McAreavey
DARIN P. MCAREAVEY
Executive Vice President and
Chief Financial Officer

Dated:	November 24, 2014

3

Appendix 10

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  December 15, 2014

CACHET FINANCIAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53925	27-2205650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18671 Lake Drive East

Southwest Tech Center A

Minneapolis, MN 55317

(Address of principal executive offices) (Zip Code)

(952) 698-6980

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

Amendment to Conversion Agreement with James L. Davis and Michael J. Hanson

On December 16, 2014, the Company entered into an Amendment to Conversion Agreement, by and among the Company, Michael Hanson (“Hanson”) and James L. Davis (“Davis”), amending the terms of the Conversion Agreement, effective June 17, 2014, by and among the Company, Hanson and Davis.  The amendment clarifies the number of warrants to be received by Hanson and Davis as part of converting debt as outlined in the Conversion Agreement upon the successful completion of the Company’s initial public offering (IPO).  Specifically, (i) Hanson received warrants to purchase 438,161 shares of common stock and (ii) Davis received warrants to purchase 591,432 shares of common stock, which in each case equals 100% of the number of shares of common stock received by Hanson and Davis under the Conversion Agreement.  The amendment also reflects that the warrants have an exercise price of $2.00 per share and a five-year term.

Amendment to Term Note

On December 16, 2014, the Company entered into an Amendment to Term Note with The Margaret De Jonge Trust (the “Lender”) whereby the Lender agreed to modify the repayment terms of the Term Note, effective December 14, 2012, to the following:

$50,000 due on December 31, 2014;

$50,000 due on January 31, 2015;

$50,000 due on February 28th, 2015;

$50,000 due on March 31, 2015;

The remaining balance of accrued, unpaid interest and principal due on April 30th, 2015

All other terms of the Term Note remain unchanged.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In December of 2014, the Board of Directors reviewed the Company’s existing equity incentives provided to the executive management team following the Company’s IPO completed in July 2014.  The Board of Directors compared the Company’s equity incentive awards with companies of similar size in the same or similar industries, as well as the price of the Company’s common stock in the IPO and subsequent trading prices in the OTC market.  Based on this review and analysis, the Board of Directors determined that certain of the Company’s current equity incentives were insufficient to provide competitive incentives to the Company’s officers and Directors.  The Board of Directors therefore approved the following option repricing and option grants in order to provide competitive incentive plans for the Company’s Officers and Directors:

Repricing of Options

On December 15, 2014, the Board of Directors acted to reprice certain options that had previously been granted to certain Executive Officers and Directors of the Company. The options, all of which had been previously issued outside of the Company’s 2014 Stock Incentive Plan (the “Plan”), were repriced to reflect a new option exercise price of $1.50 per share. The other terms of the options, including the vesting schedules, remained unchanged as a result of the repricing.

2

The repriced options had originally been issued with an option exercise price of $4.00 per share.  The persons receiving the repriced options and the number of repriced options held by each such person are set forth below:

Number of Options Repriced
Executives:
Jeffrey C. Mack, Chief Executive Officer and President, Chairman of the Board	187,500
Darin McAreavey, Chief Financial Officer and Executive Vice President	110,000
Lawrence C. Blaney, Executive Vice President, Sales	57,500
Christopher F. Ebbert, Executive Vice President and Chief Information Officer	40,000
Directors:
Michael J. Hanson	30,000
James L. Davis	30,000
Total:	455,000

Option Grants to Directors and Executive Officers

On December 15, 2014, the Board of Directors approved a grant of stock options made outside of the Plan to the persons and in the amounts set forth below:

Number of Options Granted
Executives:
Jeffrey C. Mack, Chief Executive Officer and President, Chairman of the Board	572,500
Darin McAreavey, Chief Financial Officer and Executive Vice President	170,000
Lawrence C. Blaney, Executive Vice President, Sales	222,500
Christopher F. Ebbert, Executive Vice President and Chief Information Officer	240,000
Directors:
Michael J. Hanson	40,000
James L. Davis	40,000
Total:	1,285,000

3

The options (i) have an exercise price of $1.50 per share, (ii) vest 50% on the date of grant and 50% on the one year anniversary of the grant date, (iii) have a 5 year term and (iv) are otherwise subject to the other terms and conditions set forth in the form of Option Agreement attached hereto as Exhibit 99.1.

Exhibit	Description

10.1	Amendment to Conversion Agreement, effective December 15, 2014, by and among the Company, James L. Davis and Michael J. Hanson (filed herewith).

10.2	Term Note, effective December 14, 2012, made by The Margaret De Jonge Trust in favor of the Company (filed herewith).

10.3	Amendment to Term Note, effective December 16, 2014, by and between the Company and The Margaret De Jonge Trust (filed herewith).

99.1	Form of Option Agreement (Directors) (filed herewith).

99.2	Form of Option Agreement (Employees) (filed herewith).

4

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACHET FINANCIAL SOLUTIONS, INC.:
(REGISTRANT)

By:	/s/ Darin P. McAreavey
DARIN P. MCAREAVEY
Executive Vice President and
Chief Financial Officer

Dated: December 19, 2014

5

PAYMENT OF ALL AMOUNTS PAYABLE UNDER THIS TERM NOTE IS SUBORDINATED TO PAYMENT OF ALL “SENIOR DEBT” AS DEFINED IN, AND IN THE MANNER AND TO THE EXTENT SET FORTH IN, THAT CERTAIN SUBORDINATION AGREEMENT DATED AS OF DECEMBER 7, 2012 BY AND AMONG THE HOLDER HEREOF, IMPERIUM SPECIAL FINANCE FUND, LP AND CACHET FINANCIAL SOLUTIONS, INC.

Exhibit 10.1

Amendment to Conversion Agreement

Effective Date:  December 15, 2014

WHEREAS, Cachet Financial Solutions, Inc., a Delaware corporation (“Cachet Delaware”), and Cachet Financial Solutions Inc., a Minnesota corporation (“Cachet Minnesota”) (Cachet Delaware and Cachet Minnesota may be referred to collectively as “Company”), and Michael J. Hanson (“Holder”) and James L. Davis (“Holder”) (Holders together with Company, may collectively be referred to as “Parties”) entered into a Conversion Agreement, effective June 17, 2014 (the “Agreement”); and

WHEREAS, the Parties desire to amend the warrant coverage as set forth in the Agreement to provide 100% warrant coverage for the number of whole shares issued pursuant to the Promissory Notes converted under the Agreement.

NOW THEREFORE, for valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties agree as follows:

1.              Capitalized terms not defined herein have the meanings ascribed to them in the Agreement.

2.              Section 1(d) of the Agreement shall be amended and restated in its entirety to read as set forth below.

(d)         The number of shares of common stock of Cachet Delaware issuable upon conversion shall equal the number obtained by dividing (x) the total amount of principal and interest being converted, by (y) the Conversion Price. In this regard, the “Conversion Price,” will equal the conversion price at which that certain series of Convertible Promissory Notes of Cachet Delaware, offered for sale in March-May 2014 (a copy of which is attached hereto as Exhibit A), convert into common stock of Cachet Delaware upon the consummation of an “IPO,” as defined therein. For clarity, this means that the Promissory Notes will convert at a rate that includes at least a 15% discount from the price at which common stock of Cachet Delaware is sold in the IPO. In addition, each of Michael J. Hanson and James L. Davis will receive 100% warrant coverage for the whole shares issued pursuant to the Promissory Notes converted hereunder (as set forth in Exhibit A of this Amendment).  The exercise price for the Actual Warrants Issued (as set forth in Exhibit A) shall be 125% of the price at which common shares of Cachet Delaware are sold in the IPO.  The exercise price for the warrants being issued pursuant to this Amendment (the “Amendment Warrants”) as set forth in Exhibit A shall be $2.00.  The Amendment Warrants shall have a five year term beginning from the Effective Date of this Addendum.

3.              All terms and conditions of the Conversion Agreement shall remain in full force and effect, except to the extent specifically modified herein.

1

IN WITNESS WHEREOF, each of the Parties has caused this Second Letter Amendment to be executed by its duly authorized representative as of the Effective Date written above.

Holder:		Cachet Financial Solutions Inc.
a Minnesota corporation

By:	/s/ Michael J. Hanson	By:	/s/ Jeffrey C. Mack
	Michael J. Hanson		Jeffrey C. Mack
Chief Executive Officer

Holder:		Cachet Financial Solutions, Inc.
a Delaware corporation

By:	/s/ James L. Davis	By:	/s/ Jeffrey C. Mack
	James L. Davis		Jeffrey C. Mack
Chief Executive Officer

2

Exhibit A

Debt Holder	Principal Amt Note	Whole Shares Issued	Actual Warrants Issued	Actual Warrants Price	Proposed Amendment Warrants	New Revised Warrants	Amendment Warrants Price
James L. Davis	$2,425,000	2,141,432	1,550,000	$1.88	591,432	2,141,432	$2.00
Michael J. Hanson	$1,700,000	1,471,494	1,033,333	$1.88	438,161	1,471,494	$2.00

3

Exhibit 10.2

TERM NOTE

$613,808	Minneapolis, Minnesota
December 14, 2012

FOR VALUE RECEIVED, the undersigned, CACHET FINANCIAL SOLUTIONS INC., a Minnesota corporation (“Borrower”) with an address of Southwest Tech Center A, 18671 Lake Drive East, Minneapolis, MN 55317, promises to pay to the order of THE MARGARET DE JONGE TRUST (“Lender”), at 3600 W. Fuller Street, Edina MN 55410, or at any other place designated at any time by the holder hereof, the principal sum of Six Hundred Thousand, Eight Hundred and Eight and no/100 Dollars ($613,808); together with interest on the principal balance outstanding hereon from the date hereof until paid in full at a fixed rate equal to 12% per annum.

Borrower will pay this loan in one payment of all outstanding principal plus all accrued, unpaid interest on December 7, 2014 (the “Maturity Date”), subject to any prior prepayment. Borrower may prepay the outstanding balance of this Note in whole or in part without premium or penalty.

All payments of principal, interest, fees and expenses under this Note shall be made without set-off or counterclaim in immediately available funds in lawful money of the United States of America not later than 5:00 p.m., Minnesota time, on the dates called for under this Note at the address of Lender designated above.  Funds received on any day after such time shall be deemed to have been received on the next business day.  Whenever any payment would be due on a day which is not a business day, such payment shall be made on the next succeeding business day and such extension of time shall be included in the computation of any interest or fees.  All payments (or prepayments) received by Lender hereunder shall be applied to the principal sum, interest thereon and the other obligations of Borrower to Lender arising under or in connection with this Note in such order and manner as Lender may elect, and in the absence of any such election: first, to the payment of costs, expenses and fees due from Borrower to Lender arising under or in connection with this Note or the indebtedness evidenced hereby; next, to the payment of interest computed at the applicable rate provided for above; next, toward the reduction of the principal sum; and finally, to the payment of any other obligations due from Borrower arising under or in connection with this Note or the indebtedness evidenced hereby.

Borrower will pay Lender, on demand, all out-of-pocket expenses incurred by Lender in connection with this Note and the indebtedness evidenced hereby, including without limitation, reasonable attorneys’ fees.

All agreements between Borrower and Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Lender for the use, forbearance, loaning or detention of the paid indebtedness evidenced hereby exceed the maximum permissible under applicable law.  If from any circumstances whatsoever, fulfillment of any provisions hereof at any time given shall exceed the maximum permissible under applicable law, then the obligation to be fulfilled shall automatically be reduced to an amount which complies with applicable law, and if from any circumstances Lender should ever receive as interest an amount which would exceed the highest lawful rate of interest, such amount would be in excess of such lawful rate of interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest.  This provision shall control every other provision of all agreements between Borrower and Lender and shall also be binding upon and available to any subsequent holder of this Note.

Time is of the essence of this Note and each of the provisions hereof.

The occurrence of any one or more of the following events shall constitute an “Event of Default” under this Note:

Borrower shall fail to make when due, whether by acceleration or otherwise, any payment of principal of or interest on this Note and such failure continues for five (5) business days following receipt by Borrower of written notice of the same from Lender;

1

Borrower shall fail to comply with any other agreement, covenant, condition, provision or term contained herein and such failure continues for three (3) business days following receipt by Borrower of written notice of the same from Lender; or

Borrower shall (i) become insolvent or unable to pay its debts generally as they mature, (ii) suspend business, (iii) make a general assignment for the benefit of creditors, (iv) admit in writing its inability to pay its debts generally as they mature, (v) file or have filed against it a petition in bankruptcy or a petition or answer seeking a reorganization, arrangement with creditors or other similar relief under the Federal bankruptcy laws or under any other applicable law of the United States of America or any State thereof, which petition if filed against (and not by) Borrower is not withdrawn, vacated, set aside or stayed within sixty (60) days from the date of entry, (vi) consent to the appointment of a trustee or receiver for Borrower or for a substantial part of its property, or (vii) have an order, judgment or decree entered appointing, without its consent, a trustee or receiver for Borrower or for a substantial part of its property, which order, judgment or decree is not vacated, set aside or stayed within sixty (60) days from the date of entry.

If (a) any Event of Default described in item (c) above shall occur, the outstanding unpaid principal balance of this Note and the accrued interest hereon shall automatically become immediately due and payable; or (b) any other Event of Default shall occur and be continuing, then Lender may take any or all of the following actions: (i) declare the outstanding unpaid principal balance of this Note and the accrued and unpaid interest hereon to be forthwith due and payable, whereupon the same shall immediately become due and payable without demand or notice of any kind, all of which are hereby expressly waived, and (ii) enforce all rights and remedies under any applicable law.  Failure to exercise any right or remedy provided for or referenced herein shall not constitute a waiver of the right to exercise the same in connection with the applicable Event of Default or any subsequent Event of Default.

In addition to any other remedies hereunder, any payment not made by Borrower within five (5) business days of the due date thereof, including without limitation any payment due on the Maturity Date, shall be subject to a late payment charge equal to $500.00 per day until such payment is paid in full, and shall be immediately due by Borrower to the holder hereof.

Borrower hereby waives demand, presentment for payment, notice of nonpayment, protest and notice of protest hereon.  Borrower further agrees (a) that, without any notice, Lender may from time to time extend the dates or reduce the amounts of payment under this Note, with or without consideration, and that in any such case Borrower will continue to be liable to pay the unpaid balance of the indebtedness evidenced by this Note as so extended or reduced, and (b) to pay all costs of collection, including reasonable attorneys’ fees, if any payment is not made when due.  Such attorneys’ fees shall be owed (i) whether or not suit is brought and (ii) for any kind or an action, including, but not limited to, any bankruptcy, insolvency or similar proceedings and any probate or other proceedings involving a decedent, but shall not be owed in the case where Borrower is the prevailing party in actions or proceedings brought by Borrower against Lender or actions or proceedings brought by Lender against Borrower.

This Note shall be governed and construed in accordance with the internal laws of the State of Minnesota.

[Remainder of page left blank;
signature page follows]

2

IN WITNESS WHEREOF, Borrower has executed this Note as of the date first written above.

CACHET FINANCIAL SOLUTIONS INC.,
a Minnesota corporation

By:	/s/ Jeffrey C. Mack
	Name:	Jeffrey C. Mack
	Title:	Chief Executive Officer

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Exhibit 10.3

Amendment to Term Note

Effective Date:  December 16, 2014

WHEREAS, Cachet Financial Solutions Inc., a Minnesota corporation (“Company” or “Borrower”), and The Margaret De Jonge Trust (“Lender”) (collectively “Parties”) entered into a Term Note for $613,808, effective December 14, 2012 (the “Agreement”); and

WHEREAS, the Parties desire to amend the payment terms as set forth in the Agreement to require Borrower to make four $50,000 payments beginning December 31, 2014 and extend the Maturity Date of the Agreement to April 30th, 2015.

NOW THEREFORE, for valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties agree as follows:

1.                                      Capitalized terms not defined herein have the meanings ascribed to them in the Agreement.

2.                                      The second paragraph of the Agreement shall be amended and restated in its entirety asset forth below.

Borrower will pay this loan according to below payment schedule with all outstanding principal plus all accrued, unpaid interest becoming due on April 30th, 2015 (the “Maturity Date”), subject to any prepayment.

Payment Schedule

•                  $50,000 due on December 31, 2014;

•                  $50,000 due on January 31, 2015;

•                  $50,000 due on February 28th, 2015;

•                  $50,000 due on March 31, 2015;

•                  The remaining balance of accrued, unpaid interest and principal due on April 30th, 2015

3.                                      All terms and conditions of the Agreement shall remain in full force and effect, except to the extent specifically modified herein.

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed by its duly authorized representative as of the Effective Date written above.

Lender:		Cachet Financial Solutions Inc.

By:	/s/ Margaret De Jonge	By:	/s/ Jeffrey C. Mack

	Margaret De Jonge		Jeffrey C. Mack
	Lender		Chief Executive Officer

Exhibit 99.1

CACHET FINANCIAL SOLUTIONS INC.

NON-QUALIFIED STOCK OPTION AGREEMENT
OUTSIDE 2014 STOCK INCENTIVE PLAN

No. of shares subject to option:	Option No.
Date of grant:

THIS STOCK OPTION AGREEMENT is entered into by and between Cachet Financial Solutions Inc., a Minnesota corporation (the “Company”), and                          (the “Optionee”).

W I T N E S S E T H:

Grant of Option.  The Company hereby grants to the Optionee the right and option (the “Option”) to purchase from the Company all or a part of an aggregate of                shares of the Company’s Common Stock (the “Shares”) at the purchase price per share equal to $1.50 (the “Exercise Price”).

Nature of the Option.  This Option is not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the United States Internal Revenue Code of 1986, as amended (the “Code”).  This Option is not awarded pursuant to the Company’s 2014 Stock Incentive Plan.

Terms and Conditions.  This Option is subject to the following terms and conditions:

Expiration Date.  This Option shall expire five (5) years after the date of grant specified above.

Exercise of Option.  Subject to the other terms of this Agreement regarding the exercisability of this Option, if Optionee is employed by the Company on each of the following dates, this Option shall be exercisable cumulatively, as follows:  (i) [50%] of the Shares immediately on the date of the grant above; and (ii) [50%] of the Shares on the first anniversary of the date of grant.  Any exercise shall be accompanied by a written notice to the Company specifying the number of Shares as to which this Option is being exercised.  Notation of any partial exercise shall be made by the Company on Schedule I hereto.  This Option may not be exercised for a fraction of a Share, and must be exercised for no fewer than one hundred (100) shares of Common Stock, or such lesser number of shares as may be vested.

Payment of Purchase Price Upon Exercise.  At the time of any exercise, the Exercise Price of the Shares as to which this Option is exercised shall be paid in cash to the Company.

Acceleration of Option Upon Change in Control.  In the event of a Change in Control the provisions of Section 3(b) hereof pertaining to vesting shall cease to apply and this Option shall become immediately vested and fully exercisable with respect to all Shares.  No acceleration of vesting shall occur under this Section 3(d) in the event a surviving corporation or its parent assumes this Option or in the event the surviving corporation or its parent substitutes an option agreement with substantially the same economic terms as provided in this Agreement.  Notwithstanding the provisions of this Section 3(d), in the event of a Change in Control of the Company, the Committee, in its sole discretion may, without the consent of Optionee, (i) cancel this Option and determine that Optionee will receive, with respect to some or all of the shares of Common Stock subject to this Option, as of the effective date of any Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value of such Shares immediately prior to the effective date of such Change in Control of the Company over the exercise price per share of this Option, and (ii) with respect to this Option, if the Fair Market Value of the Shares is less than or equal to the Exercise Price per share of this Option, as of the effective date of such Change in Control, terminate this Option as of the effective date of the Change in

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Control.  If the Committee makes either of such determinations, then as of the effective date of any such Change in Control of the Company, this Option will terminate and become void and expire as to all unexercised Shares subject to this Option and Optionee will have no further rights with respect to this Option.

Subject to Lock Up.  Optionee understands that the Company at a future date may file a registration or offering statement (the “Registration Statement”) with the Securities and Exchange Commission to facilitate an underwritten public offering of its securities.  The Optionee agrees, for the benefit of the Company, that should such an underwritten public offering be made and should the managing underwriter of such offering require, the undersigned will not, without the prior written consent of the Company and such underwriter, during the Lock Up Period as defined herein: sell, transfer or otherwise dispose of, or agree to sell, transfer or otherwise dispose of this Option or any of the Shares acquired upon exercise of this Option during the Lock Up Period; or sell or grant, or agree to sell or grant, options, rights or warrants with respect to any of the Shares acquired upon exercise of this Option.  The term “Lock Up Period” shall mean the period (not to exceed 12 months) during which Company officers and directors are restricted by the managing underwriter from effecting any sales or transfers of the Shares.  The Lock Up Period shall commence on the effective date of the Registration Statement.

Not An Employment Contract.  This Option will not confer on the Optionee any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it affect in any way with any right the Company or any Subsidiary would otherwise have to terminate or modify the terms of such Optionee’s employment or other service at any time.

No Rights as Shareholder.  The Optionee shall have no rights as a shareholder of the Company with respect to any Shares prior to the date of issuance to the Optionee of a certificate for such Shares.

Compliance with Law and Regulations.  This Option and the obligation of the Company to sell and deliver Shares hereunder shall be subject to all applicable laws, rules and regulations (including, but not limited to, federal securities laws) and to such approvals by any government or regulatory agency as may be required.  This Option shall not be exercisable, and the Company shall not be required to issue or deliver any certificates for Shares of Stock prior to the completion of any registration or qualification of such Shares under any federal or state law, or any rule or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.  Moreover, this Option may not be exercised if its exercise or the receipt of Shares of Stock pursuant thereto would be contrary to applicable law.

Nontransferability.  This Option shall not be transferable other than by will or by the laws of descent and distribution.  During the lifetime of the Optionee, this Option shall be exercisable only by the Optionee or by the Optionee’s guardian or legal representative.  Without limiting the generality of the foregoing restriction of transferability, the Option may not be assigned, transferred (except as provided in the preceding sentence), pledged, or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment, or similar process.  Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the Option, shall be null and void and without effect.  No transfer of this Option by the Optionee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company is furnished with written notice thereof and a copy of the will and/or such other evidence as the Board may determine necessary to establish the validity of the transfer.

Investment Representation.  By exercising the Option, the Optionee acknowledges that he has received all financial and other business information concerning the Company he or she deems necessary or has requested, and acknowledges that purchase of the Company’s Common Stock involves a high degree of risk.  In addition, the Optionee agrees to execute and deliver to the Company its standard form of investment letter, if requested by the Company.

Restrictions on Transfer.

Securities Law Restrictions.  Regardless of whether the offering and sale of common stock under this Agreement have been registered under the Securities Act of 1933 (the “Act”) or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other

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transfer of such common stock (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Act, the securities laws of any state or any other law.

Investment Intent at Grant.  Optionee represents and agrees that the Shares to be acquired upon exercising this Agreement will be acquired for investment, and not with a view to the sale or distribution thereof.

Investment Intent at Exercise.  In the event that common stock issued under this Agreement is not registered under the Act but an exemption is available which requires an investment representation or other representation, Optionee shall represent and agree at the time of exercise that the common stock being acquired upon exercising the Option is being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

Legends.  All certificates evidencing Shares issued under this Agreement in shall bear the following legend (and such other restrictive legends as the Company determines are required or deemed advisable under the provisions of any applicable law):

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

Reservation of Shares.  The Company shall at all times during the term of the Option reserve and keep available such number of shares of the Common Stock as will be sufficient to satisfy the requirement of this Agreement, shall pay all original issue and transfer taxes with respect to the issue and transfer of shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith, and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.

Restrictions on Exercise.  This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations as promulgated by the Federal Reserve Board.  As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

Termination of Employment.  Upon the termination of the employment of Optionee prior to the expiration of this Option, the following provisions shall apply:

Upon the Involuntary Termination of Optionee’s employment or the voluntary termination or resignation of Optionee’s employment, the Optionee may exercise this Option to the extent the Optionee was vested in and entitled to exercise this Option at the date of such employment termination for a period of three (3) months after the date of such employment termination, or until the term of this Option has expired, whichever date occurs first.  To the extent the Optionee was not entitled to exercise this Option at the date of such employment termination, or if Optionee does not exercise this Option within the time specified herein, this Option shall terminate.

If the employment of an Optionee is terminated by the Company for cause, then the Board or the Committee shall have the right to cancel this Option.

Death, Disability or Retirement of Optionee.  Upon the death, Disability or Retirement, as defined herein, of Optionee prior to the expiration of this Option, the following provisions shall apply:

If the Optionee is at the time of his Disability employed by the Company or a Subsidiary and has been in continuous employment (as determined by the Committee in its sole discretion) since the Date of Grant of this Option, then this Option may be exercised by the Optionee for one (1) year following the date of such Disability or until the

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expiration date of this Option, whichever date is earlier, but only to the extent the Optionee was vested in and entitled to exercise this Option at the time of his Disability.  For purposes of this Section 9, the term “Disability” shall mean that the Optionee is unable, by reason of a medically determinable physical or mental impairment, to substantially perform the principal duties of employment with the Company, which condition, in the opinion of a physician selected by the Board, is expected to have a duration of not less than 120 days, unless the Optionee is employed by the Company, a Parent, a Subsidiary or an Affiliate, pursuant to an employment agreement which contains a definition of “Disability,” in which case such definition shall control.  The Committee, in its sole discretion, shall determine whether an Optionee has a Disability and the date of such Disability.

If the Optionee is at the time of his death employed by the Company or a Subsidiary and has been in continuous employment (as determined by the Committee in its sole discretion) since the Date of Grant of this Option, then this Option may be exercised by the Optionee’s estate or by a person who acquired the right to exercise this Option by will or the laws of descent and distribution, for one (1) year following the date of the Optionee’s death or until the expiration date of this Option, whichever date is earlier, but only to the extent the Optionee was vested in and entitled to exercise this Option at the time of death.

If the Optionee is at the time of his Retirement employed by the Company or a Subsidiary and has been in continuous employment (as determined by the Committee in its sole discretion) since the Date of Grant of this Option, then this Option may be exercised by the Optionee following the date of the Optionee’s Retirement or until the expiration date of this Option but in no event later than three (3) months following Retirement, whichever date is earlier, but only to the extent the Optionee was vested in and entitled to exercise this Option at the time of Retirement.  For purposes of this Section 9, “Retirement” means Optionee’s voluntary termination of employment or termination by the Company without cause on or after the date the Optionee attains age 60.

If the Optionee dies within three (3) months after Termination of Optionee’s employment with the Company or a Subsidiary this Option may be exercised for nine (9) months following the date of Optionee’s death or the expiration date of this Option, whichever date is earlier, by the Optionee’s estate or by a person who acquires the right to exercise this Option by will or the laws of descent or distribution, but only to the extent the Optionee was vested in and entitled to exercise this Option at the time of Termination.

Termination of Relationship for Misconduct; Clawback.  If the Board or the Committee reasonably believes that the Optionee has committed an act of misconduct, it may suspend the Optionee’s right to exercise this option pending a determination by the Board or the Committee.  If the Board or the Committee determines that the Optionee has committed an act of misconduct or has breached a duty to the Company, neither the Optionee nor the Optionee’s estate shall be entitled to exercise this Option.  For purposes of this Section 10, an act of misconduct shall include embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of the Company’s rules resulting in loss, damage or injury to the Company, or if the Optionee makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition with respect to the Company, or induces any party to breach a contract with the Company.  An act of misconduct or breach of fiduciary duty to the Company shall include an event giving the Company the right to terminate Optionee’s employment for cause pursuant to any employment agreement between Optionee and the Company.  In addition, misconduct shall include willful violations of federal or state securities laws.  In making such determination, the Board or the Committee shall act fairly and shall give the Optionee an opportunity to appear and present evidence on the Optionee’s behalf at a hearing before the Board or the Committee.  In addition, if the Company, based upon an opinion of legal counsel or a judicial determination, determines that Section 304 of the Sarbanes-Oxley Act of 2002 is applicable to Optionee hereunder, to the extent that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, Optionee shall reimburse the Company for any compensation received by Optionee from the Company during the 12-month period following the first public issuance or filing with the Securities and Exchange Commission (whichever first occurs) of the financial document embodying such financial reporting requirement and any profits received from the sale of the Company’s common stock or common stock equivalents, acquired pursuant to this Agreement.

Tax Matters.  All deliveries of Shares and distributions under this Agreement are subject to withholding of all applicable taxes.  If permitted by the Committee, and subject to such rules and limitations as may be established by the Committee from time to time, such withholding obligations may be satisfied through the surrender of shares of Common

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Stock of the Company which the Optionee already owns.  Optionee understands that, depending upon the period of time he has held the Shares and whether he has elected to include them in income pursuant to Section 83(b) of the Code, if he disposes of any Shares received upon exercise of this Option, he may be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount generally measured by the difference between the price paid for the Shares and the lower of the fair market value of the Shares at the date of the exercise or the fair market value of the Shares at the date of disposition.  Optionee hereby agrees to notify the Company in writing within 30 days after the date of any such disposition.

Company Purchase Option; Survival.  Upon the occurrence of any event giving rise to a right or obligation to purchase the shares acquired by Optionee pursuant to this Agreement, the Company shall have a right (but not an obligation) to purchase all Shares purchased by Optionee upon exercise of this Option.  Such rights shall be exercisable in the manner provided below for a period of sixty (60) days following the occurrence of the described event.

Restriction on Transfer During Lifetime.  Except as otherwise provided in this Agreement, Optionee may not during his lifetime, transfer any of the Shares.

Right to Purchase Stock During Lifetime.  If Optionee desires in any manner to transfer any of the Shares and such transfer is not permitted under the terms of this Agreement, then Optionee shall give written notice to the Company of such desire and of the number of Shares he desires to transfer (such number of Shares being hereafter referred to as the “sale stock”) which notice shall specify the identity of the proposed transferee, the nature of the transfer (sale, gift, etc.), and the terms thereof.  The Company shall have the right (but not the obligation) to buy all (but not less than all) of the sale stock at the lesser of the purchase price determined under Section 12(g) or the price offered by the proposed transferee in the notice described in this Section.  Unless the Company elects to purchase all of the sale stock, Optionee shall not be required to sell any of the sale stock; instead, Optionee shall be entitled, for a period of sixty (60) days following the expiration of the purchase right of the Company, to transfer the sale stock to the person identified in, and in the manner and terms specified in, the notice given pursuant to this Section.  If such stock has not been sold to the transferee within said sixty day period, the sale stock shall remain subject to all the provisions of this Agreement.  If the sale stock has been sold to the transferee under the provisions of this Section, such stock shall cease to be subject to the provisions of this Agreement.

Involuntary Transfer.  In the case of the involuntary sale or other involuntary transfer or disposition of stock of Optionee, “involuntary transfer” being defined as any transfer of title or beneficial ownership of stock of the Company upon default, foreclosure, forfeiture, court order or otherwise then by a voluntary decision on the part of Optionee, the Company shall have the right to purchase such shares as hereinafter set forth.  Upon the acquisition of such stock, the stock of Optionee that has been acquired and the transferee thereof shall furnish written notice to the Company indicating that the acquisition has occurred and the price and payment terms thereof, accompanied by satisfactory evidence of the same.  Upon receipt of such notice, the Company shall have the right (but not the obligation) for a period of sixty (60) days to purchase all (but not less than all) of the stock acquired by the transferee for the time periods, and in the manner and on the terms provided in Section 12(b) at a price equal to the lesser of the price determined under the provisions of Section 12(g) or the price paid by the transferee.  If the Company fails to elect to purchase the stock acquired by the transferee upon expiration of the purchase right, such stock shall cease to be subject to the provisions of this Agreement.

Termination of Employment.  Upon the voluntary or involuntary termination of the employment of Optionee who is an employee of the Company, the Company shall have the option to purchase all of the Shares owned by Optionee in the manner provided in Section 12(b) as though Optionee had given notice of his desire to sell, give or otherwise transfer the sale stock.  In the event the Company shall not elect to purchase the Shares upon termination of Optionee’s employment, the Shares shall nonetheless remain fully subject to this Agreement, and shall not thereafter be sold or otherwise transferred except in accordance with the terms of this Option.

Purchase of Stock Upon Death.  Upon the death of Optionee, the legal representative of Optionee’s estate, the Company shall have the option to purchase Shares in accordance with the provisions of Section 12(b).  Such purchase price shall be paid to the legal representative of the estate of Optionee at a closing to be held by the later of sixty (60) days following the appointment of the personal representative.  Optionee, by his execution of this Agreement, hereby directs and obligates his legal representative to promptly comply with the terms of this Section and to execute any and all documents reasonably required to achieve such compliance.  In the event the Company shall not elect to purchase all of

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the Shares from Optionee’s estate, such Shares shall remain fully subject to this Agreement and shall not thereafter be sold or otherwise transferred except in accordance with the terms of this Option.

Offset of Shareholder Indebtedness.  In the event at the time at the purchase of Shares under this Section, Optionee or a shareholder whose Shares are purchased is indebted to the Company, the Company shall have the right to offset such indebtedness against the purchase price of the Shares.

Purchase Price.  Except as otherwise specified in this Agreement, the purchase price of the Shares for purposes of this Agreement, shall be determined from time-to-time by (i) the agreement of the holders of a majority in interest of the shareholders of the Company; (ii) by an independent appraisal commissioned by the board of directors of the Company, the cost of which shall be borne by the Company; or (iii) at the election of the board of the directors, by the board of directors acting in good faith based upon any or all of the following factors: customary valuation or stock valuation methods, book value, earnings multiples, the values of comparable securities, and recent prices at which the Company’s securities have been sold.  If the performance of any action by a party hereunder is dependent upon the precedent determination of the price of the common stock and it cannot be administratively determined within the period of time specified for the performance of such action, then such period shall be extended to a date fifteen days following the date on which such valuation of common stock has been made.

Pledge of Stock Prohibited.  Except as may be permitted by resolution of the board of directors of the Company, neither Optionee nor any shareholder whose Shares are subject to this Agreement shall pledge or otherwise encumber all or any part of the Shares.  Any pledge or other encumbrance of the Shares in contravention of this provision shall be void.

Legend on Stock Certificates.  Any stock certificates of the Company representing the Shares shall contain the following legend reading substantially as follows:  “The transfer of the shares represented by this certificate is restricted by, and subject to, and the pledge of such shares is limited by, the provisions of a Stock Option Agreement dated November 3, 2010.  A copy of said agreement is on file with the Secretary of the corporation.  By acceptance of this certificate, the holder hereof agrees to be bound by the terms of said Agreement.”

Release of Restrictions.  This Section 12 shall terminate at such time as the Company’s common stock is publicly held and is registered under Section 12 of the Securities Exchange Act of 1934, as amended.

Company Exercise and Effective Date of Purchase.  If the Company elects to purchase any of the Shares pursuant to this Agreement, it shall give written notice to Optionee of the date, time and place of closing on the purchase of the Shares, and of the calculation of the purchase price.  At the closing, the Company shall tender the purchase price for the Shares and Optionee shall deliver the certificate for the Shares that are certificated duly endorsed for transfer and provide all documentation necessary or reasonably required to effect the transfer.  If Optionee shall fail to deliver the Shares at the closing, the transfer of the Shares shall be deemed to have been completed on the books of the Company, whether or not Optionee has delivered the Shares and the related documentation, or accepted the purchase price, and such shares shall be deemed to be cancelled as of such date.  Such cancellation shall not be a waiver of any claim or objection to the purchase price by Optionee that is delivered to the Company in writing prior to the date of closing.

The provisions of this Section 12 shall survive termination of this Option or the exercise of all or any portion thereof.

Heirs and Successors.  This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business.  If any rights exercisable by the Optionee or benefits deliverable to the Optionee under this Agreement have not been exercised or delivered, respectively, at the time of the Optionee’s death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be delivered to the Designated Beneficiary, in accordance with the provisions of this agreement.  The “Designated Beneficiary” shall be the beneficiary or beneficiaries designated by the Optionee in a writing filed with the Committee in such form and at such time as the Committee shall require.  If a deceased Optionee fails to designate a beneficiary, or if the Designated Beneficiary does not survive the Optionee, any rights that would have been exercisable by the Optionee and any benefits distributable to the Optionee shall be exercised by or distributed to the legal representative of the estate of the Optionee.  If a deceased Optionee designates a beneficiary and the Designated Beneficiary survives the Optionee but dies before the Designated Beneficiary’s exercise of all rights under this Agreement or before the complete

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distribution of benefits to the Designated Beneficiary under this Agreement, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.

Notices.  Any notice hereunder to the Company shall be addressed to it at its principal executive offices, located at 18671 Lake Drive East, Southwest Tech Center A, Minneapolis, MN 55317, Attention: Chief Financial Officer; and any notice hereunder to the Optionee shall be addressed to the Optionee at the address last appearing in the employment records of the Company; subject to the right of either party to designate at any time hereunder in writing some other address.

Counterparts.  This Agreement may be executed in two counterparts each of which shall constitute one and the same instrument.

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, except to the extent preempted by federal law, without regard to the principles of comity or the conflicts of law provisions of any other jurisdiction.

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IN WITNESS WHEREOF, the Company and Optionee have executed this Agreement, both as of the day and year first above written.

CACHET FINANCIAL SOLUTIONS INC.

By:
Its:

Optionee accepts this Option subject to all of the terms and provisions thereof.  Optionee has reviewed this Option in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of this Option.  Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board and, where applicable, the Committee, upon any questions arising under this Option.  Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE

Address:

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PAYMENT OF ALL AMOUNTS PAYABLE UNDER THIS TERM NOTE IS SUBORDINATED TO PAYMENT OF ALL “SENIOR DEBT” AS DEFINED IN, AND IN THE MANNER AND TO THE EXTENT SET FORTH IN, THAT CERTAIN SUBORDINATION AGREEMENT DATED AS OF DECEMBER 7, 2012 BY AND AMONG THE HOLDER HEREOF, IMPERIUM SPECIAL FINANCE FUND, LP AND CACHET FINANCIAL SOLUTIONS, INC.

SCHEDULE I - NOTATIONS AS TO PARTIAL EXERCISE

Date of Exercise	Number of Purchased Shares	Balance of Shares on Option	Authorized Signature	Notation Date

EXHIBIT 99.2

CACHET FINANCIAL SOLUTIONS INC.

NON-QUALIFIED STOCK OPTION AGREEMENT
OUTSIDE 2014 STOCK INCENTIVE PLAN

No. of shares subject to option:	Option No.
Date of grant:

THIS STOCK OPTION AGREEMENT is entered into by and between Cachet Financial Solutions Inc., a Minnesota corporation (the “Company”), and                          (the “Optionee”).

W I T N E S S E T H:

Grant of Option.  The Company hereby grants to the Optionee the right and option (the “Option”) to purchase from the Company all or a part of an aggregate of                shares of the Company’s Common Stock (the “Shares”) at the purchase price per share equal to $1.50 (the “Exercise Price”).

Nature of the Option.  This Option is not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the United States Internal Revenue Code of 1986, as amended (the “Code”).  This Option is not awarded pursuant to the Company’s 2014 Stock Incentive Plan.

Terms and Conditions.  This Option is subject to the following terms and conditions:

Expiration Date.  This Option shall expire five (5) years after the date of grant specified above.

Exercise of Option.  Subject to the other terms of this Agreement regarding the exercisability of this Option, if Optionee is employed by the Company on each of the following dates, this Option shall be exercisable cumulatively, as follows:  (i) [50%] of the Shares immediately on the date of the grant above; and (ii) [50%] of the Shares on the first anniversary of the date of grant.  Any exercise shall be accompanied by a written notice to the Company specifying the number of Shares as to which this Option is being exercised.  Notation of any partial exercise shall be made by the Company on Schedule I hereto.  This Option may not be exercised for a fraction of a Share, and must be exercised for no fewer than one hundred (100) shares of Common Stock, or such lesser number of shares as may be vested.

Payment of Purchase Price Upon Exercise.  At the time of any exercise, the Exercise Price of the Shares as to which this Option is exercised shall be paid in cash to the Company.

Acceleration of Option Upon Change in Control.  In the event of a Change in Control the provisions of Section 3(b) hereof pertaining to vesting shall cease to apply and this Option shall become immediately vested and fully exercisable with respect to all Shares.  No acceleration of vesting shall occur under this Section 3(d) in the event a surviving corporation or its parent assumes this Option or in the event the surviving corporation or its parent substitutes an option agreement with substantially the same economic terms as provided in this Agreement.  Notwithstanding the provisions of this Section 3(d), in the event of a Change in Control of the Company, the Committee, in its sole discretion may, without the consent of Optionee, (i) cancel this Option and determine that Optionee will receive, with respect to some or all of the shares of Common Stock subject to this Option, as of the effective date of any Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value of such Shares immediately prior to the effective date of such Change in Control of the Company over the exercise price per share of this Option, and (ii) with respect to this Option, if the Fair Market Value of the Shares is less than or equal to the Exercise Price per share of this Option, as of the effective date of such Change in Control, terminate this Option as of the effective date of the Change in Control.  If the Committee makes either of such determinations, then as of the effective date of any such Change in

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Control of the Company, this Option will terminate and become void and expire as to all unexercised Shares subject to this Option and Optionee will have no further rights with respect to this Option.

Subject to Lock Up.  Optionee understands that the Company at a future date may file a registration or offering statement (the “Registration Statement”) with the Securities and Exchange Commission to facilitate an underwritten public offering of its securities.  The Optionee agrees, for the benefit of the Company, that should such an underwritten public offering be made and should the managing underwriter of such offering require, the undersigned will not, without the prior written consent of the Company and such underwriter, during the Lock Up Period as defined herein: sell, transfer or otherwise dispose of, or agree to sell, transfer or otherwise dispose of this Option or any of the Shares acquired upon exercise of this Option during the Lock Up Period; or sell or grant, or agree to sell or grant, options, rights or warrants with respect to any of the Shares acquired upon exercise of this Option.  The term “Lock Up Period” shall mean the period (not to exceed 12 months) during which Company officers and directors are restricted by the managing underwriter from effecting any sales or transfers of the Shares.  The Lock Up Period shall commence on the effective date of the Registration Statement.

Not An Employment Contract.  This Option will not confer on the Optionee any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it affect in any way with any right the Company or any Subsidiary would otherwise have to terminate or modify the terms of such Optionee’s employment or other service at any time.

No Rights as Shareholder.  The Optionee shall have no rights as a shareholder of the Company with respect to any Shares prior to the date of issuance to the Optionee of a certificate for such Shares.

Compliance with Law and Regulations.  This Option and the obligation of the Company to sell and deliver Shares hereunder shall be subject to all applicable laws, rules and regulations (including, but not limited to, federal securities laws) and to such approvals by any government or regulatory agency as may be required.  This Option shall not be exercisable, and the Company shall not be required to issue or deliver any certificates for Shares of Stock prior to the completion of any registration or qualification of such Shares under any federal or state law, or any rule or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.  Moreover, this Option may not be exercised if its exercise or the receipt of Shares of Stock pursuant thereto would be contrary to applicable law.

Nontransferability.  This Option shall not be transferable other than by will or by the laws of descent and distribution.  During the lifetime of the Optionee, this Option shall be exercisable only by the Optionee or by the Optionee’s guardian or legal representative.  Without limiting the generality of the foregoing restriction of transferability, the Option may not be assigned, transferred (except as provided in the preceding sentence), pledged, or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment, or similar process.  Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the Option, shall be null and void and without effect.  No transfer of this Option by the Optionee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company is furnished with written notice thereof and a copy of the will and/or such other evidence as the Board may determine necessary to establish the validity of the transfer.

Investment Representation.  By exercising the Option, the Optionee acknowledges that he has received all financial and other business information concerning the Company he or she deems necessary or has requested, and acknowledges that purchase of the Company’s Common Stock involves a high degree of risk.  In addition, the Optionee agrees to execute and deliver to the Company its standard form of investment letter, if requested by the Company.

Restrictions on Transfer.

Securities Law Restrictions.  Regardless of whether the offering and sale of common stock under this Agreement have been registered under the Securities Act of 1933 (the “Act”) or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such common stock (including the placement of appropriate legends on stock certificates or the imposition of

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stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Act, the securities laws of any state or any other law.

Investment Intent at Grant.  Optionee represents and agrees that the Shares to be acquired upon exercising this Agreement will be acquired for investment, and not with a view to the sale or distribution thereof.

Investment Intent at Exercise.  In the event that common stock issued under this Agreement is not registered under the Act but an exemption is available which requires an investment representation or other representation, Optionee shall represent and agree at the time of exercise that the common stock being acquired upon exercising the Option is being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

Legends.  All certificates evidencing Shares issued under this Agreement in shall bear the following legend (and such other restrictive legends as the Company determines are required or deemed advisable under the provisions of any applicable law):

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

Reservation of Shares.  The Company shall at all times during the term of the Option reserve and keep available such number of shares of the Common Stock as will be sufficient to satisfy the requirement of this Agreement, shall pay all original issue and transfer taxes with respect to the issue and transfer of shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith, and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.

Restrictions on Exercise.  This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations as promulgated by the Federal Reserve Board.  As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

Termination of Employment.  Upon the termination of the employment of Optionee prior to the expiration of this Option, the following provisions shall apply:

Upon the Involuntary Termination of Optionee’s employment or the voluntary termination or resignation of Optionee’s employment, the Optionee may exercise this Option to the extent the Optionee was vested in and entitled to exercise this Option at the date of such employment termination for a period of three (3) months after the date of such employment termination, or until the term of this Option has expired, whichever date occurs first.  To the extent the Optionee was not entitled to exercise this Option at the date of such employment termination, or if Optionee does not exercise this Option within the time specified herein, this Option shall terminate.

If the employment of an Optionee is terminated by the Company for cause, then the Board or the Committee shall have the right to cancel this Option.

Death, Disability or Retirement of Optionee.  Upon the death, Disability or Retirement, as defined herein, of Optionee prior to the expiration of this Option, the following provisions shall apply:

If the Optionee is at the time of his Disability employed by the Company or a Subsidiary and has been in continuous employment (as determined by the Committee in its sole discretion) since the Date of Grant of this Option,

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then this Option may be exercised by the Optionee for one (1) year following the date of such Disability or until the expiration date of this Option, whichever date is earlier, but only to the extent the Optionee was vested in and entitled to exercise this Option at the time of his Disability.  For purposes of this Section 9, the term “Disability” shall mean that the Optionee is unable, by reason of a medically determinable physical or mental impairment, to substantially perform the principal duties of employment with the Company, which condition, in the opinion of a physician selected by the Board, is expected to have a duration of not less than 120 days, unless the Optionee is employed by the Company, a Parent, a Subsidiary or an Affiliate, pursuant to an employment agreement which contains a definition of “Disability,” in which case such definition shall control.  The Committee, in its sole discretion, shall determine whether an Optionee has a Disability and the date of such Disability.

If the Optionee is at the time of his death employed by the Company or a Subsidiary and has been in continuous employment (as determined by the Committee in its sole discretion) since the Date of Grant of this Option, then this Option may be exercised by the Optionee’s estate or by a person who acquired the right to exercise this Option by will or the laws of descent and distribution, for one (1) year following the date of the Optionee’s death or until the expiration date of this Option, whichever date is earlier, but only to the extent the Optionee was vested in and entitled to exercise this Option at the time of death.

If the Optionee is at the time of his Retirement employed by the Company or a Subsidiary and has been in continuous employment (as determined by the Committee in its sole discretion) since the Date of Grant of this Option, then this Option may be exercised by the Optionee following the date of the Optionee’s Retirement or until the expiration date of this Option but in no event later than three (3) months following Retirement, whichever date is earlier, but only to the extent the Optionee was vested in and entitled to exercise this Option at the time of Retirement.  For purposes of this Section 9, “Retirement” means Optionee’s voluntary termination of employment or termination by the Company without cause on or after the date the Optionee attains age 60.

If the Optionee dies within three (3) months after Termination of Optionee’s employment with the Company or a Subsidiary this Option may be exercised for nine (9) months following the date of Optionee’s death or the expiration date of this Option, whichever date is earlier, by the Optionee’s estate or by a person who acquires the right to exercise this Option by will or the laws of descent or distribution, but only to the extent the Optionee was vested in and entitled to exercise this Option at the time of Termination.

Termination of Relationship for Misconduct; Clawback.  If the Board or the Committee reasonably believes that the Optionee has committed an act of misconduct, it may suspend the Optionee’s right to exercise this option pending a determination by the Board or the Committee.  If the Board or the Committee determines that the Optionee has committed an act of misconduct or has breached a duty to the Company, neither the Optionee nor the Optionee’s estate shall be entitled to exercise this Option.  For purposes of this Section 10, an act of misconduct shall include embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of the Company’s rules resulting in loss, damage or injury to the Company, or if the Optionee makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition with respect to the Company, or induces any party to breach a contract with the Company.  An act of misconduct or breach of fiduciary duty to the Company shall include an event giving the Company the right to terminate Optionee’s employment for cause pursuant to any employment agreement between Optionee and the Company.  In addition, misconduct shall include willful violations of federal or state securities laws.  In making such determination, the Board or the Committee shall act fairly and shall give the Optionee an opportunity to appear and present evidence on the Optionee’s behalf at a hearing before the Board or the Committee.  In addition, if the Company, based upon an opinion of legal counsel or a judicial determination, determines that Section 304 of the Sarbanes-Oxley Act of 2002 is applicable to Optionee hereunder, to the extent that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, Optionee shall reimburse the Company for any compensation received by Optionee from the Company during the 12-month period following the first public issuance or filing with the Securities and Exchange Commission (whichever first occurs) of the financial document embodying such financial reporting requirement and any profits received from the sale of the Company’s common stock or common stock equivalents, acquired pursuant to this Agreement.

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Tax Matters.  All deliveries of Shares and distributions under this Agreement are subject to withholding of all applicable taxes.  If permitted by the Committee, and subject to such rules and limitations as may be established by the Committee from time to time, such withholding obligations may be satisfied through the surrender of shares of Common Stock of the Company which the Optionee already owns.  Optionee understands that, depending upon the period of time he has held the Shares and whether he has elected to include them in income pursuant to Section 83(b) of the Code, if he disposes of any Shares received upon exercise of this Option, he may be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount generally measured by the difference between the price paid for the Shares and the lower of the fair market value of the Shares at the date of the exercise or the fair market value of the Shares at the date of disposition.  Optionee hereby agrees to notify the Company in writing within 30 days after the date of any such disposition.

Company Purchase Option; Survival.  Upon the occurrence of any event giving rise to a right or obligation to purchase the shares acquired by Optionee pursuant to this Agreement, the Company shall have a right (but not an obligation) to purchase all Shares purchased by Optionee upon exercise of this Option.  Such rights shall be exercisable in the manner provided below for a period of sixty (60) days following the occurrence of the described event.

Restriction on Transfer During Lifetime.  Except as otherwise provided in this Agreement, Optionee may not during his lifetime, transfer any of the Shares.

Right to Purchase Stock During Lifetime.  If Optionee desires in any manner to transfer any of the Shares and such transfer is not permitted under the terms of this Agreement, then Optionee shall give written notice to the Company of such desire and of the number of Shares he desires to transfer (such number of Shares being hereafter referred to as the “sale stock”) which notice shall specify the identity of the proposed transferee, the nature of the transfer (sale, gift, etc.), and the terms thereof.  The Company shall have the right (but not the obligation) to buy all (but not less than all) of the sale stock at the lesser of the purchase price determined under Section 12(g) or the price offered by the proposed transferee in the notice described in this Section.  Unless the Company elects to purchase all of the sale stock, Optionee shall not be required to sell any of the sale stock; instead, Optionee shall be entitled, for a period of sixty (60) days following the expiration of the purchase right of the Company, to transfer the sale stock to the person identified in, and in the manner and terms specified in, the notice given pursuant to this Section.  If such stock has not been sold to the transferee within said sixty day period, the sale stock shall remain subject to all the provisions of this Agreement.  If the sale stock has been sold to the transferee under the provisions of this Section, such stock shall cease to be subject to the provisions of this Agreement.

Involuntary Transfer.  In the case of the involuntary sale or other involuntary transfer or disposition of stock of Optionee, “involuntary transfer” being defined as any transfer of title or beneficial ownership of stock of the Company upon default, foreclosure, forfeiture, court order or otherwise then by a voluntary decision on the part of Optionee, the Company shall have the right to purchase such shares as hereinafter set forth.  Upon the acquisition of such stock, the stock of Optionee that has been acquired and the transferee thereof shall furnish written notice to the Company indicating that the acquisition has occurred and the price and payment terms thereof, accompanied by satisfactory evidence of the same.  Upon receipt of such notice, the Company shall have the right (but not the obligation) for a period of sixty (60) days to purchase all (but not less than all) of the stock acquired by the transferee for the time periods, and in the manner and on the terms provided in Section 12(b) at a price equal to the lesser of the price determined under the provisions of Section 12(g) or the price paid by the transferee.  If the Company fails to elect to purchase the stock acquired by the transferee upon expiration of the purchase right, such stock shall cease to be subject to the provisions of this Agreement.

Termination of Employment.  Upon the voluntary or involuntary termination of the employment of Optionee who is an employee of the Company, the Company shall have the option to purchase all of the Shares owned by Optionee in the manner provided in Section 12(b) as though Optionee had given notice of his desire to sell, give or otherwise transfer the sale stock.  In the event the Company shall not elect to purchase the Shares upon termination of Optionee’s employment, the Shares shall nonetheless remain fully subject to this Agreement, and shall not thereafter be sold or otherwise transferred except in accordance with the terms of this Option.

Purchase of Stock Upon Death.  Upon the death of Optionee, the legal representative of Optionee’s estate, the Company shall have the option to purchase Shares in accordance with the provisions of Section 12(b).  Such purchase

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price shall be paid to the legal representative of the estate of Optionee at a closing to be held by the later of sixty (60) days following the appointment of the personal representative.  Optionee, by his execution of this Agreement, hereby directs and obligates his legal representative to promptly comply with the terms of this Section and to execute any and all documents reasonably required to achieve such compliance.  In the event the Company shall not elect to purchase all of the Shares from Optionee’s estate, such Shares shall remain fully subject to this Agreement and shall not thereafter be sold or otherwise transferred except in accordance with the terms of this Option.

Offset of Shareholder Indebtedness.  In the event at the time at the purchase of Shares under this Section, Optionee or a shareholder whose Shares are purchased is indebted to the Company, the Company shall have the right to offset such indebtedness against the purchase price of the Shares.

Purchase Price.  Except as otherwise specified in this Agreement, the purchase price of the Shares for purposes of this Agreement, shall be determined from time-to-time by (i) the agreement of the holders of a majority in interest of the shareholders of the Company; (ii) by an independent appraisal commissioned by the board of directors of the Company, the cost of which shall be borne by the Company; or (iii) at the election of the board of the directors, by the board of directors acting in good faith based upon any or all of the following factors: customary valuation or stock valuation methods, book value, earnings multiples, the values of comparable securities, and recent prices at which the Company’s securities have been sold.  If the performance of any action by a party hereunder is dependent upon the precedent determination of the price of the common stock and it cannot be administratively determined within the period of time specified for the performance of such action, then such period shall be extended to a date fifteen days following the date on which such valuation of common stock has been made.

Pledge of Stock Prohibited.  Except as may be permitted by resolution of the board of directors of the Company, neither Optionee nor any shareholder whose Shares are subject to this Agreement shall pledge or otherwise encumber all or any part of the Shares.  Any pledge or other encumbrance of the Shares in contravention of this provision shall be void.

Legend on Stock Certificates.  Any stock certificates of the Company representing the Shares shall contain the following legend reading substantially as follows:  “The transfer of the shares represented by this certificate is restricted by, and subject to, and the pledge of such shares is limited by, the provisions of a Stock Option Agreement dated November 3, 2010.  A copy of said agreement is on file with the Secretary of the corporation.  By acceptance of this certificate, the holder hereof agrees to be bound by the terms of said Agreement.”

Release of Restrictions.  This Section 12 shall terminate at such time as the Company’s common stock is publicly held and is registered under Section 12 of the Securities Exchange Act of 1934, as amended.

Company Exercise and Effective Date of Purchase.  If the Company elects to purchase any of the Shares pursuant to this Agreement, it shall give written notice to Optionee of the date, time and place of closing on the purchase of the Shares, and of the calculation of the purchase price.  At the closing, the Company shall tender the purchase price for the Shares and Optionee shall deliver the certificate for the Shares that are certificated duly endorsed for transfer and provide all documentation necessary or reasonably required to effect the transfer.  If Optionee shall fail to deliver the Shares at the closing, the transfer of the Shares shall be deemed to have been completed on the books of the Company, whether or not Optionee has delivered the Shares and the related documentation, or accepted the purchase price, and such shares shall be deemed to be cancelled as of such date.  Such cancellation shall not be a waiver of any claim or objection to the purchase price by Optionee that is delivered to the Company in writing prior to the date of closing.

The provisions of this Section 12 shall survive termination of this Option or the exercise of all or any portion thereof.

Heirs and Successors.  This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business.  If any rights exercisable by the Optionee or benefits deliverable to the Optionee under this Agreement have not been exercised or delivered, respectively, at the time of the Optionee’s death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be

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delivered to the Designated Beneficiary, in accordance with the provisions of this agreement.  The “Designated Beneficiary” shall be the beneficiary or beneficiaries designated by the Optionee in a writing filed with the Committee in such form and at such time as the Committee shall require.  If a deceased Optionee fails to designate a beneficiary, or if the Designated Beneficiary does not survive the Optionee, any rights that would have been exercisable by the Optionee and any benefits distributable to the Optionee shall be exercised by or distributed to the legal representative of the estate of the Optionee.  If a deceased Optionee designates a beneficiary and the Designated Beneficiary survives the Optionee but dies before the Designated Beneficiary’s exercise of all rights under this Agreement or before the complete distribution of benefits to the Designated Beneficiary under this Agreement, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.

Notices.  Any notice hereunder to the Company shall be addressed to it at its principal executive offices, located at 18671 Lake Drive East, Southwest Tech Center A, Minneapolis, MN 55317, Attention: Chief Financial Officer; and any notice hereunder to the Optionee shall be addressed to the Optionee at the address last appearing in the employment records of the Company; subject to the right of either party to designate at any time hereunder in writing some other address.

Counterparts.  This Agreement may be executed in two counterparts each of which shall constitute one and the same instrument.

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, except to the extent preempted by federal law, without regard to the principles of comity or the conflicts of law provisions of any other jurisdiction.

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IN WITNESS WHEREOF, the Company and Optionee have executed this Agreement, both as of the day and year first above written.

CACHET FINANCIAL SOLUTIONS INC.

By:
Its:

Optionee accepts this Option subject to all of the terms and provisions thereof.  Optionee has reviewed this Option in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of this Option.  Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board and, where applicable, the Committee, upon any questions arising under this Option.  Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE

Address:

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SCHEDULE I - NOTATIONS AS TO PARTIAL EXERCISE

Date of Exercise	Number of Purchased Shares	Balance of Shares on Option	Authorized Signature	Notation Date

Appendix 11

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  January 5, 2015

CACHET FINANCIAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53925	27-2205650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18671 Lake Drive East

Southwest Tech Center A

Minneapolis, MN 55317

(Address of principal executive offices) (Zip Code)

(952) 698-6980

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2015, Cachet appointed Bruce Whitmore to serve as Cachet’s Chief Information Officer and Executive Vice President.  Mr. Whitmore’s employment with Cachet shall commence according to the terms of an employment offer letter and Executive Employment Agreement effective January 5, 2015 (the “Employment Agreement”). The term of the Employment Agreement is for one year with automatic annual renewals. Under the Employment Agreement, Mr. Whitmore will receive an annualized base salary of $197,550, in accordance with Cachet’s standard payroll practices, and is eligible for performance-based cash bonuses in the discretion of Cachet’s Board of Directors and its compensation committee.  In addition, Mr. Whitmore has been offered Cachet’s standard employee benefits for health, dental and life and disability insurance. As contemplated by the Employment Agreement, on January 5, 2015, Cachet will grant to Mr. Whitmore a stock option for the purchase of up to 175,000 shares at a price of $1.50 per share under Cachet’s current stock incentive plan. A total of 58,333 shares purchasable under the option will vest immediately on January 5, 2015, 58,333 shares will vest on January 5, 2016 and the remaining 58,334 shares will vest on January 5, 2017, so long as Mr. Whitmore remains an employee of Cachet.

Mr. Whitmore, age 52, served as Chief Technology Officer at SkyBridge Americas since June 2013. Prior to working for SkyBridge Americas, Mr. Whitmore served as Head of Information Technology and Executive Consultant for KDV Ltd. from January 2011 to June 2013. From January 2008 to January 2011, Mr. Whitmore held various IT roles at Carlson Companies.  From 1992 to 1997, Mr. Whitmore held various IT roles within United Health Care Group Corporation.  Mr. Whitmore earned a Bachelor of Science, Strategic Management of Information Technology from Cardinal Stritch University.

Exhibit No.	Description

10	Employment Agreement with Mr. Whitmore effective as of January 5, 2015 (filed herewith).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACHET FINANCIAL SOLUTIONS, INC.:
(REGISTRANT)

By:	/s/ Darin P. McAreavey
DARIN P. MCAREAVEY, Chief Financial Officer

Dated: January 7, 2015

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EXHIBIT INDEX

Exhibit No.	Description

10	Employment Agreement with Mr. Whitmore effective as of January 5, 2015 (filed herewith).

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Exhibit 10

EXECUTIVE EMPLOYMENT AGREEMENT

THIS EXECUTIVE EMPLOYMENT AGREEMENT (“Agreement”) is made and entered into effective January 5, 2015, by and between Cachet Financial Solutions, Inc., a corporation duly organized and existing under the laws of the State of Minnesota, with a place of business at 18671 Lake Drive East, Chanhassen, Minnesota 55317 (hereinafter referred to as the “Company”), and Bruce Whitmore, a resident of the state of Minnesota (hereinafter referred to as “Executive”).

BACKGROUND OF AGREEMENT

•                  The Company desires to employ Executive as its Executive Vice President CIO, and Executive desires to accept such employment.

•                  This Agreement provides, among other things, for base compensation for Executive, a term of employment and severance payments in the event Executive is terminated without Cause or by reason of a Change of Control of the Company.

In consideration of the foregoing, the Company and Executive agree as follows:

ARTICLE 1

EMPLOYMENT

1.1  Subject to the terms of Articles 3 and 6, the Company agrees to employ Executive as its Executive Vice President and CIO pursuant to the terms of this Agreement, and Executive agrees to such employment.  Executive’s title shall be Executive Vice President and CIO.  Executive’s primary place of employment shall be the Company’s executive offices currently located at Chanhassen, Minnesota.

1.2  Executive shall generally have the authority, responsibilities, and such duties as are customarily performed by a person of similar title in companies of similar size and industry.  Notwithstanding the foregoing, Executive shall also render such additional services and duties within the scope of Executive’s experience and expertise as may be reasonably requested of him from time to time by the chief executive officer.  Further, the Board of Directors of the Company may from time to time in its discretion redefine the duties and responsibilities of Executive as it determines the needs of the Company’s business warrant.

1.3  Executive shall carry out his duties in a professional and diligent manner and conduct himself respectfully in his interaction with others.  Executive shall report to and be subject to direction by, the Company’s chief executive officer and other officers as the Board shall specify, and shall generally be subject to direction and advice of the Board.

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ARTICLE 2

BEST EFFORTS OF EXECUTIVE

2.1  Executive shall use his best energies and abilities in the performance of his duties, services and responsibilities for the Company.

2.2  During the term of his employment, Executive shall devote substantially all of his business time and attention to the business of the Company and its subsidiaries and affiliates and shall not engage in any substantial activity inconsistent with the foregoing, whether or not such activity shall be engaged in for pecuniary gain, unless approved by the Board; provided, however, that, to the extent such activities do not violate, or substantially interfere with his performance of his duties, services and responsibilities under this Agreement, Executive may engage in such activities.

ARTICLE 3

TERM AND NATURE OF EMPLOYMENT

3.1  Executive’s employment hereunder shall be for an initial term commencing on the date hereof and ending on January 5, 2016 (the first anniversary of the date hereof).  Neither the Company nor Executive shall be obligated to extend the term of Executive’s employment.  In connection with the Company’s determination described in Sections 3.1 and 3.2 of this Agreement to extend or not extend the term of Executive’s employment, the Company shall extend such term, absent (a) Cause, or (b) the Board’s determination, in good faith and subject to the procedures described in the last paragraph of Section 6.2 of this Agreement, that Executive’s performance of his duties has been unsatisfactory, and the Company having given Executive at least 60 days’ written notice of such determination and opportunity to cure same.

3.2  The term of Executive’s employment shall automatically be extended for successive one (1) year periods commencing on January 5, 2016 unless the Company or Executive elects not to extend employment, by giving written notice to the other not less than sixty (60) days prior to the end of the initial term or any extension period.

3.3  The terms and conditions of this Agreement may be amended from time to time with the consent of the Company and Executive.  All such amendments shall be effective when memorialized by a written agreement between the Company and Executive, following approval by the Company’s Compensation Committee (the “Committee”).

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ARTICLE 4

COMPENSATION AND BENEFITS

4.1  During the initial term of employment hereunder, Executive shall be paid a base annual salary of One Hundred Ninety Seven Thousand Five Hundred Fifty Dollars ($197,550) per year (“Base Salary”), payable in accordance with the Company’s established pay periods, reduced by all deductions and withholdings required by law and as otherwise specified by Executive.  The Company agrees to review Executive’s performance and compensation annually.  Executive’s Base Salary may be increased (but not decreased) in the sole discretion of the Board.  Base Salary shall not be reduced after any such increase except in connection with Company compensation reductions applied to all other senior executives of the Company.  In the event Executive’s employment shall for any reason terminate during the Term, Executive’s final monthly Base Salary payment shall be made on a pro-rated basis as of the last day of the month in which such employment terminated.

During the term of employment, in addition to payments of Base Salary set forth above, Executive may be eligible to participate in any performance-based cash bonus or equity award plan for senior executives of the Company, based upon achievement of individual and/or Company goals established by the Board or Committee.  The extent of Executive’s participation in bonus plans shall be within the discretion of the Company’s Board or Compensation Committee.

4.2  During the term of employment, Executive shall be entitled to participate in employee benefit plans, policies, programs and arrangements, as the same may be provided and amended from time to time, that are provided generally to similarly situated executive employees of the Company, to the extent Executive meets the eligibility requirements for participation therein.

4.3  The Company shall reimburse Executive for all reasonable business and travel expenses incurred by Executive in carrying out Executive’s duties, services, and responsibilities under this Agreement.  Executive shall comply with generally applicable policies, practices and procedures of the Company with respect to reimbursement for, and submission of expense reports, receipts or similar documentation of, such expenses.

ARTICLE 5

VACATION AND LEAVE OF ABSENCE

5.1  Paid Time Off and leaves of absence shall be in accordance with the Company’s policies for executive-level employees.  Such policies shall be subject to change from time to time.  As of the date of this Agreement and for the 12-month period commencing on the date of this Agreement, Executive shall annually be entitled to twenty-two (22) business days of paid time off (“PTO”), in addition to the Company’s normal paid holidays.  The Company furnished Executive with a copy of its PTO policy prior to the execution of this Agreement.

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ARTICLE 6

TERMINATION

6.1  The Company may terminate Executive’s employment upon written notice thereof.  In the event of a termination of Executive without Cause, or a termination by Executive for Good Reason, Executive shall be entitled to receive:  (i) the Severance Payment provided in Section 7.1 and (ii) the bonus described in Section 7.3.  For the purposes of this Agreement, an election by the Company not to extend this Agreement pursuant to Section 3.1 or 3.2 or the determination at any time by the Company that Executive has not satisfactorily performed his duties shall be deemed a termination without Cause.

Executive’s employment  will terminate as of the date of the death or Disability of the Executive.  In the event of such termination, there shall be payable to Executive or Executive’s estate or beneficiaries Base Salary earned through the date of death together with a pro-rata portion of any bonus due Executive pursuant to any bonus plan or arrangement established or mutually agreed-upon prior to termination, to the extent earned or performed based upon the requirements or criteria of such plan or arrangement, as the Board shall in good faith determine. If the Board is /has insufficient information to make such determination within the timeframe specified in the following sentence, it will be assumed that all bonus arrangements are met at their target levels, at the end of the period during which they are to be earned. Such pro-rated bonus shall be payable at the earlier of (a) the time and in the manner payable to other executives of the Company who participate in such plan or arrangement, or (b) within sixty (60) days following the termination.  For purposes of this Agreement “Disability” shall mean a determination by the Board of the Company of the inability of Executive to perform substantially all of his duties and responsibilities under this Agreement due to illness, injury, accident or condition of either a physical or psychological nature, and such inability continues for an aggregate of ninety (90) days during any period of three hundred and sixty-five (365) consecutive calendar days.  Such determination shall be made in good faith by the Board, the decision of which shall be conclusive and binding.

6.2  Any other provision of this Agreement notwithstanding, the Company may terminate Executive’s employment upon written notice specifying a termination date based on any of the following events that constitute Cause:

(a)                                 Any conviction or nolo contendere plea by Executive to a felony, gross misdemeanor or misdemeanor involving moral turpitude, or any public or private conduct or behavior by Executive that has or can reasonably be expected to have a detrimental effect on the Company and the image of its management;

(b)                                 Any act of material misconduct, willful or gross negligence, or breach of duty with respect to the Company, including, but not limited to, embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, or willful breach of fiduciary duty to the Company which results in harm or loss to the Company;

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(c)                                  Any material breach of any material provision of this Agreement or of the Company’s announced or written rules, codes or polices; provided, however, that such breach shall not constitute Cause if Executive cures or remedies such breach within thirty (30) days after written notice to Executive, without material harm or loss to the Company, unless (i) such breach is part of a pattern of chronic breaches of the same, which may be evidenced by reports or warning letters given by the Company to Executive, or (ii) such breach is of a nature that it is deemed by Board not to be curable, including situations where the Board determines that the harm or loss to the Company has already occurred or can reasonably be expected to occur and cannot be eliminated by such cure.

(d)                                 Any act of insubordination by Executive; provided, however, an act of insubordination by Executive shall not constitute Cause if Executive cures or remedies such insubordination within thirty (30) days after written notice to Executive, without material harm or loss to the Company, unless (i) such insubordination is a part of a pattern of chronic insubordination, which may be evidenced by reports or warning letters given by the Company to Executive, or (ii) such insubordination is of a nature that it is deemed by the Board not to be curable, including situations where the Board determines that harm or loss to the Company has already occurred or can reasonably be expected to occur and cannot be eliminated by such cure.

(e)                                  Any unauthorized disclosure of any Company trade secret or confidential information, or conduct constituting unfair competition with respect to the Company, including inducing a party to breach a contract with the Company; or

(f)                                   A willful violation of federal or state securities laws or employment laws.

In making such determination of Cause, the Board shall act in good faith and give Executive a reasonably detailed written notice and a reasonable opportunity to be heard on the issues at a Board or Committee meeting.  A resolution providing for the termination of Executive’s employment for Cause must be approved by a majority of the members of the Board; provided, however, that if Executive is a member of the Board, he shall not vote on the resolution shall not be deemed to be a member of the Board for purposes of whether a majority of its members have approved such termination. Executive’s employment shall be deemed terminated for Cause upon the approval by the Board of a resolution terminating Executive’s employment for Cause unless a later time or date is specified..  For purposes of this Agreement, no act or failure by the Executive shall be considered “willful” if such act is done by Executive in good faith in the belief that such act is or was lawful and in the best interest of the Company or one or more of its businesses.  Nothing in this Section 6.03 shall be construed to prevent Executive from contesting the Board or Committee’s determination that Cause exists.  In the event of a termination for Cause, and not withstanding any contrary provision otherwise stated, Executive shall receive only his Base Salary earned through the date of termination.

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6.3  Executive may terminate his employment upon sixty (60) days prior written notice to the Company for “Good Reason.”  For purposes of this Agreement, “Good Reason” means any of the following actions taken by the Company without Cause:

(a)                                 the Company or any of its subsidiaries materially reduces Executive’s Base Salary or base rate of annual compensation, or otherwise materially changes benefits provided to Executive under compensation and benefit plans, arrangements, policies and procedures to be as a whole materially less favorable to Executive, other than reductions in Base Salary permitted under Section 4.01;

(b)                                 without Executive’s express written consent, the Company or any of its subsidiaries requires Executive to change the location of Executive’s job or office, to a location more than the lesser of (a) fifty (50) miles from the location of Executive’s job or office immediately prior to such required change, or (b) 50 miles from the Executive’s then current residence;

(c)                                  a successor company fails or refuses to assume the Company’s obligations under this Agreement;

(d)                                 the Company or any successor company breaches any of the material provisions of this Agreement; or

(e)                                  the material diminution of the authority, responsibility, or perquisites, the transfer of substantial numbers of his direct or indirect reports to other reporting relationships, or the creation of additional reporting relationships between the Executive and the Company’s chief executive.

If Executive intends to terminate this Agreement for Good Reason, Executive must give not less than sixty (60) days written notice to the Company of the facts or events giving rise to Good Reason, and must give such notice within ninety (90) days following the facts or event alleged to give rise to Good Reason.  The Company shall, within such sixty (60)-day notice period, have the right to cure or remedy events or any action or event constituting “Good Reason” within the meaning of this Section 6.3, unless events or actions are of such a nature that they cannot or are highly unlikely to be cured within such sixty (60)-day period, in which case the termination shall take effect immediately, or when the non-curability becomes evident.  The failure to give such notice shall be deemed a waiver of the right to terminate this Agreement for Good Reason based on such fact or event.

6.4  During the term of his employment and for 24 months after the date of Executive’s termination of employment, (i) Executive shall not, directly or indirectly, make or publish any disparaging statements (whether written or oral) regarding the Company or any of its affiliated companies or businesses, or the affiliates, directors, officers, agents, principal shareholders or customers of any of them and (ii) the Company’s directors and officers shall not directly or indirectly, make or publish any disparaging statements (whether written or oral) regarding Executive.  Information which the Company’s directors, officers or Executive is required to make or disclose regarding the other to comply with laws or regulations, or makes in a pleading on the advice of litigation counsel, and information which the directors

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or officers need to disclose for legitimate business reasons (for example disclosure to the Company’s insurers or business associates), shall not constitute a disparaging statement.  At the Executive’s request, absent termination for Cause, Company will provide positive request to subsequent employers, other than employers prohibited by this Agreement.

6.5   Upon any termination of Executive’s employment with the Company, Executive will immediately return to the Company all equipment, property and documents of the Company, including, specifically all property and documents containing any “Confidential Information” as described in Section 8.1 of this Agreement.

6.6  Upon any termination of Executive’s employment with the Company, Executive shall be deemed to have resigned from all other positions he then holds as an officer, employee or director or other independent contractor of the Company or any of its subsidiaries or affiliates, unless otherwise agreed by the Company and Executive.

6.7  The provisions of Sections 6.5 and 6.7 shall survive the termination of this Agreement.

ARTICLE 7

SEVERANCE PAYMENTS

7.1  The Company, its successors or assigns, will pay Executive as severance pay (the “Severance Payment”) amount equal to twelve (12) months of the Executive’s monthly Base Salary for full-time employment at the time of Executive’s termination if:

(a)         there has been a Change of Control of the Company (as defined in Section 7.2), and (ii) Executive is a full-time employee at the time of the Change of Control, and (iii) within twelve (12) months following the date of the Change of Control, Executive’s employment is involuntarily terminated for any reason (including Good Reason (as defined in Section 6.4)), other than for Cause or death or disability; or

(b)         if Executive’s employment is terminated by the Company without Cause, or by Executive for Good Reason, other than in connection with a Change of Control.

Nothing in this Section 7.1 shall limit the authority of the Committee or Board to terminate Executive’s employment in accordance with Section 6.3.  Except as provided in Section 7.9 below, payment of the Severance Payment pursuant to Section 7.1, less customary withholdings, shall be made on or before the thirtieth day following the Executive’s termination or resignation.  No Severance shall be payable if Executive’s employment is terminated due to death or Disability.  Except as provided in Section 7.6, payment of the Severance Payment pursuant to Section 7.1, less customary withholdings, shall be made in equal monthly installments commencing on the thirtieth day following the Executive’s termination or resignation and shall be made over the non-competition period specified in Section 9.1.

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7.2  For the purposes of this Agreement, “Change of Control” shall mean any one of the following:

(a)         an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of 50% or more of either:  (1) the then outstanding Stock; or (2) the combined voting power of the Company’s outstanding voting securities immediately after the merger or acquisition entitled to vote generally in the election of directors; provided, however, that the following acquisition shall not constitute a Change of Control:  (i) any acquisition directly from the Company; (ii) any acquisition by the Company or Subsidiary; (iii) any acquisition by the trustee or other fiduciary of any employee benefit plan or trust sponsored by the Company or a Subsidiary; or (iv) any acquisition by any corporation with respect to which, following such acquisition, more than 50% of the Stock or combined voting power of Stock and other voting securities of the Company is beneficially owned by substantially all of the individuals and entities who were beneficial owners of Stock and other voting securities of the Company immediately prior to the acquisition in substantially similar proportions immediately before and after such acquisition; or

(b)         individuals who, as of the date of this Agreement, constitute the Board (the “Incumbent Board”), cease to constitute a majority of the Board.  Individuals nominated or whose nominations are approved by the Incumbent Board and subsequently elected shall be deemed for this purpose to be members of the Incumbent Board; or

(c)          approval by the shareholders of the Company of a reorganization, merger, consolidation, liquidation, dissolution, sale or statutory exchange of Stock which changes the beneficial ownership of Stock and other voting securities so that after the corporate change the immediately previous owners of 50% of Stock and other voting securities do not own 50% of the Company’s Stock and other voting securities either legally or beneficially; or

(d)         the sale, transfer or other disposition of all substantially all of the Company’s assets in a transaction with a third party, other than in connection with a joint venture or similar transaction; or

(e)          a merger of the Company with another entity after which the pre-merger shareholders of the Company own less than 50% of the stock of the surviving corporation.

A “Change of Control” shall not be deemed to occur with respect to Executive if the acquisition of a 50% or greater interest is by a group that includes the Executive, nor shall it be deemed to occur if at least 50% of the Stock and other voting securities owned before the occurrence are beneficially owned subsequent to the occurrence by a group that includes the Executive.

7.3  In addition to the Severance Payment, the Company, upon a Change of Control, will pay Executive a bonus (“Severance Bonus”) in a lump sum within thirty (30) days following a termination of employment pursuant to 7.1, an amount equal to either (i) (2) times Executive’s bonus earned for the prior fiscal year or, (ii) upon a termination of Executive’s

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employment without Cause other than in connection with a Change of Control, a Severance Bonus equal to Executive’s bonus earned for the prior fiscal year.  The Severance Bonus payable pursuant to this Section 7.3 shall not, however, exceed two (2) times or one (1) time, as applicable, Executive’s target bonus as set forth in any bonus plan or arrangement in which Executive participates at the time of termination of his employment.  The Severance Payment or Severance Bonus shall be reduced by the amount of cash severance benefits to which Executive may be entitled pursuant to any other cash severance plan, agreement, policy or program of the Company or any of its subsidiaries; provided, however, that if the amount of cash severance benefits payable under such other severance plan, agreement, policy or program is greater than the amount payable pursuant to this Agreement, Executive will be entitled to receive the amounts payable under such other plan, agreement, policy or program which exceeds the Severance Payment or Severance Bonus payable pursuant to this Section.  Without limiting other payments which would not constitute “cash severance-type benefits” hereunder, any cash settlement of stock options, accelerated vesting of stock options and retirement, pension and other similar benefits shall not constitute “cash severance-benefits” for purposes of this Section 7.3.

7.4  If Executive becomes entitled to the Severance Payment pursuant to Section 7.1, Executive shall be entitled to receive, if Executive is eligible to and elects to continue medical coverage from the Company as provided by law (commonly referred to as the COBRA continuation period), as part of his severance benefit, continued medical coverage under the Company’s medical plan.  The Company will pay the Company’s portion of contribution to monthly medical insurance premiums paid at the time of termination of employee’s employment for such COBRA coverage for Executive and his eligible dependents for a period ending on the earlier of one year following termination, or until Executive is eligible to be covered by another plan providing medical benefits to Executive.  To be eligible to receive such benefit, Executive must be eligible for COBRA coverage, elect COBRA during the COBRA election period, and comply with all requirements to obtain such coverage, to be eligible for coverage and for this benefit.

7.5   All severance payments made under this Article (7), including those paid under Section 7.1, 7.2, 7.3 and 7.4, shall be conditioned upon the Executive’s signing and not rescinding a separation agreement and release in a form acceptable to the Company, which agreement shall include, at a minimum a full and general release of all claims to the greatest extent allowed by applicable law, a covenant not to sue, and an agreement to be reasonably available for consultation and assistance to the Company during any period in which severance is paid, and an agreement to return to the Company all Company property and copies thereof in any form or media.

7.6  Notwithstanding any other provision of this Agreement, the Company and Executive intend that any payments, benefits or other provisions applicable to this Agreement comply with the payout and other limitations and restrictions imposed under Section 409A of the Code (“Section 409A”), as clarified or modified by guidance from the U.S. Department of Treasury or the Internal Revenue Service — in each case if and to the extent Section 409A is otherwise applicable to this Agreement and such compliance is necessary to avoid the

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penalties otherwise imposed under Section 409A.  In this connection, the Company and Executive agree that the payments, benefits and other provisions applicable to this Agreement, and the terms of any deferral and other rights regarding this Agreement, shall be deemed modified if and to the extent necessary to comply with the payout and other limitations and restrictions imposed under Section 409A, as clarified or supplemented by guidance from the U.S. Department of Treasury or the Internal Revenue Service — in each case if and to the extent Section 409A is otherwise applicable to this Agreement and such compliance is necessary to avoid the penalties otherwise imposed under Section 409A.

7.7  The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes required by applicable law to be withheld by the Company.

7.8  The provisions of this Article 7 will be deemed to survive the termination of this Agreement for the purposes of satisfying the obligations of the Company and Executive hereunder.

7.9   The total severance benefit payable to the Executive during the first six months following the Executive’s termination of employment shall not exceed the lesser of two times the Executive’s annual compensation or the amount specified in Section 409A of the Code.  Any amounts that cannot be paid because of this limitation shall be paid in a lump sum on the first day of the seventh month following the Executive’s termination of employment.  The remaining amount shall be paid in installments for the duration of the non-compete period.  Notwithstanding the above, should the Executive terminate employment for a Good Reason, that does not constitute an involuntary termination of employment under Section 409A of the Code, no payment shall be made until the first day of the seventh month following the Executive’s termination of employment.  Any amounts that cannot be paid because of this limitation shall be paid in a lump sum on the first day of the seventh month following the Executive’s termination of employment.

ARTICLE 8

NONDISCLOSURE AND INVENTIONS

8.1  Except as permitted or directed by the Company or as may be required in the proper discharge of Executive’s employment hereunder, Executive shall not, during his employment or at any time thereafter, divulge, furnish or make accessible to anyone or use in any way any Confidential Information of the Company.  “Confidential Information” means any information or compilation of information that the Executive learns or develops during the course of his/her employment that is not generally known by persons outside the Company (whether or not conceived, originated, discovered, or developed in whole or in part by Executive).  Confidential Information includes but is not limited to, the following types of information and other information of a similar nature (whether or not reduced to writing), all of which Executive agrees constitutes the valuable trade secrets of the Company: research, designs, development, know how, computer programs and processes, marketing plans and techniques, existing and contemplated products and services, customer and product names and related information, prices sales, inventory, personnel, computer programs and related

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documentation, technical and strategic plans, and finances.  Confidential Information also includes any information of the foregoing nature that the Company treats as proprietary or designates as Confidential Information, whether or not owned or developed by the Company.  “Confidential Information” does not include information that (a) is or becomes generally available to the public through no fault of Executive, (b) was known to Executive prior to its disclosure by the Company, as demonstrated by files in existence at the time of the disclosure, (c) becomes known to Executive, without restriction, from a source other than the Company, without breach of this Agreement by Executive and otherwise not in violation of the Company’s rights,  (d) is explicitly approved for release by written authorization of the Company, (e) is in the nature of general knowledge or skills acquired by the Executive while working for the Company.

8.2  Executive acknowledges that all inventions, innovations, improvements, developments, methods, designs, trade secrets, analyses, drawings, reports and all similar related information (whether or not patentable) which relate to the Company’s or any of its subsidiaries’ actual or anticipated business, research and development or existing products or services and which are conceived, developed or made by Executive while employed by the Company or any of its subsidiaries (“Work Product”) belong to the Company or such subsidiary.  Executive shall promptly disclose such Work Product to the Board of Directors of the Company and, at the Company’s expense, perform all actions reasonably requested by the Board (whether during or after employment by the Company) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).  For purposes of this Agreement, any Work Product or other discoveries relating to the business of the Company or any subsidiaries on which Executive files or claims a copyright or files a patent application, within one year after termination of employment with the Company, shall be presumed to cover and be Work Product conceived or developed by Executive in whole or in part during the term of his employment with the Company, subject to proof to the contrary by good faith, written and duly corroborated records establishing that such Work Product was conceived and made following termination of employment.

Notwithstanding the foregoing, the Company advises Executive, and Executive understands and agrees, that the foregoing does not apply to inventions or other discoveries for which no equipment, supplies, facility or trade secret information of the Company was used and that was developed entirely on Executive’s own time, and (a) that does not relate (i) directly to the Company’s business, or (ii) to the Company’s actual or demonstrably anticipated business research or development, or (b) that does not result from any work performed by Executive for the Company.

8.3  In the event of a breach or threatened breach by Executive of the provisions of this Article 8, the Company shall be entitled to an injunction restraining Executive from directly or indirectly disclosing, disseminating, lecturing upon, publishing or using such confidential, trade secret or proprietary information (whether in whole or in part) and restraining Executive from rendering any services or participating with any person, firm, corporation, association or other entity to whom such knowledge or information (whether in whole or in part) has been disclosed, without the posting of a bond or other security.  Nothing herein

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shall be construed as prohibiting the Company from pursuing any other equitable or legal remedies available to it for such breach or threatened breach, including the recovery of damages from Executive.

8.4  Executive agrees that all notes, data, reference materials, documents, business plans, business and financial records, computer programs, and other materials that in any way incorporate, embody, or reflect any of the Confidential Information, whether prepared by Executive or others, are the exclusive property of the Company, and Executive agrees to forthwith deliver to the Company all such materials, including all copies or memorializations thereof, in Executive’s possession or control, whenever requested to do so by the Company, and in any event, upon termination of Executive’s employment with the Company.

8.5  The Executive understands and agrees that any violation of this Article 8 while employed by the Company may result in immediate disciplinary action by the Company, including termination of employment for Cause.

8.6  The provisions of this Article 8 shall survive termination of this Agreement indefinitely.

ARTICLE 9

NON-COMPETITION, NON-INTERFERENCE AND NON-SOLICITATION

9.1  In further consideration of the compensation to be paid to Executive hereunder, including amounts payable to Executive as a Severance Payment, Executive acknowledges that in the course of his employment with the Company he will become familiar, and during his employment with the Company he has become familiar, with the Company’s trade secrets and other Confidential Information concerning the Company and that his services have been and will be of a special, unique and extraordinary value to the Company, and therefore, Executive agrees that, during the period of his employment, and for a period of one year following the end of Executive’s employment term specified in Section 3.01 or any extension thereof, he shall not directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the business of the Company, its subsidiaries or affiliates, as defined below and as such businesses exist or are in the process during the period of his employment on the date of termination or the expiration of the period his employment, within any geographical area in which the Company or its subsidiaries or affiliates engage or have defined plans to engage in such businesses.  Nothing herein shall prevent Executive from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no participation in the business of such corporation.  For the purposes of this Agreement, “business” or “business of the Company” means, with respect to and including the Company and its subsidiaries or affiliates, the design, development, marketing and sale of remote deposit capture solutions.  Notwithstanding the foregoing, this Section 9.01 shall not be construed to restrict Executive from engaging in the practice of law, except to the extent that representation of a client or the rendering of services to another

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employer shall constitute a violation or inevitable violation of Rules 1.6, 1.7, 1.8 or 1.9 of the Minnesota Rules of Professional Conduct as now in effect or as hereafter amended.

9.2  Executive agrees that during the term of his employment and for a period of one (1) year after the termination of Executive’s employment he will not directly or indirectly (i) in any way interfere or attempt to interfere with the Company’s relationships with any of its current or potential customers, vendors, investors, business partners, or (ii) employ or attempt to employ any of the Company’s employees on behalf of any other entity, whether or not such entity competes with the Company.

9.3  Executive agrees that breach by him of the provisions of this Article 9 will cause the Company irreparable harm that is not fully remedied by monetary damages.  In the event of a breach or threatened breach by Executive of the provisions of this Article 9, the Company shall be entitled to an injunction restraining Executive from directly or indirectly competing or recruiting as prohibited herein, without posting a bond or other security.  Nothing herein shall be construed as prohibiting the Company from pursuing any other equitable or legal remedies available to it for such breach or threatened breach, including the recovery of damages from Executive.

9.4  The Executive understands and agrees that any violation of this Article 9 while employed by the Company may result in immediate disciplinary action by the Company, including termination of employment for Cause.

9.5  The obligations contained in this Article 9 shall survive the termination of this Agreement as described in this Article 9.

ARTICLE 10

MISCELLANEOUS

10.1  Governing Law.  This Agreement shall be governed and construed according to the laws of the State of Minnesota without regard to conflicts of law provisions.  The Company and Executive agree that if any action is brought pursuant to this Agreement that is not otherwise resolved by arbitration pursuant to Section 10.06, such dispute shall be resolved only in the District Court of Hennepin County, Minnesota, or the United States District Court for Minnesota, and each party hereto unconditionally (a) submits for itself in any proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the Hennepin County, Minnesota District Courts or the United States Federal District Court for Minnesota, and agrees that all claims in respect to any such proceeding shall be heard and determined in Hennepin County, Minnesota, Minnesota District Court or, to the extent permitted by law, in such federal court, (b) consents that any such proceeding may and shall be brought in such courts and waives any objection that it may now or thereafter have to the venue or jurisdiction of any such proceeding in any such court or that such proceeding was brought in an inconvenient court and agrees not to plead or claim the same; waives all right to trial by jury in any proceeding (whether based on contract, tort or otherwise) arising out of or relating to this Agreement, or

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its performance under or the enforcement of this Agreement; (d) agrees that service of process in any such proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address as provided in Section 10.08; and (e) agrees that nothing in this Agreement shall affect the right to effect service of process in any other manner permitted by the laws of the State of Minnesota.

10.2  Successors.  This Agreement is personal to Executive and Executive may not assign or transfer any part of his rights or duties hereunder, or any compensation due to him hereunder, to any other person or entity.  This Agreement may be assigned by the Company.  The Company shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, of all or substantially all the business or assets of the Company, expressly and unconditionally to assume and agree to perform the Company’s obligations under this Agreement, in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place.  In such event, the term “Company,” as used in this Agreement, shall mean the Company as defined above and any successor or assignee to the business or assets which by reason hereof becomes bound by the terms and provisions of this Agreement.

10.3  Waiver.  The waiver by the Company of the breach or nonperformance of any provision of this Agreement by Executive will not operate or be construed as a waiver of any future breach or nonperformance under any such provision or any other provision of this Agreement or any similar agreement with any other Executive.

10.4  Entire Agreement; Modification.  This Agreement supersedes, revokes and replaces any and all prior oral or written understandings, if any, between the parties relating to the subject matter of this Agreement.  The parties agree that this Agreement: (a) is the entire understanding and agreement between the parties; and (b) is the complete and exclusive statement of the terms and conditions thereof, and there are no other written or oral agreements in regard to the subject matter of this Agreement.  Except for modifications described in Section 3.01 and Section 4.01, this Agreement shall not be changed or modified except by a written document signed by the parties hereto.

10.5  Severability and Blue Penciling.  To the extent that any provision of this Agreement shall be determined to be invalid or unenforceable as written, the validity and enforceability of the remainder of such provision and of this Agreement shall be unaffected.  If any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, the Company and Executive specifically authorize the tribunal making such determination to edit the invalid or unenforceable provision to allow this Agreement, and the provisions thereof, to be valid and enforceable to the fullest extent allowed by law or public policy.

10.6  Arbitration.  Any dispute, claim or controversy arising under this Agreement shall, at the request of any party hereto be resolved by binding arbitration in Hennepin County, Minnesota by a single arbitrator selected by the Company and Executive, with arbitration governed by The United States Arbitration Act (Title 9, U.S. Code); provided, however, that a dispute, claim or controversy shall be subject to adjudication by a court in any proceeding

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against the Company or Executive involving third parties (in addition to the Company or Executive).  Such arbitrator shall be a disinterested person who is either an attorney, retired judge or labor relations arbitrator.  In the event the Company and Executive are unable to agree upon such arbitrator, the arbitrator shall, upon petition by either the Company or Executive, be designated by a judge of the Hennepin County District Court.  The arbitrator shall have the authority to make awards of damages as would any court in Minnesota having jurisdiction over a dispute between employer and Executive, except that the arbitrator may not make an award of exemplary damages or consequential damages.  In addition, the Company and Executive agree that all other matters arising out of Executive’s employment relationship with the Company shall be arbitrable, unless otherwise restricted by law.

(a)         In any arbitration proceeding, each party shall pay the fees and expenses of its or his own legal counsel.

(b)         The arbitrator, in his or her discretion, shall award legal fees and expenses and costs of the arbitration, including the arbitrator’s fee, to a party who substantially prevails in its claims in such proceeding.

(c)          Notwithstanding this Section 10.06, in the event of alleged noncompliance or violation, as the case may be, of Sections 8 or 9 of this Agreement, the Company may alternatively apply to a court of competent jurisdiction for a temporary restraining order, injunctive and/or such other legal and equitable remedies as may be appropriate.

10.7  Legal Fees.  If any contest or dispute shall arise between the Company and Executive regarding any provision of this Agreement, and such dispute results in court proceedings or arbitration, a party that prevails with respect to a claim brought and pursued in connection with such dispute, shall be entitled to petition the court to recover its legal fees and expenses reasonably incurred in connection with such dispute, upon court’s determination that the losing party’s position was maintained perversely, in bad faith, or without colorable right.  Such reimbursement shall be made as soon as practicable following the resolution of the dispute (whether or not appealed) to the extent a party receives documented evidence of such fees and expenses.

10.8  Notices.  For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or may send by certified mail, return receipt requested, postage prepaid, addressed to Executive at his residence address appearing on the records of the Company and to the Company at its then current executive offices to the attention of the Board.  All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon actual receipt.  No objection to the method of delivery may be made if the written notice or other communication is actually received.

10.9  Survival.  The provisions of this Article 10 shall survive the termination of this Agreement, indefinitely.

15

IN WITNESS WHEREOF the following parties have executed the above instrument the day and year first above written.

CACHET FINANCIAL SOLUTIONS, INC.

By	/S/ Jeffrey C. Mack
Jeffrey C. Mack

EXECUTIVE

/S/ Bruce Whitmore
Bruce Whitmore

16

Exhibit 99

Cachet Financial Solutions Reports Fourth Quarter and Full Year 2014 Results

MINNEAPOLIS, Minn. – March 5, 2015 – Cachet Financial Solutions, Inc. (OTCQB: CAFN), a leading provider of cloud-based SaaS mobile money management technology to banks, credit unions, and other financial services organizations, reported results for the fourth quarter and fiscal year ended December 31, 2014.

Q4 2014 Operational Highlights

•            Estimated cumulative contract value totaled a record $55.3 million, up 77% over the same year-ago quarter.

•            Bank and credit union customers totaled 317, up 38% from 230 at the end of 2013.

•            Select Mobile™ Money platform was chosen by League Service Corporation, a national credit union service organization, to power its prepaid mobile application.

•            Expanded partnership with Mitek (NASDAQ: MITK) to offer Mitek’s Mobile Photo Account Opening™ SaaS Suite as part of Cachet’s mobile prepaid platform.

•            Launched Enhanced Select Business, a cloud-based software solution that enables banks and credit unions to offer their business customers the convenience of remote deposit capture, regardless of platform.

Q4 2014 Performance Indicators for RDC Solutions

	Q4 2014	vs. Q3 2014	Change	vs. Q4 2013	Change
Transactions	1,335,851	1,193,326	12%	654,000	104%
Products Sold (through the end of each period)	348	318	9%	230	51%
Live Product Implementations (through the end of each period)	252	208	21%	130	94%

Full Year 2014 Performance Indicators for RDC Solutions

	FY 2014	vs. FY 2013	Change
Transactions	4,294,022	1,604,073	168%
Products Sold (through the end of each period)	348	230	51%
Live Product Implementations (through the end of each period)	252	130	94%

Q4 2014 Financial Results

Revenue in the fourth quarter of 2014 increased 74% to a record $707,000 from $405,000 in the same year-ago quarter. The increase was driven by growing adoption of the company’s Select Mobile RDC solutions, along with new product offerings, Check Risk Pro and Select Mobile Money.

The company’s total cumulative contract value increased 77% to a record $55.3 million from $31.2 million in the same year-ago period. The company defines cumulative contract value as the estimated aggregate total revenue potential over the ensuing 36-month period of product and service contracts signed with bank and credit union customers over the trailing 24-month period. The number of these bank and credit union customers totaled 317 at the end of the fourth quarter of 2014, as compared to 230 at the end of same year-ago quarter.

At the end of the fourth quarter of 2014, the company’s cumulative contract value totaled $55.3 million compared to $31.2 million at the end of the same year-ago period, with nearly the entire amount representing recurring revenue versus one-time setup or hosting fees.

Cost of revenues in the fourth quarter of 2014 totaled $582,000 (82% of revenue) compared to $554,000 (137% of revenue) in the same year-ago period. The increase was primarily due to higher amortization expense associated with the intangible assets acquired with the Select Mobile Money acquisition in March 2014.

Net loss attributable to common stockholders in the fourth quarter of 2014 totaled $3.5 million or $0.20 per basic and diluted share, compared to a net loss attributable to common stockholders of $2.7 million or $0.56 per basic and diluted share in the fourth quarter of 2013.

Adjusted EBITDA loss (a non-GAAP term defined as net loss before interest, taxes, depreciation, amortization, stock-based compensation, and non-recurring items) for the fourth quarter of 2014 totaled $2.3 million compared to an adjusted EBITDA loss of $1.5 million in the same year-ago period (see further discussion about the use of adjusted EBITDA, below). Non-GAAP loss for the fourth quarter of 2014 totaled $2.5 million or $.15 per share, compared to $1.8 million or $.38 per share in the same year-ago period.

Full Year 2014 Financial Results

Revenue in 2014 increased 125% to a record $2.6 million from $1.2 million in 2013. The increase was driven by growing adoption of the company’s Select Mobile RDC solutions and new product offerings.

Cost of revenues in 2014 totaled $2.8 million (104% of revenue) compared to $2.5 million (209% of revenue) in 2013. The increase was primarily due to higher amortization expense associated with the intangible assets acquired with the Select Mobile Money acquisition.

Net loss attributable to common stockholders in 2014 totaled $15.8 million or $1.39 per basic and diluted share, compared to a net loss attributable to common stockholders of $14.0 million or $3.58 per basic and diluted share in fiscal 2013.

Adjusted EBITDA loss for 2014 totaled $8.6 million compared to an adjusted EBITDA loss of $7.0 million a year-ago.  Non-GAAP loss for the year-ended 2014, totaled $10.5 million or $.92 per share, compared to $8.2 million or $2.12 per share for the prior year.

Management Commentary

“2014 marked a transformational year in the operational and financial development of Cachet,” said the company’s president and CEO, Jeffrey Mack. “Our rapid development has been the result of our ability to successfully execute on our strategic plan and growth initiatives. This was evident during 2014 from the several milestones we achieved, including completing the acquisition of a mobile money management platform in March, followed by our IPO in July.

“These achievements allowed us to deepen our product offering, expand our sales resources, and secure major new customer wins. These efforts also led to a 125% increase in revenue in 2014, driven by a 168% increase in transactions on our platform, which together underscores our growing and highly-valuable recurring revenue stream.

“In addition to the improvement in our financial performance, one of the most encouraging achievements in 2014 was securing new contract wins with a number of industry-leading financial institutions, including Bancorp, Navy Federal Credit Union, and US Bank. In the first quarter of 2015, we built upon this momentum by signing a major follow-on order from Navy Federal to provide our Select Mobile Money app for Navy’s new ‘GO Prepaid Card.’

“We are continuing to broaden our access to the market by expanding our selling and marketing resources in order to better capitalize on the strong industry trends. These efforts include strengthening our relationships with key resellers as well as adding new resellers to our network. These relationships have become an integral part of our differentiated growth strategy to drive revenue growth and capture market share in the growing multi-billion dollar mobile banking and

RDC markets.

“In 2015, we plan to leverage our recently expanded sales resources and product suite to dramatically increase the number of products we sell and our overall customer base. Our success operationally will help drive our financial goals, which we expect will include eclipsing the 70% recurring revenue mark, as well as achieving cash flow profitability. We believe our operational strength and the acceleration in the number of ‘go-lives’ we are able to complete each quarter will continue to expand our market share and drive strong revenue growth in the quarters ahead.”

Conference Call

Cachet Financial Solutions will hold a conference call today (March 5, 2015) at 4:30 p.m. Eastern time (3:30 p.m. Central time) to discuss these results. Cachet’s president and CEO, Jeffery Mack, and EVP and CFO, Darin McAreavey, will host the presentation, followed by a question and answer period.

Date: Thursday, March 5, 2015

Time: 4:30 p.m. Eastern time (3:30 p.m. Central time)

U.S. dial-in: 877-705-6003

International dial-in: 201-493-6725

The conference call will be broadcast simultaneously and available for replay via the investor section of the company’s website. During the conference call, Cachet management will refer to a supplementary slide presentation, which is also available for download in the investor section of the company’s website.

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through April 5, 2015.

U.S. replay dial-in: 877-870-5176

International replay dial-in: 858-384-5517

Replay ID: 13601847

About Cachet Financial Solutions, Inc.

Cachet Financial Solutions is a leading cloud-based, SaaS technology provider serving the financial services industry with mobile money management and remote deposit capture solutions for PC, Mac and Mobile. Our industry-leading solutions help clients to increase customer/member engagement, grow revenues and gain competitive advantage. Cachet’s cloud-based technology platform simplifies development, deployment and servicing of clients’ consumer and commercial solutions—minimizing cost and accelerating speed-to-market and ROI. With our complete suite of business and consumer solutions, financial institutions can better serve the needs of all their customers/members. For more information, visit www.cachetfinancial.com.

Use of Non-GAAP Information

In evaluating the Company’s financial performance and operating trends, management considers information concerning the Company’s net sales, adjusted gross margins, adjusted operating expenses, and adjusted EBITDA, among other items, which are not calculated in accordance with generally accepted accounting principles (“GAAP”) in the United States of America. The Company’s management believes these non-GAAP measures are useful to investors because they provide supplemental information that facilitates comparisons to prior periods and for the evaluation of financial results.  Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures.  The method the Company uses to produce non-GAAP results is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a replacement for corresponding GAAP measures.  Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is attached to this release and can also be found on the Company’s website at www.cachetfinancial.com.

Forward-Looking Statements

This press release contains certain statements that would be deemed “forward-looking statements” under Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1933 and includes, among other things, discussions of our business strategies, future operations and capital resources. Words such as “may,” “likely,” “anticipate,” “expect”, “plan” and “believes” indicate forward-looking statements.

These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements include statements about the anticipated closing of our initial public offering and the number of shares to be sold in the offering.

Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We discuss many of these risks in greater detail in our Current Report on Form 8K filed with the Securities and Exchange Commission on March 31, 2014 under the heading “Risk Factors” and in the other reports we file with the Commission. Given these uncertainties, you should not attribute undue certainty to these forward-looking statements. Also, forward-looking statements represent our estimates and assumptions only as of the date of this press release. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Contact Information:

Darin McAreavey

EVP & CFO

Cachet Financial Solutions

952-698-5214

dmcareavey@cachetfinancial.com

Investor Relations:

Matt Glover or Michael Koehler

Liolios Group, Inc.

949-574-3860

CAFN@liolios.com

CACHET FINANCIAL SOLUTIONS, INC.

CONSOLIDATED BALANCE SHEETS

	As of
	December 31, 2014	December 31, 2013
	(unaudited)	(audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$112,221	$150,555
Accounts receivable, net	314,743	329,557
Deferred commissions	80,348	62,732
Prepaid expenses	402,040	487,659
TOTAL CURRENT ASSETS	909,352	1,030,503

PROPERTY AND EQUIPMENT, net	295,925	353,420
GOODWILL	204,000	—
INTANGIBLE ASSETS, NET	1,437,001	—
DEFERRED COMMISSIONS	103,312	101,468
DEFERRED FINANCING COSTS	61,153	107,936
TOTAL ASSETS	$3,010,743	$1,593,327

LIABILITIES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$746,554	$937,200
Accrued expenses	201,768	153,113
Accrued interest	182,184	1,953,502
Deferred revenue	747,113	510,319
Warrant liability	163,570	—
Current portion of long-term debt	2,070,217	3,170,672
TOTAL CURRENT LIABILITIES	4,111,406	6,724,806

LONG TERM DEBT, net of current portion	2,566,486	3,933,253
WARRANT LIABILITY	146,000	309,000
DEFERRED REVENUE	412,219	401,758
ACCRUED INTEREST	160,593	95,270
ACCRUED RENT	25,333	61,482
TOTAL LIABILITIES	7,422,037	11,525,569

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ DEFICIT
Convertible preferred stock, $.0001 Par Value, 20,000,000 shares authorized, 2,229,702 and 0 issued and outstanding	223	—
Common shares, $.0001 Par Value, 500,000,000 shares authorized, 16,934,497 and 5,625,957 issued and outstanding	1,694	563
ADDITIONAL PAID-IN-CAPITAL	47,307,314	26,668,258
ACCUMULATED DEFICIT	(51,720,525)	(36,601,063)
TOTAL SHAREHOLDERS’ DEFICIT	(4,411,294)	(9,932,242)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$3,010,743	$1,593,327

CACHET FINANCIAL SOLUTIONS, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
REVENUE	$707,078	$405,336	$2,648,108	$1,179,603

COST OF REVENUE	582,171	554,060	2,747,343	2,462,087

GROSS PROFIT (LOSS)	124,907	(148,724)	(99,235)	(1,282,484)

OPERATING EXPENSES
Sales and Marketing	885,247	552,561	2,854,959	2,208,689
Research and Development	921,394	249,412	2,663,633	982,917
General and Administrative	998,539	662,322	3,998,086	3,566,044

TOTAL OPERATING EXPENSES	2,805,180	1,464,295	9,516,678	6,757,650

OPERATING LOSS	(2,680,273)	(1,613,019)	(9,615,913)	(8,040,134)

INTEREST EXPENSE	707,154	424,087	5,704,533	2,804,594

INDUCEMENT TO CONVERT DEBT AND WARRANTS	46,121	681,189	424,335	1,355,603

SHARE PRICE / CONVERSION ADJUSTMENT	—	—	—	1,710,475

OTHER (INCOME) EXPENSE	—	21,500	(34,999)	54,213

NET LOSS	(3,433,548)	(2,739,795)	(15,709,782)	(13,965,019)

LESS: CUMMULATIVE UNPAID PREFERRED DIVIDENDS	(47,206)	—	(48,409)	—

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(3,480,754)	$(2,739,795)	$(15,758,191)	$(13,965,019)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and fully diluted	17,026,296	4,869,178	11,337,482	3,897,081

Net loss per common share - basic and fully diluted	$(0.20)	$(0.56)	$(1.39)	$(3.58)

CACHET FINANCIAL SOLUTIONS, INC.

SUPPLEMENTAL INFORMATION

(Unaudited)

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended		Twelve Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Net loss, as reported	$(3,433,548)	$(2,739,795)	$(15,709,782)	$(13,965,019)

Interest expense	707,154	424,087	5,704,533	2,804,594
Inducement of convert debt and warrants	46,121	681,189	424,335	1,355,603
Share Price / Conversion Adjustment	—	—	—	1,710,475
Depreciation and Amortization	193,676	76,356	694,494	366,718
Share-based compensation	164,602	78,314	316,176	700,715
Warrants issued for professional services	3,124	—	23,735	—

Adjusted EBITDA	$(2,318,871)	$(1,479,849)	$(8,546,509)	$(7,026,914)

CACHET FINANCIAL SOLUTIONS, INC.

GAAP TO NON-GAAP RECONCILIATION CONSOLIDATED STATEMENT OF OPERATIONS

(unaudited)

	Three Months Ended				Twelve Months Ended
	GAAP			Non-GAAP	GAAP			Non-GAAP
	December 31, 2014		Adjustments	December 31, 2014	December 31, 2014		Adjustments	December 31, 2014
REVENUE	$707,078		$—	$707,078	$2,648,108		$—	$2,648,108

COST OF REVENUE	582,171	(1)	(147,249)	422,425	2,747,343	(1)	(479,999)	2,245,591
		(2)	(12,497)			(2)	(21,753)

GROSS PROFIT (LOSS)	124,907		159,746	284,653	(99,235)		501,752	402,517

OPERATING EXPENSES
Sales and Marketing	885,247	(2)	(29,842)	855,405	2,854,959	(2)	(51,803)	2,803,156
Research and Development	921,394	(2)	(28,358)	893,036	2,663,633	(2)	(41,365)	2,622,268
General and Administrative	998,539	(2)	(93,905)	904,634	3,998,086	(2)	(201,255)	3,796,831

TOTAL OPERATING EXPENSES	2,805,180		(152,105)	2,653,075	9,516,678		(294,423)	9,222,255

OPERATING LOSS	(2,680,273)		311,851	(2,368,422)	(9,615,913)		796,175	(8,819,738)

INTEREST EXPENSE	707,154	(3)	(598,207)	108,947	5,704,533	(3)	(4,023,733)	1,680,800

INDUCEMENT TO CONVERT DEBT AND WARRANTS	46,121	(3)	(46,121)	—	424,335	(3)	(424,335)	—

SHARE PRICE / CONVERSION ADJUSTMENT	—		—	—	—		—	—

OTHER (INCOME) EXPENSE	—		—	—	(34,999)		—	(34,999)

NET LOSS	(3,433,548)		956,179	(2,477,369)	(15,709,782)		5,244,243	(10,465,539)

LESS: CUMMULATIVE UNPAID PREFERRED DIVIDENDS	(47,206)		—	(47,206)	(48,409)		—	(48,409)

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(3,480,754)		$956,179	$(2,524,575)	$(15,758,191)		$5,244,243	$(10,513,948)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and fully diluted	17,026,296		17,026,296	17,026,296	11,337,482		11,337,482	11,337,482

Net loss per common share - basic and fully diluted	$(0.20)		$0.06	$(0.15)	$(1.39)		$0.46	$(0.92)

(1)             - Non-cash amortization expense related to identified intangible assets

(2)             - Non-cash stock based compensation expense

(3)             - Non-cash interest expense and other non-cash one-time charges

CACHET FINANCIAL SOLUTIONS, INC.

GAAP TO NON-GAAP RECONCILIATION CONSOLIDATED STATEMENT OF OPERATIONS

(unaudited)

	Three Months Ended				Twelve Months Ended
	GAAP			Non-GAAP	GAAP			Non-GAAP
	December 31, 2013		Adjustments	December 31, 2013	December 31, 2013		Adjustments	December 31, 2013
REVENUE	$405,336		$—	$405,336	$1,179,603		$—	$1,179,603

COST OF REVENUE	554,060	(1)	(2,085)	551,975	2,462,087	(1)	(1,815)	2,460,272

GROSS PROFIT (LOSS)	(148,724)		2,085	(146,639)	(1,282,484)		1,815	(1,280,669)

OPERATING EXPENSES
Sales and Marketing	552,561	(1)	(3,621)	548,940	2,208,689	(1)	(67,697)	2,140,992
Research and Development	249,412	(1)	(6,308)	243,104	982,917	(1)	(48,609)	934,308
General and Administrative	662,322	(1)	(66,300)	596,022	3,566,044	(1)	(582,594)	2,983,450

TOTAL OPERATING EXPENSES	1,464,295		(76,229)	1,388,066	6,757,650		(698,900)	6,058,750

OPERATING LOSS	(1,613,019)		78,314	(1,534,705)	(8,040,134)		700,715	(7,339,419)

INTEREST EXPENSE	424,087	(2)	(132,730)	291,357	2,804,594	(2)	(1,955,201)	849,393

INDUCEMENT TO CONVERT DEBT AND WARRANTS	681,189	(2)	(681,189)	—	1,355,603	(2)	(1,355,603)	—

SHARE PRICE / CONVERSION ADJUSTMENT	—		—	—	1,710,475	(2)	(1,710,475)	—

OTHER (INCOME) EXPENSE	21,500		—	21,500	54,213		—	54,213

NET LOSS	(2,739,795)		892,233	(1,847,562)	(13,965,019)		5,721,994	(8,243,025)

LESS: CUMMULATIVE UNPAID PREFERRED DIVIDENDS	—		—	—	—		—	—

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(2,739,795)		$892,233	$(1,847,562)	$(13,965,019)		$5,721,994	$(8,243,025)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and fully diluted	4,869,178		4,869,178	4,869,178	3,897,081		3,897,081	3,897,081

Net loss per common share - basic and fully diluted	$(0.56)		$0.18	$(0.38)	$(3.58)		$1.47	$(2.12)

(1)             - Non-cash stock based compensation expense

(2)             - Non-cash interest expense and other non-cash one-time charges

Appendix 12

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  January 21, 2015

CACHET FINANCIAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53925	27-2205650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18671 Lake Drive East

Southwest Tech Center A

Minneapolis, MN 55317

(Address of principal executive offices) (Zip Code)

(952) 698-6980

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)         Terril H. Peterson resigned from the Company’s Board of Directors on January 21, 2015.  The Company does not believe that Mr. Peterson’s resignation was caused by any disagreement with the Company or any of its executive officers or with respect to any matter relating to the Company’s operations, policies or practices.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACHET FINANCIAL SOLUTIONS, INC.:
(REGISTRANT)

By:	/s/ Darin P. McAreavey
DARIN P. MCAREAVEY, Chief Financial Officer

Dated: January 26, 2015

3

Appendix 13

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  February 3, 2015

CACHET FINANCIAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53925	27-2205650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18671 Lake Drive East

Southwest Tech Center A

Minneapolis, MN 55317
(Address of principal executive offices) (Zip Code)

(952) 698-6980
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement.

On February 3, 2015, Cachet Financial Solutions, Inc. (“Cachet” or the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with accredited investors.  Pursuant to the Purchase Agreement, Cachet sold an aggregate of 2,065,891 shares of the Company’s Series B Convertible Preferred Stock at $1.15 per share and issued five-year warrants to purchase an aggregate of 2,065,891 shares of its common stock at a per share price of $1.15 in a private placement. Gross proceeds to the Company were $2,375,775.  This transaction completes the Company’s private offering of equity initiated in September 2014.

The preferred stock entitles its holders to an 8% per annum dividend, payable quarterly in cash or in stock (or a combination of both) as determined by the Company, and may be converted to Cachet common stock at the option of a holder at an initial conversion price of $1.15 per share. The Company may require the holders of the preferred stock to convert their preferred shares to common stock once the resale of those common shares has been registered with the SEC or such shares are otherwise freely tradable, subject to certain other customary conditions. The holders of the preferred stock will be entitled to vote their shares on an as-converted basis and they will be entitled to a liquidation preference equal to the stated value (i.e., purchase price) of their shares plus any accrued but unpaid dividends thereon.

Cachet offered and sold the foregoing securities in reliance on the statutory exemption from registration under Section 4(a)(2) of the Securities Act, including Rule 506 promulgated thereunder, based on the fact that all investors were accredited investors. Neither the offer nor the sale of securities in the private placement were registered under the Securities Act of 1933, and therefore such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. In connection with the private placement of the securities, the Company paid its placement agents cash commissions of $148,804.25 and delivered five-year warrants for the purchase of up to 109,931 shares of common stock at $1.15 per share. The disclosure about the private placement contained in this report does not constitute an offer to sell or a solicitation of an offer to buy any securities of Cachet, and is made only as required under applicable rules for filing current reports with the SEC, and as permitted under Rule 135c of the Securities Act of 1933.

In connection with the offer and sale of the preferred stock, the Company filed a Certificate of Designation for the Series B Convertible Preferred Stock on February 2, 2015, setting forth the rights, preferences and privileges of such preferred stock.

The foregoing disclosure is qualified by the Certificate of Designation and Securities Purchase Agreement, which includes the Form of Warrant, filed as exhibits 3.1 and 10.1, respectively, to this report.

Item 3.02.             Unregistered Sales of Equity Securities

The disclosures in Item 1.01 regarding the offer and sale of Series B Convertible Preferred Stock and warrants are incorporated into this item by reference.

Item 5.03              Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure in Item 1.01 regarding the filing of the Certificate of Designation for the Series B Convertible Preferred Stock is incorporated into this item by this reference.

Item 9.01.             Financial Statements and Exhibits

(d)           Exhibits.

Exhibit	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations for the Series B Convertible Preferred Stock, dated February 2, 2015.
10.1	Securities Purchase Agreement dated as of February 3, 2015, by and among Cachet Financial Solutions, Inc. and certain purchasers, including Form of Warrant.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACHET FINANCIAL SOLUTIONS, INC.:
(REGISTRANT)

By:	/s/ Jeffrey C. Mack
JEFFREY C. MACK
Chief Executive Officer

Dated:	February 3, 2015

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Exhibit 3.1

CACHET FINANCIAL SOLUTIONS, INC.

SERIES B CONVERTIBLE PREFERRED STOCK

CERTIFICATE OF DESIGNATION
OF PREFERENCES, RIGHTS AND LIMITATIONS

(Pursuant to Section 151 of the Delaware General Company Law)

THE UNDERSIGNED, the Chief Financial Officer and Executive Vice President of Cachet Financial Solutions, Inc., a Delaware corporation (the “Company”), does hereby certify that, pursuant to the authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation of the Company and in accordance with the provisions of Section 151 of Delaware General Corporation Law, the Board of Directors of the Company as of February 2, 2015, has adopted the following resolution creating a series of capital stock designated as the Series B Convertible Preferred Stock:

RESOLVED: that, pursuant to the authority vested in the Board of Directors of the Company, a series of convertible preferred stock, $0.0001 par value per share, to be entitled “Series B Convertible Preferred Stock” of the Company is hereby created and designated.  The number of shares of Series B Stock shall be 2,500,000.  The voting powers, preferences and relative, participating, optional and other special rights of the Series B Convertible Preferred Stock, and the qualifications, limitations and restrictions thereof, are as follows:

1.                                      Definitions.  For the purposes hereof, the following terms shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Alternate Consideration” shall have the meaning set forth in Section 7(b).

“Beneficial Ownership Limitation” has the meaning set forth in Section 6(e).

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Securities pursuant to the Purchase Agreement.

“Closing Date” means the Trading Day on which all of the Transaction Documents shall have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount at the Closing and (ii) the Company’s obligations to deliver the Securities at the Closing shall have been satisfied or waived.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Company’s common stock, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company that would entitle the holder thereof to acquire at any time Common Stock, including without limitation any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Conversion Conditions” means all of the following conditions: (a) the Company shall have duly honored all conversions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the applicable Holder on or prior to the dates so requested or required, if any; (b) either (i) there is an effective Resale Registration Statement pursuant to which the Holders are permitted to utilize the prospectus contained therein to resell all of the Underlying Shares permitted by the Commission to be included thereunder and resold pursuant thereto (subject, however, to the cutback provisions contained in the Purchase Agreement pertaining to the Resale Registration Statement) or (ii) all of the Underlying Shares may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements as determined by the counsel to the Company (the requirements of this clause (b)(ii) being determined severally on a Holder-by-Holder basis); (c) the Common Stock is trading on a Trading Market; and (d) there is a sufficient number of authorized, but unissued and otherwise unreserved, shares of Common Stock for the issuance of all of the Underlying Shares.

“Conversion Date” shall have the meaning set forth in Section 6(a).

“Conversion Price” shall have the meaning set forth in Section 6(c).

“Conversion Shares” means, collectively, the shares of Common Stock issued and issuable upon conversion of the shares of Series B Preferred Stock in accordance with the terms hereof.

“DGCL” means the Delaware General Corporation Law.

“Dividend Payment Date” shall have the meaning set forth in Section 3(a).

“Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations thereunder.

“Fundamental Transaction” shall have the meaning set forth in Section 7(b).

“Holder” means the Persons who hold the Series B Preferred Stock at any given time.

“Junior Securities” means the Common Stock and all other securities of the Company, other than the Company’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and any other securities which are explicitly senior or pari passu to the Series B Preferred Stock in dividend rights or liquidation preference.

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“Liquidation” shall have the meaning set forth in Section 5.

“Minnesota Courts” shall have the meaning set forth in Section 9(d).

“Notice of Conversion” shall have the meaning set forth in Section 6(a).

“Original Issue Date” means the date of the first issuance of any shares of the Series B Preferred Stock regardless of the number of transfers of any particular shares of Series B Preferred Stock and regardless of the number of certificates which may be issued to evidence such Series B Preferred Stock (including when such certificates are issued or how they are dated).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Purchase Agreement” means the Securities Purchase Agreement, dated on or about February 2, 2015, by and among the Company and the original Holders, as the same may be amended, modified or supplemented from time to time in accordance with its terms.  “Purchase Agreement” also includes any subsequently dated agreements in substantially identical form for the purchase and sale of Series B Preferred Stock.

“Resale Registration Statement” means one or more registration statements that registers the resale of some or all of the Underlying Shares of the Holders, who shall be named as “selling stockholders” therein and meets the requirements set forth in the Purchase Agreement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such rule.

“Securities” means the Series B Preferred Stock, the Warrants and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, and the rules and regulations promulgated thereunder.

“Series B Preferred Stock” means the Series B 8% Convertible Preferred Stock of the Company.

“Share Delivery Date” shall have the meaning set forth in Section 6(d)(i).

“Stated Value” shall have the meaning set forth in Section 2.

“Subscription Amount” shall mean, as to each Holder, the aggregate amount to be paid for the Series B Preferred Stock purchased pursuant to the Purchase Agreement as specified below such Holder’s name on the signature page of the Purchase Agreement and next to the heading “Subscription Amount,” in United States dollars and immediately available funds.

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“Subsidiary” means any subsidiary of the Company as set forth on Exhibit 21 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date of the Purchase Agreement.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTC Bulletin Board or the tiers of the OTC Markets (e.g., OTCQX or OTCQB), including any successors to any of the foregoing.

“Transaction Documents” means this Certificate of Designation, the Purchase Agreement, the Warrants, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated pursuant to the Purchase Agreement.

“Underlying Shares” means the shares of Common Stock issued and issuable upon conversion of the Series B Preferred Stock, issued and issuable in lieu of the cash payment of dividends on the Series B Preferred Stock in accordance with the terms of this Certificate of Designation, and the Warrant Shares.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market (other than the OTC Bulletin Board or the OTC Markets), the daily volume-weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Stock is then listed or quoted on the OTC Bulletin Board or the OTC Markets, the most recent bid price per share of the Common Stock so reported, or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Board of Directors.

“Warrants” means the Common Stock purchase warrants delivered to the Purchasers at the Closing in accordance with the Purchase Agreement, which Warrants have a term of exercise expiring five years from the applicable Closing, in the form attached to the Purchase Agreement.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

2.                                      Designation, Amount and Par Value.  The series of preferred stock created hereunder shall be designated as its Series B 8% Convertible Preferred Stock (the “Series B Preferred Stock”) and the number of shares so designated shall be 2,500,000 (which shall not be subject to increase without the written consent of the Holders of at least a majority of the then-issued and outstanding Series B Preferred Stock).  Each share of Series B Preferred Stock shall have a par value of $0.0001 per share and a stated value equal to the price paid to the Company for such share (the “Stated Value”).

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3.                                      Dividends.

(a)                                 Dividends in Cash or in Kind.  Holders shall be entitled to receive, and the Company shall pay, subject to the provisions of the DGCL and legally available funds therefor, dividends at the rate per share (as a percentage of the Stated Value per share) of 8.0% per annum.  Such dividends shall be payable quarterly on March 31, June 30, September 30 and December 31, beginning on the first such date after the Original Issue Date and on each Conversion Date (with respect only to Series B Preferred Stock being converted) (each such date, a “Dividend Payment Date,” provided that if the Dividend Payment Date is not a Business Day, then the Dividend Payment Date will be the next succeeding Business Day thereafter), at the option of the Company, (1) in cash out of legally available funds or (2) in duly authorized, validly issued, fully paid and non-assessable shares of Common Stock, or (3) a combination of cash and Common Stock.  In the case of payment by the Company of dividends in the form of shares of Common Stock, the Common Stock shall be valued solely for such purpose at the average of the VWAPs for the 30 consecutive Trading Days ending on the Trading Day that is immediately prior to the applicable Dividend Payment Date or Conversion Date.  Dividends paid in cash or through the issuance of Common Stock shall be paid to Holders no later than five Business Days after a Dividend Payment Date.

(b)                                 Dividend Calculations.  Dividends on the Series B Preferred Stock shall be calculated on the basis of actual days elapsed during a 365-day year, and shall accrue daily commencing on the Original Issue Date, and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends.  Payment of dividends in shares of Common Stock shall otherwise occur pursuant to Section 6(d)(i) and, solely for purposes of the payment of dividends in shares, the Dividend Payment Date shall be deemed the Conversion Date.  Dividends shall cease to accrue with respect to any Series B Preferred Stock converted, provided that the Company actually delivers the Conversion Shares within the time period required by Section 6(d)(i).  Except as otherwise provided herein, if at any time the Company pays dividends partially in cash and partially in shares, then such payment shall be distributed ratably among the Holders based upon the number of shares of Series B Preferred Stock held by each Holder on such Dividend Payment Date.

(c)                                  Other Securities.  So long as any Series B Preferred Stock shall remain outstanding, neither the Company nor any Subsidiary thereof shall directly or indirectly pay or declare any dividend or make any distribution upon (other than a dividend or distribution described in Section 6 or dividends due and paid in the ordinary course on preferred stock of the Company at such times when the Company is in compliance with its payment and other obligations hereunder), nor shall any distribution be made in respect of, any Junior Securities as long as any dividends due on the Series B Preferred Stock remain unpaid.

4.                                      Voting Rights.  Each outstanding share of Series B Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which such share of Series B Preferred Stock is then convertible pursuant hereto as of the applicable record date for the vote of stockholders.  Each holder of outstanding shares of Series B Preferred Stock shall be entitled to notice of any stockholder meeting in accordance with the bylaws of the Company and shall vote with holders of the Common Stock and Series A Preferred Stock, voting

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together as single class, upon all matters submitted to a vote of stockholders, excluding only those matters required to be submitted to a class or series vote pursuant to the terms hereof or the terms of the certificate of designation for the Series A Preferred Stock, or by law.  The Holders of shares of Series B Preferred Stock shall not be entitled to cumulate their votes in any election of directors in which they are entitled to vote.

5.                                      Liquidation.  For purposes of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the Series A Preferred Stock and Series B Preferred Stock shall be pari passu.  Upon any Liquidation, the Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon under this Certificate of Designation, for each share of Series B Preferred Stock, before any distribution or payment shall be made to the holders of any Junior Securities, and shall not participate with the holders of Common Stock or other Junior Securities thereafter.  If the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be ratably distributed among the Holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.  The Company shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each Holder.

6.                                      Conversion.

(a)                                 Conversions at Option of Holder.  Each share of Series B Preferred Stock and accrued but unpaid dividends thereon shall be convertible, at any time and from time to time at the option of the Holder thereof, into that number of shares of Common Stock determined by dividing the Stated Value of such share of Series B Preferred Stock (plus accrued but unpaid dividends thereon, if being converted) by the Conversion Price.  Holders shall effect conversions by providing the Company with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”).  Each Notice of Conversion shall specify the number of shares of Series B Preferred Stock to be converted (and whether any accrued but unpaid dividends thereon are being converted), the number of shares of Series B Preferred Stock owned prior to the conversion at issue, the number of shares of Series B Preferred Stock owned subsequent to the conversion at issue, and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers by facsimile such Notice of Conversion to the Company (such date, the “Conversion Date”).  If no Conversion Date is specified in a Notice of Conversion, then the Conversion Date shall be the date that such Notice of Conversion to the Company is deemed given hereunder.  To effect conversions of shares of Series B Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing the shares of Series B Preferred Stock to the Company unless all of the shares of Series B Preferred Stock represented thereby are so converted, in which case such Holder shall deliver the certificate representing such shares of Series B Preferred Stock promptly following the Conversion Date at issue.  Shares of Series B Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and shall not be reissued.

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(b)                                 Mandatory Conversion.

(i)                                     At the option of the Company, after all of the Company Conversion Conditions shall have been satisfied, each share of Series B Preferred Stock shall be convertible, at any time, into that number of shares of Common Stock determined by dividing the Stated Value of such share of Series B Preferred Stock by the Conversion Price.  At the option of the Company, conversion under this Section 6(b)(i) may include the conversion of accrued but unpaid dividends.  The Company shall exercise its right to mandatorily convert the Series B Preferred Stock under this Section by providing the Holders with written notice at least 48 hours prior to the effective date of conversion; or

(ii)                                  Upon the affirmative vote or written consent of the Holders of at least 75% of the then-issued and outstanding shares of Series B Preferred Stock, all shares of Series B Preferred Stock will be converted into that number of shares of Common Stock determined by dividing the Stated Value of such share of Series B Preferred Stock by the Conversion Price.  At the option of the Holders, conversion under this Section 6(b)(ii) may include the conversion of accrued but unpaid dividends.

(c)                                  Conversion Price.  The conversion price for the Series B Preferred Stock shall equal $1.15, subject to adjustment as provided herein (the “Conversion Price”).

(d)                                 Mechanics of Conversion.

(i)                                     Delivery of Certificate Upon Conversion.  Not later than three Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the converting Holder one or more certificate or certificates representing the Conversion Shares.  On or after the earlier of the six-month anniversary of the date of issuance the Series B Preferred Stock being converted, such certificates shall not contain a restrictive legend under the Securities Act so long as (i) the Holder shall have delivered a representation letter to the Company in form and substance satisfactory to the Company (which letter includes a representation by the Holder that the Conversion Shares are being sold pursuant to Rule 144) or (ii) a Resale Registration Statement covering the resale of such Conversion Shares is then effective.  On or after the 12-month anniversary of the date of the issuance of the Series B Preferred Stock being converted, the Company shall, upon the request of the Holder, use commercially reasonable efforts to deliver any Conversion Shares to be delivered by the Company under this Section 6 electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

(ii)                                  Failure to Deliver Certificates.  If, in the case of any Notice of Conversion, such certificate or certificates are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Series B Preferred Stock certificate delivered to the Company, if any, and the Holder shall promptly return to the Company the Common Stock certificates issued to such Holder pursuant to the rescinded Conversion Notice.

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(iii)                               Reservation of Shares Issuable Upon Conversion.  The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series B Preferred Stock and payment of dividends on the Series B Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Series B Preferred Stock), that number of shares of the Common Stock as shall be issuable upon the conversion of all then-outstanding shares of Series B Preferred Stock without regard to the limitations on conversion contained in Section 6(e) below.  The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable.

(iv)                              Fractional Shares.  No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Series B Preferred Stock.  As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

(v)                                 Transfer Taxes and Expenses.  The issuance of certificates for shares of the Common Stock on conversion of the Series B Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holders of such shares of Series B Preferred Stock and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.  The Company shall pay all transfer agent fees required for processing of any Notice of Conversion.

(e)                                  Beneficial Ownership Limitations.  The Company shall not effect any conversion of the Series B Preferred Stock, and a Holder shall not have the right to convert any portion of the Series B Preferred Stock, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, such Holder (together with such Holder’s Affiliates, and any Persons acting as a group together with such Holder or any of such Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation, as defined below.  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining unconverted Stated Value of Series B Preferred Stock beneficially owned by such Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company that are subject to a limitation on conversion or exercise analogous to the limitation contained herein (including without limitation the Warrants) beneficially owned by such Holder or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this Section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act.  To ensure

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compliance with this restriction, each Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this Section and the Company shall have no obligation to verify or confirm the accuracy of such determination.  In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act.

For purposes of this Section, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company or (iii) a more recent written notice by the Company or the transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm to such Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Series B Preferred Stock, by such Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of Conversion Shares upon conversion of Series B Preferred Stock by the applicable Holder.  Upon no fewer than 61 days’ prior written notice to the Company, a Holder may increase or decrease the Beneficial Ownership Limitation provisions of this Section applicable to its Series B Preferred Stock, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of Conversion Shares upon conversion of the Series B Preferred Stock held by such Holder and the provisions of this Section shall continue to apply.  Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company and shall only apply to such Holder and no other Holder.  The limitations contained in this paragraph shall apply to a successor holder of Series B Preferred Stock.

7.                                      Certain Adjustments and Covenants; Notices Required.

(a)                                 Stock Dividends and Stock Splits.  If the Company, at any time while the Series B Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Junior Securities (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of a dividend on, the Series B Preferred Stock), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then in each case the Conversion Price shall be multiplied by a fraction, the numerator of which fraction shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and the denominator of which fraction shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for

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the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

(b)                                 Fundamental Transaction.  Subject to the ultimate sentence in this paragraph, if, at any time while the Series B Preferred Stock is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and such offer been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than a reclassification under Section 7(a) above), or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including without limitation a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of the Series B Preferred Stock, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (collectively, the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which the Series B Preferred Stock is convertible immediately prior to such Fundamental Transaction.  For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of the Series B Preferred Stock following such Fundamental Transaction.

(c)                                  Calculations.  All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.  For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date

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shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

(d)                                 Required Notices to Holders.

(i)                                     Adjustment to Conversion Price.  Whenever the Conversion Price is adjusted pursuant to any provision of this Section 7, the Company shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(ii)                                  Notice to Allow Conversion by Holder.  If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special non-recurring cash dividend on the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the Liquidation of the Company or a Fundamental Transaction, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the Series B Preferred Stock, and shall cause to be delivered to each Holder at its last address as it shall appear upon the stock books of the Company, at least ten calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice.

8.                                      Negative Covenants.  So long as any shares of Series B Preferred Stock are outstanding, the Company shall not take any of the following corporate actions (whether by merger, consolidation or otherwise), without first obtaining the approval (whether at a meeting called for such purpose or through written action or consent) of the Holders of at least a majority of the voting power of the Series B Preferred Stock: (i) alter or change the rights, preferences or privileges of the Series B Preferred Stock, or increase the authorized number of shares of Series B Preferred Stock; (ii) alter or change the rights, preferences or privileges of any then-outstanding shares of capital stock of the Company in any manner that materially and adversely affects the Series B Preferred Stock; or (iii) authorize or create any class of capital stock ranking as to dividends, redemption or distribution of assets upon a Liquidation senior to, or otherwise pari passu with, the Series B Preferred Stock.

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9.                                      General Provisions.

(a)                                 Giving of Notices.  Any and all notices or other communications or deliveries to be provided by the Holders hereunder, including without limitation any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, Attention: Chief Financial Officer, facsimile number (952) 698-6999, or such other facsimile number or address as the Company may specify for such purposes by notice to the Holders delivered in accordance with this Section.  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder appearing on the books of the Company, or if no such facsimile number or address appears on the books of the Company, at the principal place of business of such Holder, as set forth in the Purchase Agreement.  Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section prior to 5:30 p.m. (Minneapolis time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (Minneapolis time) on any Trading Day, (iii) the third Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

(b)                                 Lost or Mutilated Series B Preferred Stock Certificate.  If a Holder’s Series B Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series B Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Company.

(c)                                  Transfers.  Shares of Series B Preferred Stock may be transferred on the Company’s books and records only (i) pursuant to a written assignment or stock power, or other suitable instrument of conveyance, in form and substance satisfactory to the Company in its reasonable discretion, and (ii) after the Company’s receipt of a legal opinion, in form and substance satisfactory to the Company in its reasonable discretion, that such transfer will be conducted either pursuant to an effective registration thereof under the Securities Act or pursuant to an applicable exemption from the such registration requirements (including the registration or qualification requirements of any applicable state securities laws).  Absent compliance with the provisions of this Section, the Company shall not be obligated to recognize any transfer of Series B Preferred Stock.

(d)                                 Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to conflicts-of-law principles thereof.  Each party agrees that all legal proceedings

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concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents shall be commenced in the state and federal courts sitting in the City of Minneapolis, Minnesota (the “Minnesota Courts”).  By purchasing or accepting any shares of Series B Preferred Stock, each Holder hereby irrevocably submits to the exclusive jurisdiction of the Minnesota Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Minnesota Courts, or such Minnesota Courts are improper or inconvenient venue for such proceeding.  Each Holder hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Person at the address in effect for notices to it as specified herein, and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law.  Each Holder hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designation or the transactions contemplated hereby.  If any party shall commence an action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

(e)                                  Waiver.  Other than the restrictions set forth in Section 6(e), which can be waived, as to a particular original purchaser of Series B Preferred Stock and its affiliates, pursuant to a writing signed by the Company and such original purchaser of Series B Preferred Stock and delivered prior to the consummation of a purchase of the Series B Preferred Stock, no provision of this Certificate of Designation may be waived, modified, supplemented or amended except in a written instrument signed by the Company and approved by the Holders of a majority of the then-outstanding shares of Series B Preferred Stock.  Any waiver by the Company or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders.  The failure of the Company or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation on any other occasion.

(f)                                   Severability.  If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.

(g)                                  Next Business Day.  Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

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(h)                                 Headings.  The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

(i)                                     Status of Converted or Redeemed Series B Preferred Stock.  Shares of Series B Preferred Stock may only be issued pursuant to the Purchase Agreement.  If any shares of Series B Preferred Stock shall be converted, redeemed or reacquired by the Company, such shares shall resume the status of authorized but undesignated and unissued shares of preferred stock and shall no longer be designated as Series B Preferred Stock.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned as executed this Certificate of Designation as of February 2, 2015.

CACHET FINANCIAL SOLUTIONS, INC.

DARIN P. MCAREAVEY
Chief Financial Officer and
Executive Vice President

[SIGNATURE PAGE TO CERTIFICATE OF DESIGNATION]

ANNEX A

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER
IN ORDER TO CONVERT SHARES OF SERIES B PREFERRED STOCK)

The undersigned hereby irrevocably elects to convert the number of shares of Series B 8% Convertible Preferred Stock indicated below into shares of common stock, par value $0.0001 per share, of Cachet Financial Solutions, Inc., a Delaware corporation (the “Company”), according to the conditions hereof, as of the date written below.  If shares of common stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be required by the Company in accordance with the Purchase Agreement.  No fee will be charged to the Holders for any conversion, except for any such transfer taxes.

The undersigned is an “accredited investor” as defined in Regulation D under the Securities Act of 1933.

Conversion Calculations:

Conversion Date:

Number of shares of Series B Preferred Stock owned prior to Conversion:

Number of shares of Series B Preferred Stock to be Converted:

Stated Value of shares of Series B Preferred Stock to be Converted:

Number of Conversion Shares to be Issued:

Conversion Price:

Number of shares of Series B Preferred Stock owned after Conversion:

Address for Delivery:

Or

DWAC Instructions — Broker no:	Account no:

SIGNATURE of HOLDER:

By:
Name:
Title:

Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of February 3, 2015, by and among Cachet Financial Solutions, Inc., a Delaware corporation (the “Company”), and the parties indicated as Purchasers on one or more counterpart signature pages hereof (each of which is a “Purchaser,” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an exemption from the registration requirements of Section 5 of the Securities Act contained in Section 4(a)(2) thereof and/or Regulation D thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser hereby agree as follows:

ARTICLE I.
DEFINITIONS

1.1                               Definitions.  In addition to the terms defined elsewhere in this Agreement, (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Certificate of Designation (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Certificate of Designation” means the Certificate of Designation to be filed prior to the Closing by the Company with the Secretary of State of Delaware, in the form of Exhibit A attached hereto

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived, but in no event later than the third Trading Day following the date hereof.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock.

“Company Counsel” means Briggs and Morgan, P.A., with offices located at 2200 IDS Center, 80 South Eight Street, Minneapolis, Minnesota 55402.

“Conversion Price” shall have the meaning ascribed to such term in the Certificate of Designation.

“Conversion Shares” shall have the meaning ascribed to such term in the Certificate of Designation.

“Cut Back” shall have the meaning ascribed to such term in Section 4.2.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“Effective Date” means the earliest of the date that (a) the Resale Registration Statement has been declared effective by the Commission, (b) all of the Underlying Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions (determined on a holder-by-holder basis) or (c) following the one-year anniversary of the Closing Date provided that a holder of Underlying Shares is not an Affiliate of the Company, all of the Underlying Shares may be sold pursuant to an exemption from registration under Section 4(1) of the Securities Act without volume or manner-of-sale restrictions and Company Counsel has delivered to such holders a standing written unqualified opinion that resales may then be made by such holders of the Underlying Shares pursuant to such exemption which opinion shall be in form and substance reasonably acceptable to such holders.

“Event” has the meaning set forth in Section 4.3.

“Event Date” has the meaning set forth in Section 4.3.

“Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations thereunder.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(q).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(m).

“Lien” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Per Share Purchase Price” equals $1.15, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Stock” means the Company’s Series B Convertible Preferred Stock issued hereunder having the rights, preferences and privileges set forth in the Certificate of Designation.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.6.

“Registration Expenses” shall have the meaning ascribed to such term in Section 4.4.

“Registration Expiration” shall have the meaning set forth in Section 4.3.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Resale Registration Statement” shall have the meaning ascribed to such term in Section 4.1.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Preferred Stock, the Warrants and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, and the rules and regulations thereunder.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for Preferred Stock and Warrants purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a), and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTC Bulletin Board or the OTC Markets (e.g., OTCQX or OTCQB), or any successors to any of the foregoing.

“Transaction Documents” means this Agreement, the Certificate of Designation, the Warrants, all exhibits and schedules thereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Underlying Shares” means the Conversion Shares and the Warrant Shares.

“Warrants” means, collectively, the Common Stock purchase warrants delivered to the Purchasers at the Closing in accordance with Section 2.2(a) hereof, which Warrants shall be in the form of Exhibit B attached hereto.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II.
PURCHASE AND SALE

2.1                               Closing.  On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, an aggregate maximum of $2,875,000 of (i) shares of Preferred Stock at the Per Share Purchase Price, and (ii) Warrants as determined pursuant to Section 2.2(a)(iv).  Each Purchaser shall deliver to the Company, via wire transfer of immediately available funds equal to such Purchaser’s Subscription Amount as set forth on the signature page hereto executed by such Purchaser and the Company shall deliver to each Purchaser its respective shares of Preferred Stock and a Warrant as determined pursuant to Section 2.2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 at the Closing.  Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of Company Counsel or such other location agreeable to the parties.

2.2                               Deliveries.

(a)                                 On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)                                     this Agreement duly executed by the Company;

(ii)                                  a certificate registered in the name of such Purchaser evidencing a number of shares of Preferred Stock purchased by such Purchaser;

(iii)                               evidence of the filing and acceptance of the Certificate of Designation from the Secretary of State of Delaware;

(iv)                              a Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to 100% of such Purchaser’s Subscription Amount for the Preferred Stock divided by the Conversion Price; and

(v)                                 a legal opinion from Company Counsel, in customary form and substance for transactions of the nature contemplated by this Agreement.

(b)                                 On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i)                                     this Agreement duly executed by such Purchaser; and

(ii)                                  such Purchaser’s Subscription Amount by wire transfer to the account specified in writing by the Company.

2.3                               Closing Conditions.

(a)                                 The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)                                     the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)                                  all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed;

(iii)                               there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

(iv)                              the Company will have complied with all of the requirements of the Financial Industry Regulatory Authority, Inc. with respect to the issuance of the Securities and the Underlying Shares;

(v)                                 the Company shall have obtained all necessary “blue sky” law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Securities and issuance of the Underlying Shares; and

(vi)                              the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b)                                 The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i)                                     the accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein);

(ii)                                  all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)                               the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement; and

(iv)                              there shall have been no Material Adverse Effect with respect to the Company since the date hereof.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1                               Representations and Warranties of the Company.  Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to each Purchaser:

(a)                                 Subsidiaries.  All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a).  The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)                                 Organization and Qualification.  The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(c)                                  Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals.  This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)                                 No Conflicts.  The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)                                  Filings, Consents and Approvals.  Except as set forth on Schedule 3.1(e), the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) any filings with the Commission pursuant to Sections 4.1 and 4.2, (ii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Underlying Shares for trading thereon in the time and manner required thereby, if any, and (iii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f)                                   Issuance of the Securities.  The Preferred Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the

Company other than restrictions on transfer provided for in the Transaction Documents and under applicable state and federal securities laws.  The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Underlying Shares have been duly reserved for issuance upon conversion of the Preferred Shares or exercise of the Warrants, as applicable.

(g)                                  Capitalization.  The capitalization of the Company as of August 14, 2014 is as set forth on Schedule 3.1(g).  Since that date, the Company has not issued any capital stock except as may be disclosed in SEC Reports, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents disclosed on Schedule 3.1(g) or in SEC Reports.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents, except as set forth on Schedule 3.1(g).  Except as set forth on Schedule 3.1(g), the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities.

(h)                                 SEC Reports; Financial Statements.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”).  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)                                     Material Changes; Undisclosed Events, Liabilities or Developments.  Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, and (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock.  The Company does not have pending before the Commission any request for confidential treatment of information.

(j)                                    Litigation.  Except as set forth on Schedule 3.1(j), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)                                 Compliance.  Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except, in each case, as is set forth on Schedule 3.1(k) or as otherwise could not have or reasonably be expected to result in a Material Adverse Effect.

(l)                                     Title to Assets.  The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially interfere with the use made and proposed to be made of such property by the Company and the

Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties.

(m)                             Intellectual Property.  The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two years from the date of this Agreement.  Except as set forth on Schedule 3.1(m), neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect.  To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n)                                 Fees.  Except for fees payable to National Securities Corporation, Northland Capital Markets and Scarsdale Equities LLC, no placement agent or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.

(o)                                 Indebtedness.  Schedule 3.1(o) sets forth as of August 14, 2014, all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments.  For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP.  Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(p)                                 Tax Status.  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(q)                                 Investment Company.  The Company (including its subsidiaries) is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940 and will not be deemed an “investment company” as a result of the transactions contemplated by this Agreement.

(r)                                    Related Party Transactions.  To the knowledge of the Company, no transaction has occurred between or among the Company and any of its affiliates (including, without limitation, any of its subsidiaries), officers or directors or any affiliate or affiliates of any such affiliate, officer or director that with the passage of time will be required to be disclosed pursuant to Sections 13, 14 or 15(d) of the Exchange Act other than those transactions that have already been so disclosed.

(s)                                   No General Solicitation.  Neither the Company, nor any of its affiliates, nor any person action on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offer or sale of the Securities.

(t)                                    No Manipulation; Disclosure of Information.  The Company has not taken and will not take any action designed to or that might reasonably be expected to cause or result in an unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities.  The Company confirms that, to its knowledge, with the exception of the proposed sale of Securities as contemplated herein (as to which the Company makes no representation), neither it nor any other person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, non-public information.  The Company understands and confirms that the Purchasers will be relying on the foregoing representations in effecting transactions in securities of the Company.  All disclosures provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby furnished by the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(u)                                 Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) made by the Company or any of its officers or directors contained in the SEC Documents, or made available to the public generally since June 30, 2014, has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(v)                                 No Additional Agreements.  Other than with respect to closing mechanics, the Company has no other agreements or understandings (including, without limitation, side letters) with any Purchaser or other person to purchase any of the Securities on terms more favorable to such person than as set forth herein.

(w)                               No “Bad Actor” Disqualification.  The Company has exercised reasonable care, in accordance with SEC rules and guidance, and has conducted a factual inquiry, the nature and scope of which reflect reasonable care under the relevant facts and circumstances, to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (“Disqualification Events”). To the Company’s knowledge, after conducting such sufficiently diligent factual inquiries, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including the Company; any predecessor or affiliate of the Company; any director, executive officer, other officer participating in the offering, general partner or managing member of the Company; any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of the sale of the Shares; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Shares (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor.

Each Purchaser, for itself and for no other Purchaser, acknowledges and agrees that the representations contained in Section 3.1 shall not modify, amend or affect the Company’s right to rely on such Purchaser’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

3.2                               Representations and Warranties of the Purchasers.  Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein):

(a)                                 Organization; Authority.  Such Purchaser is either an individual or an entity duly incorporation or formation, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser.  Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)                                 Understandings or Arrangements.  Such Purchaser is acquiring the Securities as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Resale Registration Statement or otherwise in compliance with applicable federal and state securities laws).  Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.  Such Purchaser understands that the Preferred Stock, Warrants and Underlying Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Resale Registration Statement or otherwise in compliance with applicable federal and state securities laws).  The Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c)                                  Opportunity to Obtain Information. Such Purchaser acknowledges that representatives of the Company have made available to such Purchaser the opportunity to review the books and records of the Company and its Subsidiaries and to ask questions of and receive answers from such representatives concerning the business and affairs of the Company and its Subsidiaries.  Such Purchaser further acknowledges the availability of the Company’s SEC Reports, specifically include the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as amended, the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2014, and Current Reports on Form 8-K that have been filed by the Company on and since February 12, 2014.

(d)                                 Purchaser Status.  At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it converts any shares of Preferred Stock or exercises any Warrants, it will be an “accredited investor” as defined in Rule 501 under the Securities Act.

(e)                                  Experience of Such Purchaser.  Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(f)                                   General Solicitation.  Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities or any other securities of the Company published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.  Such Purchaser did not purchase any shares of Common Stock in the Company’s initial public offering pursuant to the final prospectus dated July 9, 2014.  Such Purchaser has a pre-existing relationship with National Securities Corporation, Northland Capital Markets, Scarsdale Equities LLC or the Company.

(g)                                  No Investment, Tax or Legal Advice.  Each Purchaser understands that nothing in the Company SEC Documents, this Agreement, or any other materials presented to the Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice.  Each Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Securities.

(h)                                 Certain Transactions and Confidentiality.  Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.  Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

The Company acknowledges and agrees that the representations contained in Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1                               Reporting Status.  With a view to making available to the Purchasers the benefits of certain rules and regulations of the SEC which may permit the sale of the Shares and Underlying Shares to the public without registration, the Company agrees to use its reasonable efforts to file with the SEC, in a timely manner all reports and other documents required of the Company under the Exchange Act.  The Company will otherwise take such further action as a Purchaser may reasonably request, all to the extent required from time to time to enable such Purchaser to sell the Securities and Underlying Shares without registration under the Securities Act or any successor rule or regulation adopted by the SEC.

4.2                               Quotation.  So long as a Purchaser owns any of the Securities or Underlying Shares, the Company will use its reasonable efforts to maintain the quotation of its Common Stock on the OTCQB or OTCQX, each as administered by OTC Markets Group or, in lieu thereof, on a national securities exchange and will comply in all material respects with the Company’s reporting, filing and other obligations under the rules of any such market or exchange, as applicable.

4.3                               Non-Public Information.  The Company covenants and agrees that neither it nor any other person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.  Furthermore, if the Company has disclosed any material non-public information to the Purchaser, the Purchaser has no duty to keep such information confidential following the public announcement of the offering.

4.4                               Resale Registration Statement.  The Company shall file, within 45 days after the Closing, and thereafter use its commercially reasonable efforts to effect the registration, qualification and compliance (including without limitation the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) to permit or facilitate the sale and distribution of all of the Underlying Shares no later than 120 days after the Closing (such registration statement, the “Resale Registration Statement”); provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance:

(a)                                 in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(b)                                 if the Company shall furnish to the Purchasers a certificate, signed by the Chairman of the Board of the Company, stating that in the good faith judgment of the Board of Directors it would be detrimental to the Company or its stockholders for the Resale Registration Statement to be filed at such time, then the Company’s obligation to commence the actions described in this Section 4.1(b) shall be deferred for a period not to exceed 90 days from the date of such certificate; provided, however, that the Company may not utilize this right more than once; or

(c)                                  If a Purchaser fails to cooperate in providing the Company with all information reasonably required to be included in the Resale Registration Statement or otherwise required to be obtained by the Company for purposes of preparing and filing the Resale Registration Statement and any amendments thereto; provided, however, that such failure shall not affect the Company’s obligations with respect to any Underlying Shares of any other Purchasers.

Once declared effective by the Commission, the Company shall use best efforts to keep the Resale Registration Statement registering the resale of the Underlying Shares effective during the period beginning on its effective date until the earlier of (i) such time as all of the Underlying Shares shall have been sold or (ii) no Conversion Shares issued or issuable upon conversion of the Preferred Stock remain unsold and at least two years have passed since the Closing (such earlier time, the “Registration Expiration”).

4.5                               Cut-Back.  If, for any reason, the Commission (including an independent determination by the Company, in consultation with Company Counsel, based on existing written guidance or applicable rules of the Commission) or an underwriter participating in an underwritten primary offering conducted pursuant to the Resale Registration Statement requires that the number of Underlying Shares to be registered for resale pursuant to the Resale Registration Statement be reduced, then such reduction (the “Cut Back”) shall be allocated pro rata among the Purchasers whose shares have been included in the Resale Registration Statement and any other holders of Common Stock that have exercised their right to require the Company to register for resale such Common Stock on the Resale Registration Statement, until the reduction so required shall have been effected.  At the discretion of the Company, the Cut Back may be effected first among one particular type of Underlying Shares (e.g., Warrant Shares first, and then Conversion Shares).

4.6                               Registration Deadlines.  If:  (i) the Resale Registration Statement is not filed with the Commission on or prior to its 45th day after the Closing (or the next succeeding Business Day if the 45th day is not a Business Day), or (ii) the Resale Registration Statement filed or required to be filed hereunder is not declared effective by the Commission by on or prior to the 120th day after the Closing (or the next succeeding Business Day if the 45th day is not a Business Day), or (iii) after the effective date of a Registration Statement, such Registration Statement ceases for any reason to remain continuously effective as to all Underlying Shares included in such Registration Statement, or the Purchasers are otherwise not permitted to utilize the prospectus therein to resell such Underlying Shares for more than 20 consecutive Trading Days or more than an aggregate of 30 Trading Days (which need not be consecutive Trading Days) during any 12-month period (any such failure or breach being referred to as an “Event,” and for purposes of clauses (i) and (ii), the date on which such Event occurs, and for purpose of clause (iii) the date which such 20-Trading Day period or 30-Trading Day period, as applicable, is exceeded, being referred to as “Event Date”); then, in addition to any other rights the Purchasers may have hereunder or under applicable law, on each such Event Date the Company shall issue to each Purchaser a number of shares of Common Stock, as partial liquidated damages and not as a penalty, the value of which is equal to 1.0% of the aggregate Subscription Amount paid by such Purchaser under this Agreement, and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until such time as the applicable Event shall have been cured, the Company shall issue to each Purchaser a number of shares of Common Stock, as partial liquidated damages and not as a penalty, the value of which is equal to 1.0% of the aggregate Subscription Amount paid by such Purchaser under this Agreement.  Notwithstanding anything herein to the contrary, the parties agree that the maximum aggregate liquidated damages payable by the Company under this Agreement shall be 6.0% of the aggregate Subscription Amounts paid by the Purchasers under this Agreement.  The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event.  Shares of Common Stock issued pursuant to this Section shall be valued in the same manner as prescribed for the valuation of Common Stock issued in satisfaction of dividend-payment obligations on the Preferred Stock, as set forth in the Certificate of Designation.

4.7                               Expenses.  All expenses incurred by the Company in complying with Section 4.1 or 4.2, including without limitation all registration and filing fees, printing expenses (if required), fees and disbursements of counsel and independent public accountants for the Company, fees and expenses

(including reasonable counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the FINRA, transfer taxes, and fees of transfer agents and registrars, are called “Registration Expenses.”  The Company will pay all Registration Expenses in connection with the Resale Registration Statement.

4.8                               Use of Proceeds.  The Company shall use the net proceeds from the sale of the Securities hereunder primarily for working capital purposes and to fund the general corporate purposes of the Company and its Subsidiaries, and to fund certain contractual obligations relating to acquisitions and to repay certain outstanding Indebtedness (to the extent such Indebtedness shall not have earlier converted into common stock).

4.9                               Indemnification of Purchasers.  Subject to the provisions of this Section 4.6, the Company will indemnify and hold each Purchaser and its directors, officers, stockholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance).  If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party.  Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel, or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel in the aggregate (i.e., for all Purchaser Parties).  The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed, or (z) to the extent, but only to the extent, that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents.

4.10                        Reservation of Securities; Reporting Status.  The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to issue all of the Underlying Shares.  In addition, from and after the date hereof and for so long as any Preferred Stock remains issued and outstanding, the Company will continue to file SEC Reports with the Commission and use commercially reasonable efforts to maintain its listing or quotation on a Trading Market.

4.11                        Certain Transactions and Confidentiality.  Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced by the Company.  Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents and the Disclosure Schedules.

4.12                        Transfer Restrictions.

(a)                                 The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of any Securities other than pursuant to an effective Resale Registration Statement or Rule 144, or to the Company, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company (the fees and expenses of which shall be paid by such Purchaser), the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Purchaser under this Agreement.

(b)                                 The Purchasers agree to the imprinting, so long as is required by this Agreement, of a legend on any of the Preferred Stock, Warrants and Underlying Shares in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH

EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(c)                                  Certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in paragraph (b) above):  (i) while a registration statement (including the Resale Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Underlying Shares pursuant to Rule 144, or (iii) if such legend is not required under applicable requirements of the Securities Act.  The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder.  If all or any shares of Preferred Stock are converted or any portion of a Warrant is exercised at a time when the Resale Registration Statement is effective to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act, then such Underlying Shares shall be issued free of all legends.

(d)                                 Each Purchaser, severally and not jointly with the other Purchasers, agrees with the Company that such Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including, if the sale is being effected pursuant to a registration statement (including the Resale Registration Statement), the plan of distribution contained within such registration statement and any applicable prospectus-delivery requirements, or an exemption therefrom.

ARTICLE V.
GENERAL PROVISIONS

5.1                               Termination.  This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before 30 days of the date hereof; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).

5.2                               Fees and Expenses.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.3                               Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4                               Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto at or prior to 5:30 p.m. (Minneapolis time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (Minneapolis time) on any Trading Day, (c) the third Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5                               Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers holding at least 50% in interest of the Securities based on the initial Subscription Amounts hereunder or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6                               Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7                               Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser.  Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.8                               Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except for the Purchasers.

5.9                               Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Minnesota, without regard to the conflicts-of-law principles thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Minneapolis, Minnesota.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Minneapolis, Minnesota, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  If either party shall commence an action, suit or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10                        Survival.  The representations and warranties contained herein shall survive the Closing and the delivery of the Securities for a one-year period after the Closing Date.

5.11                        Execution.  This Agreement may be executed in counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart.  If any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12                        Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13                        Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.14                        Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.  Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents.  The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers.  It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

5.15                        Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.16                        Construction.  The parties agree that each of them and their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto.

5.17                        WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

*  *  *  *  *  *  *

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CACHET FINANCIAL SOLUTIONS, INC.

By:
Name:
Title:

Address for Notice:

18671 Lake Drive E.

Southwest Tech Center A

Minneapolis, Minnesota 55317

Facsimile:  (952) 698-6999

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Facsimile Number of Authorized Signatory:

Address for Notice to Purchaser:

Address for Delivery of Preferred Stock and Warrants to Purchaser (if not same as address for notice):

Subscription Amount: $

Shares of Preferred Stock:

Warrant Shares:

EIN Number:

DWAC Instructions – Broker no:	Account no:

Exhibit A

Attached is the form of Certificate of Designation

CACHET FINANCIAL SOLUTIONS, INC.

SERIES B CONVERTIBLE PREFERRED STOCK

CERTIFICATE OF DESIGNATION
OF PREFERENCES, RIGHTS AND LIMITATIONS

(Pursuant to Section 151 of the Delaware General Company Law)

THE UNDERSIGNED, the Chief Financial Officer and Executive Vice President of Cachet Financial Solutions, Inc., a Delaware corporation (the “Company”), does hereby certify that, pursuant to the authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation of the Company and in accordance with the provisions of Section 151 of Delaware General Corporation Law, the Board of Directors of the Company as of February 2, 2015, has adopted the following resolution creating a series of capital stock designated as the Series B Convertible Preferred Stock:

RESOLVED: that, pursuant to the authority vested in the Board of Directors of the Company, a series of convertible preferred stock, $0.0001 par value per share, to be entitled “Series B Convertible Preferred Stock” of the Company is hereby created and designated.  The number of shares of Series B Stock shall be 2,500,000.  The voting powers, preferences and relative, participating, optional and other special rights of the Series B Convertible Preferred Stock, and the qualifications, limitations and restrictions thereof, are as follows:

1.             Definitions.  For the purposes hereof, the following terms shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Alternate Consideration” shall have the meaning set forth in Section 7(b).

“Beneficial Ownership Limitation” has the meaning set forth in Section 6(e).

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Securities pursuant to the Purchase Agreement.

“Closing Date” means the Trading Day on which all of the Transaction Documents shall have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount at the Closing and (ii) the Company’s obligations to deliver the Securities at the Closing shall have been satisfied or waived.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Company’s common stock, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company that would entitle the holder thereof to acquire at any time Common Stock, including without limitation any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Conversion Conditions” means all of the following conditions: (a) the Company shall have duly honored all conversions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the applicable Holder on or prior to the dates so requested or required, if any; (b) either (i) there is an effective Resale Registration Statement pursuant to which the Holders are permitted to utilize the prospectus contained therein to resell all of the Underlying Shares permitted by the Commission to be included thereunder and resold pursuant thereto (subject, however, to the cutback provisions contained in the Purchase Agreement pertaining to the Resale Registration Statement) or (ii) all of the Underlying Shares may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements as determined by the counsel to the Company (the requirements of this clause (b)(ii) being determined severally on a Holder-by-Holder basis); (c) the Common Stock is trading on a Trading Market; and (d) there is a sufficient number of authorized, but unissued and otherwise unreserved, shares of Common Stock for the issuance of all of the Underlying Shares.

“Conversion Date” shall have the meaning set forth in Section 6(a).

“Conversion Price” shall have the meaning set forth in Section 6(c).

“Conversion Shares” means, collectively, the shares of Common Stock issued and issuable upon conversion of the shares of Series B Preferred Stock in accordance with the terms hereof.

“DGCL” means the Delaware General Corporation Law.

“Dividend Payment Date” shall have the meaning set forth in Section 3(a).

“Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations thereunder.

“Fundamental Transaction” shall have the meaning set forth in Section 7(b).

“Holder” means the Persons who hold the Series B Preferred Stock at any given time.

“Junior Securities” means the Common Stock and all other securities of the Company, other than the Company’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and any other securities which are explicitly senior or pari passu to the Series B Preferred Stock in dividend rights or liquidation preference.

“Liquidation” shall have the meaning set forth in Section 5.

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“Minnesota Courts” shall have the meaning set forth in Section 9(d).

“Notice of Conversion” shall have the meaning set forth in Section 6(a).

“Original Issue Date” means the date of the first issuance of any shares of the Series B Preferred Stock regardless of the number of transfers of any particular shares of Series B Preferred Stock and regardless of the number of certificates which may be issued to evidence such Series B Preferred Stock (including when such certificates are issued or how they are dated).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Purchase Agreement” means the Securities Purchase Agreement, dated on or about February 2, 2015, by and among the Company and the original Holders, as the same may be amended, modified or supplemented from time to time in accordance with its terms.  “Purchase Agreement” also includes any subsequently dated agreements in substantially identical form for the purchase and sale of Series B Preferred Stock.

“Resale Registration Statement” means one or more registration statements that registers the resale of some or all of the Underlying Shares of the Holders, who shall be named as “selling stockholders” therein and meets the requirements set forth in the Purchase Agreement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such rule.

“Securities” means the Series B Preferred Stock, the Warrants and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, and the rules and regulations promulgated thereunder.

“Series B Preferred Stock” means the Series B 8% Convertible Preferred Stock of the Company.

“Share Delivery Date” shall have the meaning set forth in Section 6(d)(i).

“Stated Value” shall have the meaning set forth in Section 2.

“Subscription Amount” shall mean, as to each Holder, the aggregate amount to be paid for the Series B Preferred Stock purchased pursuant to the Purchase Agreement as specified below such Holder’s name on the signature page of the Purchase Agreement and next to the heading “Subscription Amount,” in United States dollars and immediately available funds.

“Subsidiary” means any subsidiary of the Company as set forth on Exhibit 21 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and shall,

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where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date of the Purchase Agreement.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTC Bulletin Board or the tiers of the OTC Markets (e.g., OTCQX or OTCQB), including any successors to any of the foregoing.

“Transaction Documents” means this Certificate of Designation, the Purchase Agreement, the Warrants, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated pursuant to the Purchase Agreement.

“Underlying Shares” means the shares of Common Stock issued and issuable upon conversion of the Series B Preferred Stock, issued and issuable in lieu of the cash payment of dividends on the Series B Preferred Stock in accordance with the terms of this Certificate of Designation, and the Warrant Shares.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market (other than the OTC Bulletin Board or the OTC Markets), the daily volume-weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Stock is then listed or quoted on the OTC Bulletin Board or the OTC Markets, the most recent bid price per share of the Common Stock so reported, or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Board of Directors.

“Warrants” means the Common Stock purchase warrants delivered to the Purchasers at the Closing in accordance with the Purchase Agreement, which Warrants have a term of exercise expiring five years from the applicable Closing, in the form attached to the Purchase Agreement.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

2.             Designation, Amount and Par Value.  The series of preferred stock created hereunder shall be designated as its Series B 8% Convertible Preferred Stock (the “Series B Preferred Stock”) and the number of shares so designated shall be 2,500,000 (which shall not be subject to increase without the written consent of the Holders of at least a majority of the then-issued and outstanding Series B Preferred Stock).  Each share of Series B Preferred Stock shall have a par value of $0.0001 per share and a stated value equal to the price paid to the Company for such share (the “Stated Value”).

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3.             Dividends.

(a)           Dividends in Cash or in Kind.  Holders shall be entitled to receive, and the Company shall pay, subject to the provisions of the DGCL and legally available funds therefor, dividends at the rate per share (as a percentage of the Stated Value per share) of 8.0% per annum.  Such dividends shall be payable quarterly on March 31, June 30, September 30 and December 31, beginning on the first such date after the Original Issue Date and on each Conversion Date (with respect only to Series B Preferred Stock being converted) (each such date, a “Dividend Payment Date,” provided that if the Dividend Payment Date is not a Business Day, then the Dividend Payment Date will be the next succeeding Business Day thereafter), at the option of the Company, (1) in cash out of legally available funds or (2) in duly authorized, validly issued, fully paid and non-assessable shares of Common Stock, or (3) a combination of cash and Common Stock.  In the case of payment by the Company of dividends in the form of shares of Common Stock, the Common Stock shall be valued solely for such purpose at the average of the VWAPs for the 30 consecutive Trading Days ending on the Trading Day that is immediately prior to the applicable Dividend Payment Date or Conversion Date.  Dividends paid in cash or through the issuance of Common Stock shall be paid to Holders no later than five Business Days after a Dividend Payment Date.

(b)           Dividend Calculations.  Dividends on the Series B Preferred Stock shall be calculated on the basis of actual days elapsed during a 365-day year, and shall accrue daily commencing on the Original Issue Date, and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends.  Payment of dividends in shares of Common Stock shall otherwise occur pursuant to Section 6(d)(i) and, solely for purposes of the payment of dividends in shares, the Dividend Payment Date shall be deemed the Conversion Date.  Dividends shall cease to accrue with respect to any Series B Preferred Stock converted, provided that the Company actually delivers the Conversion Shares within the time period required by Section 6(d)(i).  Except as otherwise provided herein, if at any time the Company pays dividends partially in cash and partially in shares, then such payment shall be distributed ratably among the Holders based upon the number of shares of Series B Preferred Stock held by each Holder on such Dividend Payment Date.

(c)           Other Securities.  So long as any Series B Preferred Stock shall remain outstanding, neither the Company nor any Subsidiary thereof shall directly or indirectly pay or declare any dividend or make any distribution upon (other than a dividend or distribution described in Section 6 or dividends due and paid in the ordinary course on preferred stock of the Company at such times when the Company is in compliance with its payment and other obligations hereunder), nor shall any distribution be made in respect of, any Junior Securities as long as any dividends due on the Series B Preferred Stock remain unpaid.

4.             Voting Rights.  Each outstanding share of Series B Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which such share of Series B Preferred Stock is then convertible pursuant hereto as of the applicable record date for the vote of stockholders.  Each holder of outstanding shares of Series B Preferred Stock shall be entitled to notice of any stockholder meeting in accordance with the bylaws of the Company and shall vote with holders of the Common Stock and Series A Preferred Stock, voting

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together as single class, upon all matters submitted to a vote of stockholders, excluding only those matters required to be submitted to a class or series vote pursuant to the terms hereof or the terms of the certificate of designation for the Series A Preferred Stock, or by law.  The Holders of shares of Series B Preferred Stock shall not be entitled to cumulate their votes in any election of directors in which they are entitled to vote.

5.             Liquidation.  For purposes of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the Series A Preferred Stock and Series B Preferred Stock shall be pari passu.  Upon any Liquidation, the Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon under this Certificate of Designation, for each share of Series B Preferred Stock, before any distribution or payment shall be made to the holders of any Junior Securities, and shall not participate with the holders of Common Stock or other Junior Securities thereafter.  If the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be ratably distributed among the Holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.  The Company shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each Holder.

6.             Conversion.

(a)           Conversions at Option of Holder.  Each share of Series B Preferred Stock and accrued but unpaid dividends thereon shall be convertible, at any time and from time to time at the option of the Holder thereof, into that number of shares of Common Stock determined by dividing the Stated Value of such share of Series B Preferred Stock (plus accrued but unpaid dividends thereon, if being converted) by the Conversion Price.  Holders shall effect conversions by providing the Company with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”).  Each Notice of Conversion shall specify the number of shares of Series B Preferred Stock to be converted (and whether any accrued but unpaid dividends thereon are being converted), the number of shares of Series B Preferred Stock owned prior to the conversion at issue, the number of shares of Series B Preferred Stock owned subsequent to the conversion at issue, and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers by facsimile such Notice of Conversion to the Company (such date, the “Conversion Date”).  If no Conversion Date is specified in a Notice of Conversion, then the Conversion Date shall be the date that such Notice of Conversion to the Company is deemed given hereunder.  To effect conversions of shares of Series B Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing the shares of Series B Preferred Stock to the Company unless all of the shares of Series B Preferred Stock represented thereby are so converted, in which case such Holder shall deliver the certificate representing such shares of Series B Preferred Stock promptly following the Conversion Date at issue.  Shares of Series B Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and shall not be reissued.

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(b)           Mandatory Conversion.

(i)            At the option of the Company, after all of the Company Conversion Conditions shall have been satisfied, each share of Series B Preferred Stock shall be convertible, at any time, into that number of shares of Common Stock determined by dividing the Stated Value of such share of Series B Preferred Stock by the Conversion Price.  At the option of the Company, conversion under this Section 6(b)(i) may include the conversion of accrued but unpaid dividends.  The Company shall exercise its right to mandatorily convert the Series B Preferred Stock under this Section by providing the Holders with written notice at least 48 hours prior to the effective date of conversion; or

(ii)           Upon the affirmative vote or written consent of the Holders of at least 75% of the then-issued and outstanding shares of Series B Preferred Stock, all shares of Series B Preferred Stock will be converted into that number of shares of Common Stock determined by dividing the Stated Value of such share of Series B Preferred Stock by the Conversion Price.  At the option of the Holders, conversion under this Section 6(b)(ii) may include the conversion of accrued but unpaid dividends.

(c)           Conversion Price.  The conversion price for the Series B Preferred Stock shall equal $1.15, subject to adjustment as provided herein (the “Conversion Price”).

(d)           Mechanics of Conversion.

(i)            Delivery of Certificate Upon Conversion.  Not later than three Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the converting Holder one or more certificate or certificates representing the Conversion Shares.  On or after the earlier of the six-month anniversary of the date of issuance the Series B Preferred Stock being converted, such certificates shall not contain a restrictive legend under the Securities Act so long as (i) the Holder shall have delivered a representation letter to the Company in form and substance satisfactory to the Company (which letter includes a representation by the Holder that the Conversion Shares are being sold pursuant to Rule 144) or (ii) a Resale Registration Statement covering the resale of such Conversion Shares is then effective.  On or after the 12-month anniversary of the date of the issuance of the Series B Preferred Stock being converted, the Company shall, upon the request of the Holder, use commercially reasonable efforts to deliver any Conversion Shares to be delivered by the Company under this Section 6 electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

(ii)           Failure to Deliver Certificates.  If, in the case of any Notice of Conversion, such certificate or certificates are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Series B Preferred Stock certificate delivered to the Company, if any, and the Holder shall promptly return to the Company the Common Stock certificates issued to such Holder pursuant to the rescinded Conversion Notice.

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(iii)          Reservation of Shares Issuable Upon Conversion.  The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series B Preferred Stock and payment of dividends on the Series B Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Series B Preferred Stock), that number of shares of the Common Stock as shall be issuable upon the conversion of all then-outstanding shares of Series B Preferred Stock without regard to the limitations on conversion contained in Section 6(e) below.  The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable.

(iv)          Fractional Shares.  No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Series B Preferred Stock.  As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

(v)           Transfer Taxes and Expenses.  The issuance of certificates for shares of the Common Stock on conversion of the Series B Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holders of such shares of Series B Preferred Stock and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.  The Company shall pay all transfer agent fees required for processing of any Notice of Conversion.

(e)           Beneficial Ownership Limitations.  The Company shall not effect any conversion of the Series B Preferred Stock, and a Holder shall not have the right to convert any portion of the Series B Preferred Stock, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, such Holder (together with such Holder’s Affiliates, and any Persons acting as a group together with such Holder or any of such Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation, as defined below.  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining unconverted Stated Value of Series B Preferred Stock beneficially owned by such Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company that are subject to a limitation on conversion or exercise analogous to the limitation contained herein (including without limitation the Warrants) beneficially owned by such Holder or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this Section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act.  To ensure

8

compliance with this restriction, each Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this Section and the Company shall have no obligation to verify or confirm the accuracy of such determination.  In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act.

For purposes of this Section, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company or (iii) a more recent written notice by the Company or the transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm to such Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Series B Preferred Stock, by such Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of Conversion Shares upon conversion of Series B Preferred Stock by the applicable Holder.  Upon no fewer than 61 days’ prior written notice to the Company, a Holder may increase or decrease the Beneficial Ownership Limitation provisions of this Section applicable to its Series B Preferred Stock, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of Conversion Shares upon conversion of the Series B Preferred Stock held by such Holder and the provisions of this Section shall continue to apply.  Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company and shall only apply to such Holder and no other Holder.  The limitations contained in this paragraph shall apply to a successor holder of Series B Preferred Stock.

7.             Certain Adjustments and Covenants; Notices Required.

(a)           Stock Dividends and Stock Splits.  If the Company, at any time while the Series B Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Junior Securities (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of a dividend on, the Series B Preferred Stock), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then in each case the Conversion Price shall be multiplied by a fraction, the numerator of which fraction shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and the denominator of which fraction shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for

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the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

(b)           Fundamental Transaction.  Subject to the ultimate sentence in this paragraph, if, at any time while the Series B Preferred Stock is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and such offer been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than a reclassification under Section 7(a) above), or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including without limitation a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of the Series B Preferred Stock, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (collectively, the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which the Series B Preferred Stock is convertible immediately prior to such Fundamental Transaction.  For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of the Series B Preferred Stock following such Fundamental Transaction.

(c)           Calculations.  All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.  For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date

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shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

(d)           Required Notices to Holders.

(i)            Adjustment to Conversion Price.  Whenever the Conversion Price is adjusted pursuant to any provision of this Section 7, the Company shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(ii)           Notice to Allow Conversion by Holder.  If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special non-recurring cash dividend on the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the Liquidation of the Company or a Fundamental Transaction, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the Series B Preferred Stock, and shall cause to be delivered to each Holder at its last address as it shall appear upon the stock books of the Company, at least ten calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice.

8.             Negative Covenants.  So long as any shares of Series B Preferred Stock are outstanding, the Company shall not take any of the following corporate actions (whether by merger, consolidation or otherwise), without first obtaining the approval (whether at a meeting called for such purpose or through written action or consent) of the Holders of at least a majority of the voting power of the Series B Preferred Stock: (i) alter or change the rights, preferences or privileges of the Series B Preferred Stock, or increase the authorized number of shares of Series B Preferred Stock; (ii) alter or change the rights, preferences or privileges of any then-outstanding shares of capital stock of the Company in any manner that materially and adversely affects the Series B Preferred Stock; or (iii) authorize or create any class of capital stock ranking as to dividends, redemption or distribution of assets upon a Liquidation senior to, or otherwise pari passu with, the Series B Preferred Stock.

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9.             General Provisions.

(a)           Giving of Notices.  Any and all notices or other communications or deliveries to be provided by the Holders hereunder, including without limitation any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, Attention: Chief Financial Officer, facsimile number (952) 698-6999, or such other facsimile number or address as the Company may specify for such purposes by notice to the Holders delivered in accordance with this Section.  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder appearing on the books of the Company, or if no such facsimile number or address appears on the books of the Company, at the principal place of business of such Holder, as set forth in the Purchase Agreement.  Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section prior to 5:30 p.m. (Minneapolis time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (Minneapolis time) on any Trading Day, (iii) the third Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

(b)           Lost or Mutilated Series B Preferred Stock Certificate.  If a Holder’s Series B Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series B Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Company.

(c)           Transfers.  Shares of Series B Preferred Stock may be transferred on the Company’s books and records only (i) pursuant to a written assignment or stock power, or other suitable instrument of conveyance, in form and substance satisfactory to the Company in its reasonable discretion, and (ii) after the Company’s receipt of a legal opinion, in form and substance satisfactory to the Company in its reasonable discretion, that such transfer will be conducted either pursuant to an effective registration thereof under the Securities Act or pursuant to an applicable exemption from the such registration requirements (including the registration or qualification requirements of any applicable state securities laws).  Absent compliance with the provisions of this Section, the Company shall not be obligated to recognize any transfer of Series B Preferred Stock.

(d)           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to conflicts-of-law principles thereof.  Each party agrees that all legal proceedings

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concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents shall be commenced in the state and federal courts sitting in the City of Minneapolis, Minnesota (the “Minnesota Courts”).  By purchasing or accepting any shares of Series B Preferred Stock, each Holder hereby irrevocably submits to the exclusive jurisdiction of the Minnesota Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Minnesota Courts, or such Minnesota Courts are improper or inconvenient venue for such proceeding.  Each Holder hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Person at the address in effect for notices to it as specified herein, and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law.  Each Holder hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designation or the transactions contemplated hereby.  If any party shall commence an action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

(e)           Waiver.  Other than the restrictions set forth in Section 6(e), which can be waived, as to a particular original purchaser of Series B Preferred Stock and its affiliates, pursuant to a writing signed by the Company and such original purchaser of Series B Preferred Stock and delivered prior to the consummation of a purchase of the Series B Preferred Stock, no provision of this Certificate of Designation may be waived, modified, supplemented or amended except in a written instrument signed by the Company and approved by the Holders of a majority of the then-outstanding shares of Series B Preferred Stock.  Any waiver by the Company or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders.  The failure of the Company or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation on any other occasion.

(f)            Severability.  If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.

(g)           Next Business Day.  Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

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(h)           Headings.  The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

(i)            Status of Converted or Redeemed Series B Preferred Stock.  Shares of Series B Preferred Stock may only be issued pursuant to the Purchase Agreement.  If any shares of Series B Preferred Stock shall be converted, redeemed or reacquired by the Company, such shares shall resume the status of authorized but undesignated and unissued shares of preferred stock and shall no longer be designated as Series B Preferred Stock.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned as executed this Certificate of Designation as of February 2, 2015.

CACHET FINANCIAL SOLUTIONS, INC.

DARIN P. MCAREAVEY
Chief Financial Officer and
Executive Vice President

[SIGNATURE PAGE TO CERTIFICATE OF DESIGNATION]

ANNEX A

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER
IN ORDER TO CONVERT SHARES OF SERIES B PREFERRED STOCK)

The undersigned hereby irrevocably elects to convert the number of shares of Series B 8% Convertible Preferred Stock indicated below into shares of common stock, par value $0.0001 per share, of Cachet Financial Solutions, Inc., a Delaware corporation (the “Company”), according to the conditions hereof, as of the date written below.  If shares of common stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be required by the Company in accordance with the Purchase Agreement.  No fee will be charged to the Holders for any conversion, except for any such transfer taxes.

The undersigned is an “accredited investor” as defined in Regulation D under the Securities Act of 1933.

Conversion Calculations:

Conversion Date:

Number of shares of Series B Preferred Stock owned prior to Conversion:

Number of shares of Series B Preferred Stock to be Converted:

Stated Value of shares of Series B Preferred Stock to be Converted:

Number of Conversion Shares to be Issued:

Conversion Price:

Number of shares of Series B Preferred Stock owned after Conversion:

Address for Delivery:

Or

DWAC Instructions – Broker no:	Account no:

SIGNATURE of HOLDER:

By:
Name:
Title:

Exhibit B

Attached is the form of Warrant

NEITHER THIS WARRANT NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION.  BY ACQUIRING THIS WARRANT, HOLDER REPRESENTS THAT HOLDER WILL NOT SELL OR OTHERWISE DISPOSE OF THIS WARRANT OR THE SECURITIES FOR WHICH IT MAY BE EXERCISED WITHOUT REGISTRATION OR COMPLIANCE WITH AN EXEMPTION FROM REGISTRATION UNDER THE AFORESAID ACTS AND THE RULES AND REGULATIONS THEREUNDER.

WARRANT TO PURCHASE COMMON STOCK

Number of Shares of Common Stock:

Date of Issuance:  February 3, 2015 (“Issuance Date”)

THIS CERTIFIES THAT, for value received, [Name] (including any permitted and registered assigns, the “Holder”), is entitled to purchase from Cachet Financial Solutions, Inc., a Delaware corporation (the “Company”), up to                    shares of Common Stock (the “Warrant Shares”) at the Exercise Price then in effect.  This Warrant to Purchase Common Stock (this “Warrant”) is issued by the Company as of the date hereof pursuant to that certain Securities Purchase Agreement executed on February 3, 2015, by and among the Company, Holder and other parties thereto (the “Purchase Agreement”).

Capitalized terms used in this Warrant shall have the meanings set forth in the Purchase Agreement unless otherwise defined in the body of this Warrant or in Section 13 below.  For purposes of this Warrant, the term “Exercise Price” shall mean $1.15 per share, subject to adjustment as provided herein, and the term “Exercise Period” shall mean the period commencing on the Issuance Date and ending on 5:00 p.m. New York time on the five-year anniversary thereof.

1.                                      EXERCISE OF WARRANT.

(a)                                 Mechanics of Exercise.  Subject to the terms and conditions hereof, the rights represented by this Warrant may be exercised in whole or in part at any time or times during the Exercise Period by delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant.  The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder.  Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares.  On or before the third Trading Day (the “Warrant Share Delivery Date”) following the date on which the Company shall have received the Exercise Notice, and upon receipt by the Company of (i) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price” and together with the Exercise Notice, the “Exercise Delivery Documents”) in cash or by wire transfer of immediately available funds or (ii) notification from the Holder that this Warrant is being exercised pursuant to a Cashless Exercise, as defined below, the Company shall (or direct its transfer agent to) issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise.  Upon delivery of the Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates evidencing such Warrant Shares.  If this Warrant is submitted in connection with any exercise pursuant to Section 1(c) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 6) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised.

(b)                                 No Fractional Shares.  No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto.  All Warrant Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share.  If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then-current fair market value of a Warrant Share by such fraction.

(c)                                  Cashless Exercise.   The Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number =	(A x B) - (A x C)
B

For purposes of the foregoing formula:

A =                 the total number of shares with respect to which this Warrant is then being exercised.

B =                 the Weighted Average Price of the shares of Common Stock for the five consecutive Trading Days ending on the date immediately preceding the date of the Exercise Notice.

C =                 the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(d)                                 Holder’s Exercise Limitations.  The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, to the extent that after giving effect to issuance of Warrant Shares upon exercise as set forth on the applicable Notice of

2

Exercise, the Holder (together with the Holder’s Affiliates, and any other persons acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation, as defined below.  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, non-exercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or non-converted portion of any other securities of the Company (including without limitation any other  Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this paragraph (d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith.   To the extent that the limitation contained in this paragraph applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination.

For purposes of this paragraph, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the request of a Holder, the Company shall within two Trading Days confirm to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant.  Upon no fewer than 61 days’ prior notice to the Company, a Holder may increase or decrease the Beneficial Ownership Limitation provisions of this paragraph, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this paragraph shall continue to apply.  Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company and shall only apply to such Holder and no other Holder.  The limitations contained in this paragraph shall apply to a successor Holder of this Warrant.

2.                                      ADJUSTMENTS.  The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

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(a)                                 Subdivision or Combination of Common Stock.  If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased.  If the Company at any time on or after the Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased.  Any adjustment under this Section shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b)                                 Distribution of Assets.  If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including without limitation any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case:

(i)                                     any Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction (i) the numerator of which shall be the Closing Sale Price of the shares of Common Stock on the Trading Day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of Common Stock, and (ii) the denominator of which shall be the Closing Sale Price of the shares of Common Stock on the Trading Day immediately preceding such record date; and

(ii)                                  the number of Warrant Shares shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding clause (i); provided, however, that in the event that the Distribution is of shares of common stock of a company (other than the Company) whose common stock is traded on a national securities exchange or a national automated quotation system (“Other Shares of Common Stock”), then the Holder may elect to receive a warrant to purchase Other Shares of Common Stock in lieu of an increase in the number of Warrant Shares, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the number of shares of Other Shares of Common Stock that would have been payable to the Holder pursuant to the Distribution had the Holder exercised this Warrant immediately prior to such record date and with an aggregate exercise price equal to the product of the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding clause (i) and the number of Warrant Shares calculated in accordance with the first part of this clause (ii).

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3.                                      FUNDAMENTAL TRANSACTIONS.  If, at any time while this Warrant is outstanding, (i) the Company effects any merger of the Company with or into another entity and the Company is not the surviving entity (such surviving entity, the “Successor Entity”), (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or by another individual or entity, and approved by the Company) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares of Common Stock for other securities, cash or property and the holders of at least 50% of the Common Stock accept such offer, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 2(a) above) (in any such case, a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive the number of shares of Common Stock of the Successor Entity or of the Company and any additional consideration (the “Alternate Consideration”) receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event (disregarding any limitation on exercise contained herein solely for the purpose of such determination).  For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.  To the extent necessary to effectuate the foregoing provisions, any Successor Entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to exercise such warrant into Alternate Consideration.

4.                                      NON-CIRCUMVENTION.  The Company covenants and agrees that it will not, by amendment of its certificate of incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder.  Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, for so long as this Warrant is outstanding, have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant (without regard to any limitations on exercise).

5.                                      WARRANT HOLDER NOT DEEMED A STOCKHOLDER.  Except as otherwise specifically provided herein, this Warrant, in and of itself, shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.  In addition, nothing contained in this Warrant

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shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

6.                                      REISSUANCE.

(a)                                 Lost, Stolen or Mutilated Warrant.  If this Warrant is lost, stolen, mutilated or destroyed, the Company will, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

(b)                                 Issuance of New Warrants.  Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant shall be of like tenor with this Warrant, and shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date.

7.                                      TRANSFER.

(a)                                 Notice of Transfer.  The Holder agrees to give written notice to the Company before transferring this Warrant or transferring any Warrant Shares of such Holder’s intention to do so, describing briefly the manner of any proposed transfer.  Promptly upon receiving such written notice, the Company shall present copies thereof to the Company’s counsel.  If the proposed transfer may be effected without registration or qualification (under any federal or state securities laws), the Company, as promptly as practicable, shall notify the Holder thereof, whereupon the Holder shall be entitled to transfer this Warrant or to dispose of Warrant Shares received upon the previous exercise of this Warrant, all in accordance with the terms of the notice delivered by the Holder to the Company; provided, however, that an appropriate legend may be endorsed on this Warrant or the certificates for such Warrant Shares respecting restrictions upon transfer thereof necessary or advisable in the opinion of counsel and satisfactory to the Company to prevent further transfers which would be in violation of Section 5 of the Securities Act and applicable state securities laws; and provided further that the prospective transferee or purchaser shall execute the Assignment of Warrant attached hereto as Exhibit B and such other documents and make such representations, warranties, and agreements as may be required solely to comply with the exemptions relied upon by the Company for the transfer or disposition of the Warrant or Warrant Shares.

(b)                                 If the proposed transfer or disposition of this Warrant or such Warrant Shares described in the written notice given pursuant to this Section 7 may not be effected without registration or qualification of this Warrant or such Warrant Shares, the Holder will limit its activities in respect to such transfer or disposition as are permitted by law.

(c)                                  Any transferee of all or a portion of this Warrant shall succeed to the rights and benefits of the initial Holder of this Warrant under Sections 4.1 and 4.3 (subject, however, to the limitations set forth in Section 4.2), 4.4 and 4.5 of the Purchase Agreement (registration rights, expenses, and indemnity).

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8.                                      NOTICES.  Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with the notice provisions contained in the Purchase Agreement.  The Company shall provide the Holder with prompt written notice (i) immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, the calculation of such adjustment and (ii) at least 20 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any stock or other securities directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock or other property, pro rata to the holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

9.                                      AMENDMENT AND WAIVER.  The terms of this Warrant may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder.  In addition, the restrictions set forth in Section 1(d) can be waived, as to a particular original purchaser of Preferred Stock and its affiliates, pursuant to a writing signed and delivered by the Company and such original Purchaser prior to the execution and delivery of this Warrant.

10.                               GOVERNING LAW.  This Warrant and all rights, obligations and liabilities hereunder shall be governed by, and construed in accordance with, the internal laws of the State of Minnesota, without giving effect to the conflicts-of-law principles thereof.

11.                               DISPUTE RESOLUTION.  A dispute as to the determination of the Exercise Price, the Closing Sale Price, or the arithmetic calculation of the Warrant Shares, the Company or the Holder (as the case may be) shall submit the disputed determinations or arithmetic calculations via facsimile (a) within two Business Days after receipt of the applicable notice giving rise to such dispute to the Company or the Holder, as the case may be, or (b) if no notice gave rise to such dispute, at any time after the Holder learned of the circumstances giving rise to such dispute.  If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price, Closing Sale Price or the Warrant Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Company or the Holder, as the case may be, then the Company shall, within two Business Days thereafter submit via facsimile (x) the disputed determination of the Exercise Price or Closing Sale Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (y) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant.  The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations.  Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent manifest error.

12.                               ACCEPTANCE.  Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

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13.                               CERTAIN DEFINITIONS.  For purposes of this Warrant, the following terms shall have the following meanings:

(a)                                 “Bloomberg” means Bloomberg Financial Markets.

(b)                                 “Closing Sale Price” means, for any security as of any date, (i) the last closing trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price of such security prior to 4:00 p.m., New York time, as reported by Bloomberg, or (ii) if the foregoing does not apply, the last trade price of such security in the over-the-counter market for such security as reported by Bloomberg, or (iii) if no last trade price is reported for such security by Bloomberg, the average of the bid and ask prices of any market makers for such security as reported by the OTC Markets.  If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(c)                                  “Common Stock” means the Company common stock, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

(d)                                 “Common Stock Equivalents” means any securities of the Company that would entitle the holder thereof to acquire at any time Common Stock, including without limitation any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(e)                                  “Exempt Issuance” means the issuance of (i) shares of Common Stock or options to employees, officers, directors or consultants of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose (for the avoidance of doubt, including the Company’s 2014 Associate Stock Purchase Plan intended to qualify under Section 422 of the Internal Revenue Code of 1986), (ii) any securities upon the exercise or conversion of any securities issued pursuant to the Purchase Agreement, (iii) any Common Stock upon the exercise or conversion of securities that are issued and outstanding as of the date of the Purchase Agreement, (iv) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, (v) shares of Common Stock issued in connection with regularly scheduled dividend payments on the Series A Preferred Stock, and (vi) shares of Common Stock issued pursuant to any loan or leasing arrangement, real property leasing arrangement, or debt financing from a bank approved by the Board of Directors of the Company.

(f)                                   “Principal Market” means the primary national securities exchange on which the Common Stock is then traded.

(g)                                  “Trading Day” means (i) any day on which the Common Stock is listed or quoted and traded on its Principal Market, (ii) if the Common Stock is not then listed or quoted and traded on

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any national securities exchange, then a day on which trading occurs on any over-the-counter markets, or (iii) if trading does not occur on the over-the-counter markets, any Business Day.

*  *  *  *  *  *  *

9

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set forth above.

CACHET FINANCIAL SOLUTIONS, INC.

DARIN P. MCAREAVEY
Executive Vice President & Chief Financial Officer

EXHIBIT A

EXERCISE NOTICE

(To be executed by the registered holder to exercise this Warrant to Purchase Common Stock)

THE UNDERSIGNED holder hereby exercises the right to purchase                                    of the shares of Common Stock (“Warrant Shares”) of Cachet Financial Solutions, Inc., a Delaware corporation (the “Company”), evidenced by the attached copy of the Warrant to Purchase Common Stock (the “Warrant”).  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.              Form of Exercise Price.  The Holder intends that payment of the Exercise Price shall be made as (check one):

☐            a cash exercise with respect to                                    Warrant Shares; and/or

☐            a “Cashless Exercise” with respect to                                Warrant Shares.

2.              Payment of Exercise Price.  In the event that the holder has elected a cash exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $                                       to the Company in accordance with the terms of the Warrant.

3.             Delivery of Warrant Shares.  The Company shall deliver to the holder                                      Warrant Shares in accordance with the terms of the Warrant.

Date:

(Print Name of Registered Holder)

By:
Name:
Title:

EXHIBIT B

ASSIGNMENT OF WARRANT

(To be signed only upon authorized transfer of the Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto                                          the right to purchase                                shares of common stock of Cachet Financial Solutions, Inc., to which the within Warrant to Purchase Common Stock relates and appoints                                         , as attorney-in-fact, to transfer said right on the books of Cachet Financial Solutions, Inc. with full power of substitution and re-substitution in the premises.  By accepting such transfer, the transferee has agreed to be bound in all respects by the terms and conditions of the within Warrant.

Dated:

(Signature) *

(Name)

(Address)

(Social Security or Tax Identification No.)

* The signature on this Assignment of Warrant must correspond to the name as written upon the face of the Warrant to Purchase Common Stock in every particular without alteration or enlargement or any change whatsoever.  When signing on behalf of a corporation, partnership, trust or other entity, please indicate your position(s) and title(s) with such entity.

Appendix 14

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  February 3, 2015

CACHET FINANCIAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53925	27-2205650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18671 Lake Drive East

Southwest Tech Center A

Minneapolis, MN 55317
(Address of principal executive offices) (Zip Code)

(952) 698-6980
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry Into a Material Definitive Agreement.

On February 3, 2015, Cachet Financial Solutions, Inc. (the “Company”) closed a private placement of its Series B Convertible Preferred Stock, together with warrants to purchase the Company’s common stock.  Also on February 3, 2015, the Company entered into an Agreement with Michael Hanson, a director of the Company (the “Agreement”).  Pursuant to the Agreement, Mr. Hanson converted $250,000 of principal from previous loans he made to the Company under a Commitment Letter, dated July 30, 2014, into Series B Convertible Preferred Stock and warrants to purchase the Company’s common stock.  As a result of this conversion, Mr. Hanson paid the same price for the Series B Convertible Preferred Stock and warrants paid by other investors in the private placement. For more information concerning the private placement, please refer to the Company’s Form 8-K filed on February 3, 2015.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, which appears as Exhibit 10.1 to this Form 8-K.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit	Description

10.1	Agreement between Cachet Financial Solutions, Inc. and Michael Hanson dated February 3, 2015.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACHET FINANCIAL SOLUTIONS, INC.:
(REGISTRANT)

By:	/s/ Jeffrey C. Mack
JEFFREY C. MACK
Chief Executive Officer

Dated: February 9, 2015

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EXHIBIT 10.1

Agreement

Effective Date: February 3rd, 2015

This Agreement is made by and between, Cachet Financial Solutions, Inc., a Delaware corporation (“Company”), and Michael Hanson (“Investor”) (collectively “Parties”) as of this 3rd day of February, 2015 (the “Agreement”); and

WHEREAS, Michael Hanson and Company entered into a Commitment Letter on July 30, 2014 (the “Letter”) whereby Michael Hanson agreed to provide funds of up to $2,500,000 to Company;

WHEREAS, Michael Hanson desires to convert $250,000 of the money he loaned to Company under the (“Letter”) into equity in the Company in conjunction with Company’s current Series B Convertible Preferred Stock Offering.

NOW THEREFORE, for valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties agree as follows:

•                  Michael Hanson agrees to convert $250,000 of the money loaned to Company under the Letter into equity in the Company in conjunction with Company’s current Series B Convertible Preferred Stock Offering.

This Agreement supersedes and replaces any other agreements relating to the subject matter hereof.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed as of the Effective Date written above.

Michael Hanson		Cachet Financial Solutions, Inc.

By:	/s/ Michael Hanson	By:	/s/ Jeffrey C. Mack
Jeffrey C. Mack
Print Name: Michael Hanson			Chief Executive Officer

Appendix 15

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  February 12, 2015

CACHET FINANCIAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53925	27-2205650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18671 Lake Drive East

Southwest Tech Center A

Minneapolis, MN 55317
(Address of principal executive offices) (Zip Code)

(952) 698-6980
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                                                                                                              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced on a Form 8-K filed on January 21, 2015, Terril H. Peterson has resigned from the Board of Directors (the “Board”) of Cachet Financial Solutions, Inc. (the “Company”). On February 12, 2015, the Company’s Board, acting pursuant to Section 3.9 of the Company’s Bylaws, elected Rod Jardine as the newest member of the Board.

In connection with his election, the Board approved the issuance to Mr. Jardine of options to purchase 120,000 shares of the Company’s common stock, at an exercise price equal to $1.00 per share, outside of the Company’s 2014 Equity Incentive Plan.  These options vest one-third on the date of grant and one-third on the first two anniversaries of the grant date, and have a 5 year term from the grant date.

There are no familial relationships between Mr. Jardine and any other director or executive officer of the Company. There are no transactions in which Mr. Jardine has an interest requiring disclosure under Item 404(a) of Regulation S-K. Each of our directors is elected to serve until his or her successor is elected or he or she is removed or resigns from office.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACHET FINANCIAL SOLUTIONS, INC.:
(REGISTRANT)

By:	/s/ Jeffrey C. Mack
JEFFREY C. MACK
Chief Executive Officer

Dated:	February 12, 2015

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Appendix 16

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  February 16, 2015

CACHET FINANCIAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53925	27-2205650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18671 Lake Drive East

Southwest Tech Center A

Minneapolis, MN 55317

(Address of principal executive offices) (Zip Code)

(952) 698-6980

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

Addendum to Financing Commitment Letter

On February 16, 2015, Cachet Financial Solutions, Inc. entered into an addendum to the financing commitment letter dated as of July 30, 2014 with our directors James L. Davis and Michael J. Hanson, under which addendum Messrs. Davis and Hanson agreed to extend from January 31, 2015 to January 31, 2016 the maturity date for the repayment of principal advanced under the commitment letter ($450,000), plus interest.  Under the addendum, interest will continue to accrue from the date of advance at the rate of 10% per annum.

Item 9.01.   Financial Statements and Exhibits.

(d)                     Exhibits.

Exhibit No.	Description

10	Addendum #1 to Commitment Letter with James L. Davis and Michael J. Hanson, dated February 16, 2015 (filed herewith).

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACHET FINANCIAL SOLUTIONS, INC.: (REGISTRANT)

By:	/s/ Darin P. McAreavey
DARIN P. MCAREAVEY Executive Vice President and Chief Financial Officer

Dated: February 18, 2015

3

Exhibit 10

Addendum #1 to Commitment Letter

Addendum Effective Date:  February 16, 2015

WHEREAS, Cachet Financial Solutions, Inc. (“Borrower”) and Jim Davis and Mike Hanson (“Lenders”) (collectively “Parties”) entered into a Commitment Letter, effective July 30th, 2014 (the “Agreement”); and

WHEREAS, the Parties desire to extend the date for which any outstanding balance due under the agreement from 1/31/15 to 1/31/16;

NOW THEREFORE, for valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties agree as follows:

1.                                      Section 4

The Parties agree that Section 4 of the Agreement shall be amended in its entirety to state as follows: “The Parties agree that the outstanding balance as of 12/31/14 shall bear simple interest at a rate of 10% beginning from the date of advance.  The Parties agree that the $450,000 outstanding in principal amounts under this agreement, together with interest, shall become due on 1/31/16.”

2.                                      Pre-Established Terms

All terms and conditions of the Agreement shall remain in full force and effect and apply to this Addendum, unless specifically modified herein.

In Witness Whereof, this Amendment to the Commitment Letter has been duly executed as of the Addendum Effective Date written above.

Borrower:		Lender

Cachet Financial Solutions, Inc.		James Davis

By:	/s/ Jeffrey Mack	By:	/s/ James Davis
Its:	Chief Executive Officer
Lender

Michael Hanson

		By:	/s/ Michael Hanson

Appendix 17

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  February 27, 2015

CACHET FINANCIAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53925	27-2205650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18671 Lake Drive East
Southwest Tech Center A
Minneapolis, MN 55317

(Address of principal executive offices) (Zip Code)

(952) 698-6980
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                                        Results Of Operations and Financial  Conditions.

On March 5, 2015, we publicly announced results of operations for the fourth quarter and year end of 2014. For further information, please refer to the press release attached hereto as Exhibit 99, which is incorporated by reference herein.

Item 8.01.                                        Other Events.

On February 27, 2015, the Company exercised its right to automatically convert all of its issued and outstanding Series A and Series B Convertible Preferred Stock, plus accrued but unpaid dividends, into an aggregate of 5,060,695 shares of the Company’s common stock at a conversion price of $1.15 per share, in accordance with the terms of its Certificates of Designation of Preferences, Rights and Limitations for each of the Series A and Series B Convertible Preferred Stock.

Item 9.01.                                        Financial Statements and Exhibits.

(d)Exhibits.

Exhibit	Description

99	Press release reporting results of operations for the fourth quarter and year-end of 2014, dated March 5, 2015.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACHET FINANCIAL SOLUTIONS, INC.:
(Registrant)

By:	/s/ Darin P. McAreavey
Darin P. McAreavey
Executive Vice President and
Chief Financial Officer

Dated:	March 5, 2015

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